     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2000
                                                      REGISTRATION NO. 333-34908

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ____________________

                          AMENDMENT NO. 2 TO FORM S-4
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

               NORTH GEORGIA COMMUNITY FINANCIAL PARTNERS, INC.
            (Exact Name of Registrant as Specified in its Charter)

            Georgia                                  6022                                       Applied For
(State or other Jurisdiction of          (Primary Standard Industrial               (I.R.S. Employer Identification No.)
Incorporation or Organization)            Classification Code Number)
                                            350 West Belmont Drive
                                            Calhoun, Georgia  30701
                                               (706) 629-6499

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                David J. Lance
                     President and Chief Executive Officer
                            350 West Belmont Drive
                            Calhoun, Georgia 30701
                                (706) 629-6499
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                with copies to:
                              Kathryn L. Knudson
                    Powell, Goldstein, Frazer & Murphy LLP
                    191 Peachtree Street, N.E., Suite 1600
                            Atlanta, Georgia  30303
                                (404) 572-6600
                             ____________________

     Approximate date of commencement of proposed exchange of securities: As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

================================================================================

                          NORTH GEORGIA NATIONAL BANK


                                                            _________ __, 2000
To the Shareholders of North Georgia National Bank:

     We are pleased to invite you to attend the annual meeting of shareholders of North Georgia National Bank. The meeting will be at the main office of North Georgia National at 350 West Belmont Drive, Calhoun, Georgia, on _________, ___________ __, 2000, at _____a.m./p.m.

     At the meeting, we will ask you to approve the Agreement and Plan of Share Exchange between North Georgia National and North Georgia Community Financial Partners, Inc. The agreement provides for the reorganization of North Georgia National Bank into a one-bank holding company structure, with North Georgia Community becoming the holding company for and the sole shareholder of North Georgia National Bank. We recently formed North Georgia Community to serve as our holding company.

     The reorganization will occur through an exchange of the 902,917 outstanding shares of our common stock for shares of North Georgia Community common stock. Each outstanding share of our common stock, except for shares held by shareholders who exercise their dissenters' rights, will be exchanged for one share of North Georgia Community common stock. We do not expect our shareholders to recognize any gain or loss for U.S. federal income tax purposes as a result of the reorganization.

     To our knowledge, trades in North Georgia National common stock occurred most recently in March, 2000, at prices ranging from $10.00 to $12.00 per share. We do not plan to list the North Georgia Community common stock on any national securities exchange or the Nasdaq Stock Market.

     At the meeting, we also will ask you to approve North Georgia
National's 1999 Stock Incentive Plan, and to elect as North Georgia National Bank directors the persons listed in the attached proxy statement/prospectus. The proxy statement/prospectus provides detailed information about the proposed reorganization and, beginning on page ___, about the risks of an investment in North Georgia Community common stock. The proxy statement/prospectus also describes our 1999 Stock Incentive Plan, and the election of directors.

     Whether or not you plan to attend the annual meeting, we urge you to complete, sign, and promptly return the enclosed proxy. If you attend the annual meeting, you may vote in person, even if you previously have returned your proxy.

     On behalf of the board of directors, I strongly urge you to vote FOR approval of the agreement, FOR approval of our 1999 Stock Incentive Plan, and FOR election of the director nominees.


                                           Sincerely,


                                           David J. Lance
                                           President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The securities offered hereby are not savings accounts or deposit accounts or other obligations of any bank or savings association and they are not insured by the Federal Deposit Insurance Corporation or any other government agency.

This proxy statement/prospectus is dated ______ __, 2000 and was first mailed to shareholders on _______ __, 2000.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON __________ ___, 2000

     North Georgia National Bank will hold its annual meeting of shareholders at the main office of North Georgia National, located at 350 West Belmont Drive, Calhoun, Georgia, on _________, __, 2000, at _____ a.m./p.m. local time, to vote on:

     1. Approving the Agreement and Plan of Share Exchange dated March 3, 2000 (the "Agreement"), which provides for the reorganization of North Georgia National into a one-bank holding company structure. The reorganization will occur when the shareholders of North Georgia National exchange their shares of North Georgia National common stock for shares of the common stock of North Georgia Community Financial Partners, Inc. North Georgia Community was organized at the direction of North Georgia National. After the proposed reorganization, North Georgia Community will be the holding company for and the sole shareholder of North Georgia National. A copy of the Agreement is attached as Appendix A to the proxy statement/prospectus that accompanies this notice;

     2. Approving the North Georgia National Bank 1999 Stock Incentive Plan, a copy of which is attached as Appendix C to the proxy statement/prospectus;

     3. Electing as North Georgia National directors the persons nominated in the proxy statement/prospectus; and

     4. Any other business that may come properly before the annual meeting, or any adjournment or postponement of the meeting.

     Only shareholders who hold their stock at the close of business on June 1, 2000, will be entitled to notice of and to vote at the annual meeting or at any adjournment or postponement of the meeting. Approval of the Agreement requires the affirmative vote of two-thirds of the issued and outstanding shares of North Georgia National common stock. Approval of the 1999 Stock Incentive Plan requires the affirmative vote of a majority of the shares of North Georgia National common stock represented in person or by proxy at the annual meeting. To be elected, a director nominee must receive more affirmative votes, represented in person or by proxy at the annual meeting, than any other nominee for the same seat on the board of directors.

     The board of directors of North Georgia National unanimously recommends that shareholders vote FOR approval of the Agreement, FOR approval of the 1999 Stock Incentive Plan, and FOR each of the director nominees.

                                    BY ORDER OF THE BOARD OF DIRECTORS
Calhoun, Georgia
__________ __, 2000
                                    David J. Lance
                                    President and Chief Executive Officer

     Whether or not you plan to attend the annual meeting, please complete, date, and sign the enclosed form of proxy and promptly return it in the enclosed postage paid return envelope so that your shares will be represented at the annual meeting.

          Each North Georgia National shareholder has the right to dissent from the Agreement and demand payment of the fair value of his or her shares in cash if the reorganization is consummated. The right of any shareholder to receive such payment is contingent upon strict compliance with the requirements of Title 14, Chapter 2, Article 13 of the Georgia Business Corporations Code. We have included the full text of Article 13, which describes the right to dissent, as Appendix B to the accompanying proxy statement/prospectus. We also discuss the right to dissent on pages ___ and ____ of the accompanying proxy statement/prospectus.

                               TABLE OF CONTENTS

                                                                                                                      Page
SUMMARY.............................................................................................................    1
  Annual Shareholder Meeting........................................................................................    6
  Proposal 1 - Approval of the Agreement and Plan of Share Exchange.................................................    1
  Proposal 2 - Approval of 1999 Stock Incentive Plan................................................................    5
  Proposal 3 - Election of Directors................................................................................    6
RISK FACTORS........................................................................................................    7
A WARNING ABOUT FORWARD-LOOKING STATEMENTS..........................................................................   11
MEETING OF NORTH GEORGIA NATIONAL SHAREHOLDERS.......................................................................  12
   Date, Place, Time, and Purpose...................................................................................   12
   Record Date......................................................................................................   12
   Voting...........................................................................................................   12
   Proxies..........................................................................................................   12
   Director and Executive Officer Vote..............................................................................   13
PROPOSAL 1 - APPROVAL OF THE AGREEEMENT AND PLAN OF SHARE EXCHANGE..................................................   14
  DESCRIPTION OF THE REORGANIZATION.................................................................................   14
   The Agreement....................................................................................................   14
   Parties to the Agreement.........................................................................................   14
   Terms of the Reorganization......................................................................................   14
   Conversion of Stock..............................................................................................   15
   Exchange of Stock Certificates...................................................................................   15
   Failure to Surrender Stock Certificates..........................................................................   15
   Reasons for the Reorganization...................................................................................   16
   Conditions to Completion of the Reorganization...................................................................   16
   Effective Date of the Reorganization.............................................................................   16
   Regulatory Approvals.............................................................................................   17
   Amendment and Termination of the Agreement.......................................................................   17
   Tax-Free Treatment of Share Exchange.............................................................................   17
   Accounting Treatment.............................................................................................   18
   Dissenters' Rights...............................................................................................   18
   Resales of North Georgia Community Common Stock..................................................................   19
  EFFECT OF THE REORGANIZATION ON RIGHTS OF NORTH GEORGIA NATIONAL SHAREHOLDERS.....................................   20
   General..........................................................................................................   20
   Authorized Capital Stock.........................................................................................   20
   Amendment of Articles of Incorporation, Articles of Association and Bylaws.......................................   20
   Classified Board of Directors and Absence of Cumulative Voting...................................................   21
   Removal of Directors.............................................................................................   22
   Indemnification..................................................................................................   22
   Limitation on Director Liability.................................................................................   23
   Special Meetings of Shareholders.................................................................................   24
   Actions by Shareholders Without a Meeting........................................................................   24
   Mergers, Consolidations, and Sales of Assets.....................................................................   24
   Shareholders' Rights to Examine Books and Records................................................................   25
   Dividends........................................................................................................   25
   Preemptive and Other Rights......................................................................................   26
  COMPARATIVE MARKET PRICES AND DIVIDENDS...........................................................................   27
  BUSINESS OF NORTH GEORGIA NATIONAL................................................................................   27
   General..........................................................................................................   27
   Recent Changes in Personnel......................................................................................   27
   Management Stock Ownership.......................................................................................   28
   Related Party Transactions.......................................................................................   30
  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NORTH GEORGIA NATIONAL
    FOR FISCAL YEAR 1999............................................................................................   30
   Financial Condition..............................................................................................   30
   Liquidity........................................................................................................   31
   Capital..........................................................................................................   31
   Results of Operations............................................................................................   31


   Capability of Data Processing Systems to Accommodate the Year 2000...............................................   31
   Trends...........................................................................................................   32
   Asset/Liability Management.......................................................................................   32
  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NORTH GEORGIA NATIONAL
    FOR FIRST QUARTER 2000..........................................................................................   35
   Financial Condition..............................................................................................   35
   Liquidity........................................................................................................   36
   Capital..........................................................................................................   36
   Results of Operations............................................................................................   36
   Other Income and Expense.........................................................................................   38
  SELECTED FINANCIAL INFORMATION AND STATISTICAL DATA...............................................................   39
  BUSINESS OF NORTH GEORGIA COMMUNITY...............................................................................   46
   General..........................................................................................................   46
   Proposed Activities..............................................................................................   46
   Competition......................................................................................................   46
   Employees........................................................................................................   46
   Property.........................................................................................................   47
   Legal Proceedings................................................................................................   47
   Directors and Executive Officers.................................................................................   47
   Interests of Management in the Reorganization....................................................................   47
   Management Stock Ownership.......................................................................................   47
   Pro Forma Capitalization.........................................................................................   48
   Supervision and Regulation.......................................................................................   48
   Privacy..........................................................................................................   55
   Proposed Legislation and Regulatory Action.......................................................................   55
   Effect of Governmental Monetary Policies.........................................................................   55
   Vote Required....................................................................................................   56
   Recommendation...................................................................................................   56
PROPOSAL 2 - APPROVAL OF THE NORTH GEORGIA NATIONAL 1999 STOCK INCENTIVE PLAN.......................................   57
  Terms of the Stock Incentive Plan.................................................................................   57
   Administration...................................................................................................   57
   Stock Options....................................................................................................   57
   Tax Reimbursement Payments.......................................................................................   59
   Termination of Stock Options.....................................................................................   59
   Reorganizations..................................................................................................   59
   Amendments or Termination........................................................................................   59
   Federal Income Tax Consequences..................................................................................   60
   Recommendation...................................................................................................   61
PROPOSAL 3 - ELECTION OF DIRECTORS..................................................................................   62
   Director Nominees................................................................................................   62
   Executive Compensation...........................................................................................   64
   Vote Required....................................................................................................   65
   Recommendation...................................................................................................   65
SHAREHOLDER PROPOSALS...............................................................................................   65
EXPERTS.............................................................................................................   65
LEGAL MATTERS.......................................................................................................   65
OTHER MATTERS.......................................................................................................   65
WHERE YOU CAN FIND MORE INFORMATION.................................................................................   66
FINANCIAL STATEMENTS................................................................................................  F-1

APPENDIX A -- AGREEMENT AND PLAN OF SHARE EXCHANGE BY AND BETWEEN NORTH GEORGIA NATIONAL BANK AND NORTH GEORGIA
              COMMUNITY FINANCIAL PARTNERS, INC.....................................................................  A-1

APPENDIX B -- DISSENTERS' RIGHTS....................................................................................  B-1

APPENDIX C -- NORTH GEORGIA NATIONAL BANK 1999 STOCK INCENTIVE PLAN.................................................  C-1


                                    SUMMARY
                                    -------

     You should read the entire proxy statement/prospectus and its appendices before you decide how to vote on the proposals.




       PROPOSAL 1 - APPROVAL OF THE AGREEMENT AND PLAN OF SHARE EXCHANGE


Terms of the Reorganization  (Page ___)

     Under the terms of the reorganization, each North Georgia National shareholder will receive one share of North Georgia Community common stock in exchange for each share of North Georgia National common stock that he or she owns. We do not expect the reorganization to change your relative equity ownership interest in the underlying bank shares, except for redemption of no more than a nominal number of shares held by persons who perfect their dissenters' rights.

Tax-Free Treatment of Share Exchange  (Page ___)

     We have a legal opinion from Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, which concludes that the reorganization is tax-free to North Georgia National shareholders who exchange their shares for shares of North Georgia Community. However, the Internal Revenue Service may take a different view. In addition, any tax-free treatment of the reorganization will not apply to a North Georgia National shareholder who exercises dissenters' rights and receives cash in exchange for his or her shares of North Georgia National common stock. Determining the actual tax consequences of the reorganization to you as an individual taxpayer can be complicated. Therefore, you should consult your own tax advisor for a full understanding of the reorganization's tax consequences.

Differences in Shareholders' Rights  (Page ___)

     The rights of North Georgia Community shareholders will differ from the rights of North Georgia National shareholders in a number of important respects. For example, North Georgia Community's governing documents contain anti-takeover provisions which limit the ability of others to acquire it.

Dissenters' Rights  (Page ___ and Appendix B)

     The Georgia Business Corporations Code provides that a shareholder in a share exchange transaction may receive cash for the "fair value" of his or her shares if the shareholder does not vote in favor of the transaction and complies with the notice requirements and other procedures for dissenting shareholders contained in the Code. If you wish to dissent from the reorganization, you must follow the specific procedures contained in the Code or your right to dissent may be lost. These procedures are described later in this proxy statement/prospectus and are set out in the provisions of the Georgia Business Corporations Code attached as Appendix B.

Present and Future Market for Our Common Stock  (Page ___)

     Currently, there is only a limited market for shares of North Georgia National common stock. If the proposed reorganization does not occur, we do not believe that a more active trading market will develop for North Georgia National common stock, and we do not plan to list North Georgia National common stock on any national securities exchange or on the Nasdaq Stock Market.

     If the proposed reorganization does occur, there will only be a limited market for shares of North Georgia Community's common stock, and we do not plan to list North Georgia Community's common stock on any national securities exchange or on the Nasdaq Stock Market. As a result, if you need or wish to dispose of all or part of the shares of North Georgia Community stock that you receive in the reorganization, you may only be able to do so in a private, directly negotiated sale.

Risk Factors  (Page ___)

     In determining whether to approve the Agreement, you should consider the risks associated with an investment in North Georgia Community common stock. These risks include the following:

     .   If we do not become profitable, you may not be able to recover all or any part of your investment;

     .   The quality of our loan portfolio is not established;

     .   The present and future market for our common stock is limited.

     .   Our ability to pay dividends to our shareholders is limited and depends on North Georgia National's ability to pay dividends to us;

     .   Competition from other financial institutions may cause us to pay interest rates on our deposits or charge rates on our loans that may attract customers but decrease income;

     .   Changes in interest rates may decrease our net interest income;

     .   Government regulation, including lending limits, may have an adverse effect on our profitability and growth;

     .   An economic downturn, especially one affecting Gordon County, may reduce the number of our customers, the amount of our deposits, and the demand for our loans and other financial products;

     .   We may not be able to raise additional capital to support our future business needs;

     .   Departures of our key personnel or directors may impair our operations;

     .   Our directors and officers may influence shareholder actions in a manner that may be adverse to your personal investment objectives;


     .   Provisions of our articles of incorporation and bylaws will significantly limit the ability of others to acquire us; and

     .   We are authorized to issue additional shares of common stock and shares of preferred stock which, if issued, may adversely affect your voting rights and reduce the market price of our common stock.


The Agreement  (Page ___)

       The Agreement and Plan of Share Exchange (the "Agreement") provides for the reorganization of North Georgia National into a one-bank holding company structure by an exchange of all of the outstanding shares of North Georgia National common stock for shares of North Georgia Community common stock. A copy of the Agreement is included as Appendix A to this proxy statement/prospectus.

Parties to the Agreement  (Pages __ and  __)

     North Georgia National is a national bank organized under the laws of the United States. North Georgia Community is a Georgia corporation that was organized by North Georgia National. North Georgia Community will not engage in any business operations prior to completion of the reorganization. If the proposed reorganization occurs, North Georgia Community will become the holding company for and the sole shareholder of North Georgia National Bank

     The principal executive offices of North Georgia National and North Georgia Community are located at:

                             350 West Belmont Drive
                            Calhoun, Georgia  30701
                                 (706) 629-6499


Exchange of Stock Certificates  (Page ___)

     Once the reorganization is complete, North Georgia National will mail you materials and instructions on how to exchange the certificates representing your ownership of North Georgia National stock for certificates representing your ownership of North Georgia Community stock. North Georgia National shareholders should not send in their stock certificates until North Georgia National instructs them to do so.

Reasons for the Reorganization  (Page ___)

     The boards of directors of North Georgia National and North Georgia Community have unanimously approved the Agreement. In deciding to approve the Agreement, the boards considered the following factors:

     .   As a bank holding company, North Georgia Community will have greater corporate flexibility than North Georgia National to issue stock, borrow money, and redeem stock under various circumstances;

    .   North Georgia Community may engage in a broader range of non-banking and financial activities than North Georgia National, either directly or through non-bank subsidiaries and affiliates; and

    .   North Georgia Community will be able to acquire interests in and operate banks throughout Georgia and elsewhere in the Southeast.

We believe that reorganization into a one-bank holding company structure will give North Georgia National more opportunities for profitable growth and a greater ability to compete with both the large banking institutions and the other community-based financial institutions operating in our market area.

Conditions to Completion of the Reorganization  (Page ___)

    The completion of the reorganization depends upon satisfaction of the following conditions:

    .   The holders of two-thirds of the outstanding shares of North Georgia
      National common stock must approve the Agreement;

    .   The number of shares held by shareholders who have perfected dissenters'
      rights of appraisal may not make completion of the reorganization inadvisable;

    .   North Georgia Community must receive the regulatory approvals below, and any waiting periods required by law must have passed; and

    .   North Georgia National must receive a legal opinion confirming the tax-
      free nature of the reorganization.

Regulatory Approvals (Page ___)

    North Georgia Community has received the required approvals of the transaction from the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance.

Termination of the Agreement  (Page ___)

    Either North Georgia National or North Georgia Community may terminate the Agreement without completing the proposed reorganization if any of the following occurs:

    .   The number of shares voted against the Agreement makes the reorganization inadvisable in the opinion of the boards of directors of North Georgia National or of North Georgia Community;

    .   Any legal action is instituted or threatened relating to the reorganization, which in the opinion of the boards of directors of North Georgia National or of North Georgia Community makes completion of the reorganization inadvisable;

    .   Any of the conditions to the reorganization are not satisfied; or

    .   Any other event occurs which, in the opinion of the boards of directors of North Georgia National or North Georgia Community, makes the reorganization inadvisable.

    If the Agreement is terminated, it will be void and of no further effect, and North Georgia National will continue to operate as a national bank under its present management and corporate structure.

Accounting Treatment  (Page ____)


     The reorganization, if completed as proposed, will be accounted for as a pooling of interests. This means that for accounting and financial reporting purposes, we will treat North Georgia National and North Georgia Community as if they had always been one company. At the effective date of the reorganization, North Georgia National's assets and liabilities will be recorded on the books of North Georgia Community at their respective values on that date.



Comparative Per Share Data   (Page ____)

     Prior to the reorganization, North Georgia Community will not conduct any business operations. Under the Agreement, each outstanding share of North Georgia National common stock will be converted into one share of North Georgia Community common stock. Therefore, upon completion of the reorganization, the pro forma combined book value per share, net income per share and market value per share of North Georgia Community common stock will be equal to the respective historical per share amounts for North Georgia National.

Dividends  (Page ____)

     North Georgia National has not paid dividends to its shareholders in the past. After the reorganization, North Georgia Community does not expect, at least initially, to pay dividends to its shareholders.

Recent Changes in Personnel    (Page ____)

     In November, 1999, North Georgia National hired David J. Lance as President and Chief Executive Officer, and in December, 1999, M. Lauch McKinnon resigned his positions as director and

Chief Executive Officer. On March 3, 2000, Rita B. Gray resigned her position as Chief Financial Officer, and on March 22, 2000, North Georgia National hired Rhonda C. Massengill as Chief Financial Officer.

Vote Required  (Page ___)

     To approve the Agreement, shareholders holding two-thirds of the outstanding shares of North Georgia National common stock must vote in favor of it. As of the record date, all directors and executive officers of North Georgia National as a group (12 persons) could vote approximately 358,150 shares of North Georgia National common stock, constituting approximately 40% of the total number of shares of North Georgia National common stock outstanding. North Georgia National's directors and executive officers have committed to vote their shares of common stock in favor of the Agreement.

Recommendation  (Page ___)

     We believe that the proposed reorganization is in the best interests of North Georgia National and its shareholders, and we unanimously recommend that you vote FOR the Agreement.


              Proposal 2 - Approval of 1999 Stock Incentive Plan-

The 1999 Stock Incentive Plan   (Page ____)

     The North Georgia National board of directors proposes that shareholders approve its adoption of the North Georgia National Bank 1999 Stock Incentive Plan. The 1999 Stock Incentive Plan permits the issuance of incentive and nonqualified stock options to directors, officers and employees of North Georgia National. The 1999 Stock Incentive Plan provides for issuance of up to 400,000 shares of North Georgia National's common stock under stock options.

Vote Required  (Page ____)

     Approval of the 1999 Stock Incentive Plan requires the affirmative vote of a majority of shares of North Georgia National common stock represented in person or by proxy at the annual meeting.

Recommendation   (Page ____)

     North Georgia National's board of directors unanimously recommends that you vote FOR the 1999 Stock Incentive Plan.



                      Proposal 3 - Election of Directors-

Director Nominees     (Page ____)

     We propose that the director nominees listed in this proxy statement/prospectus be elected as North Georgia National directors to serve a one-year term and until their successors are elected and qualified. If any nominee becomes unavailable to serve as a director, then the persons named as proxies reserve full discretion to vote for any other person or persons who may be nominated.

Vote Required  (Page ____)

     To be elected, a director nominee must receive more affirmative votes, represented in person or by proxy at the annual meeting, than any other nominee for the same seat on the board of directors.

     In the election of directors, North Georgia National shareholders may choose to cumulate their votes. This means that the total number of votes cast by each holder of common stock is determined by multiplying the number of shares he or she owns by the number of directors to be elected. A shareholder may cast all of his or her total number of votes for a single nominee for director, or may distribute his or her votes in any manner among two or more of the director nominees.

Recommendation  (Page ____)

     North Georgia National's board unanimously recommends that you vote FOR the election of the director nominees listed in this proxy statement/prospectus.

                           Annual Shareholder Meeting

Annual Shareholder Meeting  (Page ___)

     North Georgia National will hold its annual meeting at its main office, located at 350 West Belmont Drive, Calhoun, Georgia, on ________, _______ __, 2000, at ____ a.m./p.m., local time. The board of directors is soliciting proxies for use at the annual meeting and will ask North Georgia National shareholders to approve the Agreement and Plan of Share Exchange, the 1999 Stock Incentive Plan, and the director nominees.

Record Date  (Page ___)

     The board of North Georgia National has set the record date for the annual meeting as of the close of business on June 1, 2000. If you owned shares of North Georgia National common stock on the record date, you may vote by proxy or in person at the annual meeting. You may cast one vote for each share of North Georgia National common stock that you owned on the record date.

                                  RISK FACTORS
                                  ------------

     The following describes what we believe are the material risks of an investment in North Georgia Community's common stock. There may be other risks, which we have not anticipated.

If we do not become profitable, you may not be able to recover all or any part of your investment.

     Like most new banks, North Georgia National incurred substantial start-up expenses, was not profitable in the first year of operation and may not be profitable for several years or ever. If we are ultimately unsuccessful, you may not recover all or any part of your investment in the common stock.

The quality of our loan portfolio is not established.

     Our profitability will depend on our continuing ability to develop a quality loan portfolio and a core deposit base, both of which may take several more years to develop. Because many of North Georgia National's loans are new loans to new borrowers, it will take several years to determine the borrowers' payment histories. As a result, our management will not be able to reliably evaluate the quality of the loan portfolio until that time.

Present and future market for our common stock is limited.

     Currently, there is only a limited market for shares of North Georgia National common stock. If the proposed reorganization does not occur, we do not believe that a more active trading market will develop for North Georgia National common stock, and we do not plan to list North Georgia National common stock on any national securities exchange or on the Nasdaq Stock Market.

     If the proposed reorganization does occur, there will only be a limited market for shares of North Georgia Community's common stock, and we do not plan to list North Georgia Community's common stock on any national securities exchange or on the Nasdaq Stock Market. As a result, if you need or wish to dispose of all or part of the shares of North Georgia Community stock that you receive in the reorganization, you may only be able to do so in a private, directly negotiated sale.

Our ability to pay dividends to our shareholders is limited and depends on North Georgia National's ability to pay dividends to us.

     North Georgia Community, at least initially, will have no significant source of income other than dividends that it receives from North Georgia National. Our ability to pay dividends to you will therefore depend on North Georgia National's ability to pay dividends to North Georgia Community. Bank holding companies and national banks are subject to significant regulatory restrictions on the payment of dividends. In light of these restrictions and the need for North Georgia Community and North Georgia National to retain and build capital, it will be our policy to reinvest all of our earnings for an undetermined period of time. Therefore, we do not plan to pay dividends at least until we become profitable and recover any losses that we have incurred. Our future dividend policy will depend on our earnings, capital requirements, financial condition and other factors that the Board of Directors of North Georgia Community and of North Georgia National consider relevant.

Competition from other financial institutions may cause us to pay interest rates on our deposits or charge rates on our loans that may attract customers but decrease our income.

     We have strong competition for customers from existing banks and other types of financial institutions doing business in the Gordon County area and elsewhere. We may pay higher rates of interest on our deposits or charge lower rates on our loans than our competitors in order to attract customers. This may decrease our net interest income. Some of our competitors have been in business for a long time and have an established customer base and name recognition.
Many of our competitors are larger than we will be for some time and have greater financial and personnel resources. Some are larger national, super-regional and regional banks like AmSouth, Wachovia, Synovus and Regions. Many of our competitors offer services, such as extensive and established branch networks and trust services, that we either do not expect to provide or will not provide for some time. In addition, our competitors that are not depository institutions are generally not subject to the extensive regulations that apply to North Georgia National.

Changes in interest rates may decrease our net interest income.


     Our profitability depends substantially on North Georgia National's net interest income, which is the difference between the interest income earned on its loans and other assets and the interest expense paid on its deposits and other liabilities. Depending on the terms and maturities of the bank's assets and liabilities, a large change in interest rates may significantly decrease our net interest income and eliminate our profitability. Most of the factors that cause changes in market interest rates, including economic conditions, are beyond our control. While we take measures to minimize the effect that changes in interest rates will have on our net interest income and profitability, these measures may not be effective.

Government regulation, including lending limits, may have an adverse effect on our profitability and growth.

     We are subject to extensive government supervision and regulation. Our ability to profit and grow could be adversely affected by banking laws and regulations that limit our lending activities, our purchase of securities, and our payment of dividends. These regulations are intended primarily to protect depositors, not shareholders, and they place us at a competitive disadvantage compared to competitors who are less regulated. Future legislation or government policy also may adversely affect the banking industry or our operations. For example, The Gramm-Leach-Bliley Act, which became effective on March 11, 2000, eliminates many of the federal and state law barriers to affiliations among banks and securities firms, insurance companies and other financial services providers. Elimination of these barriers may significantly increase competition across the financial services industry.

An economic downturn, especially one affecting Gordon County, may reduce the number of our customers, the amount of our deposits and the demand for our loans and other financial products.


     As a holding company for a community bank, our success will depend on the economy of the region in which we operate. The majority of North Georgia National's borrowers and depositors are individuals and businesses located and doing business in the Gordon County area. An economic downturn in the Gordon County area, or in the national economy generally, could reduce our deposit base and the demand for our financial products and may decrease our earnings. For example, an adverse change in the local economy could make it more difficult for borrowers to repay their loans, which could lead to loan losses for North Georgia National.

We may not be able to raise additional capital to support our future business needs.

     If we need additional capital to support our business, expand our operations or maintain our minimum capital requirements, we may not be able to raise capital through the sale of additional shares of common stock or other securities. If we are able to raise capital through the sale of additional shares of common stock or other securities, the additional shares may dilute your ownership interest. Also, the sale of additional shares of common stock may be at prices lower than the price at which you bought your shares or on terms better than those of the shares you purchased.

Departures of our key personnel or directors may impair our operations.

     David J. Lance, North Georgia National's new president and chief executive officer, is important to our success and without him, our financial condition and results of operations may be adversely affected. Mr. Lance was instrumental in raising capital for North Georgia National in its recent non-public offering. As president and chief executive officer, Mr. Lance is the management official in charge of our daily business operations. We have a three-year employment agreement with Mr. Lance, but cannot be assured of his continued service. Additionally, our directors' business skills, community involvement, diverse backgrounds and extensive local business relationships are important to our success.

Our directors and officers may influence shareholder actions in a manner that may be adverse to your personal investment objectives.

     We anticipate that, after the reorganization, our directors and executive officers will beneficially own 433,150 shares, representing 47.9%, of North Georgia Community's outstanding common stock. These persons may acquire additional shares of common stock after the reorganization, which will increase this percentage. Because of their ownership position at North Georgia Community, our directors and executive officers together may be able to significantly influence the outcome of director elections or block a significant transaction that might otherwise be approved by the shareholders. For example, a merger or acquisition not adopted by two-thirds of our board of directors generally must be approved by a two-thirds vote of all North Georgia Community shareholders. Our directors and executive officers, as a group, will hold enough shares of North Georgia Community common stock to block a merger or acquisition, or any other matter requiring the affirmative vote of two-thirds of our outstanding shares of common stock. They also will hold enough shares to significantly influence the outcome of shareholder votes on other matters.

Provisions of North Georgia Community's articles of incorporation and bylaws will significantly limit the ability of others to acquire us.

     In many cases, shareholders receive a premium for their shares when one company is purchased by another. However, North Georgia Community's articles of incorporation and bylaws make it difficult for anyone to purchase North Georgia Community without the approval of its board of directors. The provisions in North Georgia Community's articles of incorporation and bylaws include the existence of preferred stock, staggered terms for the directors when the board of directors consists of six or more members, restrictions on the ability to change the number of directors or to remove a director, supermajority voting requirements and flexibility in considering acquisition proposals. These provisions are described later in this proxy statement/prospectus beginning on page ___.

We are authorized to issue additional shares of common stock and shares of preferred stock which, if issued, may adversely affect your voting rights and reduce the market price of our common stock.

     We are authorized by our articles of incorporation to issue additional shares of common stock and shares of preferred stock without the consent of our shareholders. Preferred stock, when issued, may rank senior to common stock with respect to voting rights, payment of dividends, and amounts received by shareholders upon liquidation, dissolution or winding up. The existence of rights which are senior to common stock may reduce the price of our shares of common stock. However, we do not have any plans to issue any shares of preferred stock at this time.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS
                   ------------------------------------------

     North Georgia Community and North Georgia National make forward-looking statements in this document that are subject to risks and uncertainties. North Georgia National's public documents also contain forward-looking statements.

     Forward-looking statements include information about possible or assumed future results of the operations or the performance of North Georgia Community and/or North Georgia National after the reorganization is accomplished. When we use words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various economic, regulatory, and technological future events or factors may cause results of operations or performances to differ materially from those expressed in our forward-looking statements.

     When you vote on the reorganization, you should consider the risk factors and uncertainties that North Georgia Community and North Georgia National face because of the proposed reorganization and by virtue of being in the banking business. We list and describe these risk factors elsewhere in this proxy statement/prospectus beginning on page ____.

                       MEETING OF NORTH GEORGIA NATIONAL
                       ---------------------------------
                                  SHAREHOLDERS
                                  ------------

Date, Place, Time, and Purpose

     North Georgia National's board of directors is sending you this proxy statement/prospectus primarily to solicit your proxy for use at our annual meeting. At the annual meeting, we will ask you to vote on proposals to approve the Agreement, to approve the 1999 Stock Incentive Plan, and to elect directors. North Georgia National will pay the costs of soliciting proxies for the annual meeting. North Georgia National will hold its annual meeting at its main office, located at 350 West Belmont Drive, Calhoun, Georgia, on ______, _____ __, 2000, at ____ a.m./p.m. local time.

Record Date

     North Georgia National has set the close of business on June 1, 2000, as the record date for determining holders of all outstanding shares of common stock entitled to notice of and to vote at the annual meeting. Only holders of common stock on our records at the close of business on the record date are entitled to notice of and to vote at the annual meeting. As of the record date, there were 902,917 shares of North Georgia National common stock issued and outstanding and entitled to vote at the annual meeting, which were held by 437 holders of record.

Voting

     North Georgia National shareholders are entitled to one vote for each share of common stock owned on the record date.

     The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting is required for approval of the 1999 Stock Incentive Plan. To be elected, a director nominee must receive more votes, cast in person or by proxy, than any other nominee for the same seat on the board of directors.

     The vote required for the approval of the Agreement is two-thirds of the issued and outstanding shares of North Georgia National common stock entitled to vote at the annual meeting. Abstentions and broker "non-votes" will count in determining if the proposal to approve the Agreement has received the requisite number of votes for approval. Thus, an abstention or a broker non-vote will have the same effect as a vote against this proposal. Broker "non-votes" result from a broker's inability to vote a client's shares on non-discretionary matters like approval of the Agreement.

Proxies

     The designated proxy holder will vote shares of North Georgia National common stock in accordance with the instructions on the proxies, if the proxies are properly executed, received in time and not revoked.

     Improperly Executed Proxies. If the proxy does not contain instructions on how to vote:

     .   The proxy holder will vote for approval of the Agreement, the 1999
       Stock Incentive Plan, and the director nominees; and

     .   The proxy holder will use his or her discretion to vote on any other matter which may properly come before the annual meeting.

The proxy holder may vote to adjourn the annual meeting in order to permit further solicitation of proxies if there are not sufficient votes to approve the proposals at the annual meeting. No proxy that is voted against approval of the Agreement will be voted in favor of an adjournment of the annual meeting to permit further solicitation of proxies.

     Failure to vote by proxy or in person at the annual meeting will have the effect of a vote cast against approval of the Agreement.

     Revocation of Proxies.  A North Georgia National shareholder who has given
     ----------------------
a proxy may revoke it at any time prior to its exercise at the annual meeting by:

     .   Giving written notice of revocation to the Secretary of North Georgia
       National;

     .   Properly submitting to North Georgia National a duly executed proxy bearing a later date; or

     .   Attending the annual meeting and voting in person.

     All written notices of revocation and other communications concerning proxies should be addressed to: North Georgia National Bank, 350 West Belmont Drive, Calhoun, Georgia 30701, Attention: David J. Lance, President.

Director and Executive Officer Vote
-----------------------------------

     As of the record date, all directors and executive officers of North Georgia National as a group were entitled to vote approximately 358,150 shares of North Georgia National common stock, constituting approximately 40% of the total number of shares of common stock outstanding at that date. All directors and executive officers of North Georgia National have committed to vote their shares of common stock in favor of reorganization.

     PROPOSAL 1 - APPROVAL OF THE AGREEMENT AND PLAN OF SHARE
     ---------------------------------------------------------
                 EXCHANGE-
                 --------

                       DESCRIPTION OF THE REORGANIZATION

     The following information describes the material terms and conditions of the reorganization. However, this description may not contain all of the information that is important to you. The Agreement and Plan of Share Exchange is attached as Appendix A to this proxy statement/prospectus and is incorporated in this proxy statement/prospectus by reference. You are urged to read the Appendices.

The Agreement

     Under the terms of the Agreement, North Georgia National will become a wholly-owned subsidiary of North Georgia Community. Each share of North Georgia National common stock issued and outstanding, excluding shares held by shareholders who perfect their dissenters' rights, will be converted into and exchanged for the right to receive one share of North Georgia Community common stock. After the share exchange, North Georgia Community will be the holding company for North Georgia National, and North Georgia National will be North Georgia Community's only significant asset.

Parties to the Agreement

     North Georgia National is a national bank organized and operating under the laws of the United States. Its main and only office is located in Calhoun, Georgia. North Georgia National offers a broad range of banking and banking-related products and services. As of March 31, 2000, North Georgia National's total assets were about $28.4 million, total deposits were about $20.2 million, and total shareholder's equity was about $7.4 million.

     North Georgia Community is a Georgia corporation organized by North
Georgia National to serve as the holding company for and the sole shareholder of North Georgia National.

     As of the close of business on the record date, North Georgia Community had 10,000,000 shares of common stock authorized, no par value, of which one share was issued and outstanding. Currently, North Georgia Community's sole shareholder is David J. Lance.

     After the reorganization, each North Georgia National shareholder will hold the same number of shares of North Georgia Community common stock that he or she held of North Georgia National common stock prior to the reorganization.

Terms of the Reorganization

     North Georgia National will be reorganized into a one-bank holding company structure by virtue of the share exchange described in the Agreement. All of the issued and outstanding shares of North Georgia National common stock will be owned by North Georgia Community, with the exception of those shares held by shareholders who perfect their dissenters' rights. We do not expect the reorganization to change your relative equity ownership interest in the underlying bank shares.

     North Georgia National officers and directors will not change as a result of the reorganization.

     If North Georgia National shareholders approve the Agreement by the necessary vote, the share exchange will be effective and the reorganization will occur on the date specified in the certificate of share exchange to be issued by the Georgia Secretary of State.

Conversion of Stock

       On the effective date of the reorganization:

     .   Each share of North Georgia National common stock will be converted into one share of North Georgia Community common stock;

     .   Each option to purchase shares of North Georgia National common stock whether or not then exercisable, will be converted into an option to purchase the same number of shares of North Georgia Community common stock; and

     .   North Georgia Community will redeem, at cost, the share of common stock it issued to David J. Lance as part of its corporate organization.

Exchange of Stock Certificates

     As soon as practicable after the effective date of the reorganization, North Georgia National will mail a letter of transmittal to shareholders who did not perfect dissenters' rights. The letter of transmittal will include instructions for the exchange of stock certificates representing North Georgia National common stock for stock certificates representing North Georgia Community common stock.

     Each shareholder of North Georgia National common stock who returns a properly completed letter of transmittal and his or her certificates representing North Georgia National common stock will receive a certificate or certificates representing the same number of shares of North Georgia Community common stock.

     Shareholders should not send in their stock certificates until they receive and complete the letter of transmittal.

Failure to Surrender Stock Certificates

     Until the holder surrenders his or her North Georgia National common stock certificate or certificates to North Georgia National, or suitable arrangements are made to account for any lost, stolen or destroyed certificates according to our procedures, the holder:

     .   Will not be issued a certificate representing the shares of North
       Georgia Community common stock which he or she is entitled to receive;

     .   Will not be able to vote the shares of North Georgia Community common stock which he or she is entitled to receive; and

     .   Will not be paid dividends or other distributions on the shares of
       North Georgia Community common stock which he or she is entitled to receive; instead, we will hold any dividends or distributions without interest, for the holder's account until he or she surrenders his or her North Georgia National common stock certificate).

Reasons for the Reorganization

     North Georgia National's board of directors believes that the reorganization of North Georgia National into a one-bank holding company structure is in the best interests of North Georgia National and its shareholders for the following reasons:

       .   As a bank holding company, North Georgia Community will have greater corporate flexibility than North Georgia National to issue stock, borrow money, and redeem stock under various circumstances;

       .   North Georgia Community may engage in a broader range of non-banking and financial activities than North Georgia National, either directly or through non-bank subsidiaries and affiliates; and

       .   North Georgia Community will be able to acquire interests in and operate banks throughout Georgia and elsewhere in the Southeast.

       We believe that the power and flexibility of a bank holding company structure will better enable North Georgia National and North Georgia Community to compete with other financial institutions and will place North Georgia Community in a better position for future growth.

       At the present time, neither North Georgia National nor North Georgia Community has any understanding or commitment to make acquisitions or to engage in new non-banking or financial activities. However, if the reorganization is approved, North Georgia Community will continually review opportunities for acquisitions and new activities to identify those that may be beneficial to North Georgia Community and its shareholders.

       The board of directors of North Georgia National has unanimously approved the terms of the Agreement and recommends that shareholders of North Georgia National vote in favor of the Agreement. The directors of North Georgia Community also have unanimously approved the terms of the Agreement.

Conditions to Completion of the Reorganization

       The completion of the reorganization depends upon satisfaction of the following conditions:

       .   The holders of two-thirds of the outstanding shares of North Georgia
         National common stock must approve the Agreement;

       .   The number of shares held by shareholders who have perfected dissenters' rights of appraisal must not make completion of the reorganization inadvisable;

       .   North Georgia Community must receive the required regulatory approvals, and any waiting periods required by law must have passed;
         and

       .   North Georgia National must receive a legal opinion confirming the tax-free nature of the reorganization.

Effective Date of the Reorganization

       The share exchange and the reorganization of North Georgia National into a one-bank holding company structure will be effective after receipt of the necessary shareholder and regulatory approvals, after satisfaction of the other conditions to the reorganization, and on the date that the Georgia Secretary of State issues a certificate of share exchange.

       We cannot assure you that we will obtain the necessary shareholder and regulatory approvals or that we will satisfy the other conditions to the reorganization. However, barring any unforeseen delays, we anticipate that the reorganization will be completed during the third quarter of 2000.

Regulatory Approvals

       Consummation of the reorganization is subject to approval of the transaction by the Federal Reserve and the Georgia Department of Banking and Finance. Both the Federal Reserve and the Georgia Department of Banking and Finance have approved the reorganization.

Amendment and Termination of the Agreement

       North Georgia National and North Georgia Community may agree to amend the Agreement at any time before the reorganization is effective. However, no amendment may reduce the number of shares of North Georgia Community common stock that North Georgia National shareholders will receive in the reorganization without the approval of North Georgia National shareholders.

       The Agreement may be terminated by North Georgia National or North Georgia Community if:

       .   The number of shares of North Georgia National common stock voted against the Agreement makes the transaction inadvisable in the opinion of North Georgia National or North Georgia Community;

       .   Any lawsuit has been instituted or threatened relating to the proposed reorganization which makes completion of the reorganization inadvisable in the opinion of North Georgia National or North Georgia Community;

       .   Any of the conditions to completion of the reorganization have not been satisfied; or

       .   For any other reason completion of the reorganization is deemed inadvisable in the opinion of the boards of directors of North Georgia National or North Georgia Community.

Tax-Free Treatment of Share Exchange


       We have a legal opinion from Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, which concludes that the reorganization is tax-free to North Georgia National shareholders who exchange their shares for shares of North Georgia Community. The proposed reorganization will be treated as a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, or an exchange under Section 351 of the Code. In form, the share exchange between North Georgia National and North Georgia Community is structured to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code. The federal income tax consequences of the proposed reorganization will be as follows:

       .   No gain or loss will be recognized by a North Georgia National shareholder who exchanges his or her North Georgia National common stock for North Georgia Community common stock.

       .   The aggregate basis and the holding period of North Georgia Community common stock received by a North Georgia National shareholder will be the same as the aggregate basis and the holding period of North Georgia National common stock surrendered in the exchange.

       Shareholders who exercise their right to dissent to the share exchange and receive cash will recognize gain or loss equal to the difference between the cash received and the basis in their shares of North Georgia National common stock. However, the character of any gain or loss recognized by a dissenting shareholder may depend upon whether the shareholder is deemed to constructively own shares of North Georgia Community after the share exchange. Dissenting shareholders are urged to consult their tax advisers regarding tax consequences of a decision to dissent to the share exchange.

Accounting Treatment

       We anticipate that the reorganization will be accounted for like a pooling of interests. Under the pooling of interests method of accounting, the recorded amounts of the assets and liabilities of North Georgia National will be carried forward at their previously recorded amounts.

Dissenters' Rights'

     Office of the Comptroller of the Currency ("OCC") regulations permit a national bank to adopt the corporate governance procedures of the law of the state in which the main office of the bank is located, to the extent that the state law is not inconsistent with applicable federal banking statutes or regulations. North Georgia National recently amended its bylaws to adopt the corporate governance provisions of Georgia law. This amendment allows North Georgia National to accomplish its reorganization into a one-bank holding company structure under the rules for a share exchange, including the rules for dissenters' rights, contained in the Georgia Business Corporations Code. The Georgia Business Corporations Code rules for dissenters' right are reproduced in full as Appendix B to this proxy statement/prospectus.

     The Agreement provides for dissenters' rights under Georgia law for North Georgia National shareholders who object to the proposed reorganization. However, Georgia law concerning dissenters' rights in a share exchange in one respect is not consistent with the rights of dissenters under applicable federal banking law. Georgia law provides that the corporation must pay the cost of any judicial appraisal, unless the court finds that the dissenters acted arbitrarily, vexiously, or not in good faith in demanding payment. Federal banking law, in contrast, requires the bank to pay for any appraisal, without exception.

     To ensure consistency with federal banking law and OCC directives in similar share exchange transactions, Section 6(b) of the Agreement provides that North Georgia National agrees to pay the costs of any judicial appraisal proceeding and also that North Georgia National agrees to pay the costs of arbitration of any unsettled dissenters' demand for payment if the appropriate court refuses jurisdiction of an appraisal proceeding.

     Under the Georgia Business Corporations Code, as modified by the provisions of Section 6(b) of the Agreement, any North Georgia National shareholder of record who objects to the reorganization and who fully complies with all of the applicable provisions of the Georgia Business Corporations Code may demand and receive payment for all, but not less than all, of his or her shares of North Georgia National common stock.

     Any North Georgia National shareholder who objects to the reorganization and desires to receive payment for his or her common stock:

     .   Must deliver to North Georgia National, before the vote is taken at the annual meeting, written notice of his or her intent to demand payment for his or her shares if the reorganization is completed; AND
                                                             ---

     .   Must either abstain from voting or vote against approval of the
       Agreement; AND
                  ---

     .   Must demand payment and deposit his or her certificates in accordance with the terms of the dissenters' notice that North Georgia National will send to all dissenting shareholders after shareholder approval of the Agreement.

     A vote against the Agreement alone will not constitute the separate written notice and demand for payment referred to in the previous paragraph. Dissenting shareholders must separately comply with each of the three requirements listed above. Any notice to North Georgia National must be forwarded to North Georgia National Bank, 350 West Belmont Drive, Calhoun, Georgia 30701, Attention: David J. Lance.

     One of the conditions to the Agreement is that the number of shares held by persons who have perfected dissenters' rights shall not be deemed by the parties to make completion of the reorganization inadvisable. If this condition is not satisfied, the parties may terminate the Agreement, and the dissenters' rights described in this section would also terminate. However, we expect few, if any, dissenters.

     After fully exercising his or her dissenter's rights, a dissenting shareholder will have no rights as a shareholder of North Georgia National or of North Georgia Community. These rights include the right to receive dividends and the right to vote on matters submitted for shareholder consideration.

Resales of North Georgia Community Common Stock

     The North Georgia Community common stock issued to North Georgia National shareholders in the reorganization will be registered under the Securities Act. Therefore, the North Georgia Community common stock that you receive will be freely tradable, without restriction, as long as you are not an "affiliate" of North Georgia Community. An "affiliate" is defined as a person or entity who controls, is controlled by, or is under common control with, North Georgia Community, and generally includes directors, executive officers and 10% shareholders.

     Affiliates of North Georgia Community must comply with the resale limitations of Rule 144 under the Securities Act. Under Rule 144, an affiliate may sell within any three-month period a number of shares that does not exceed the greater of:

     .   1% of the outstanding shares of common stock; or

     .   the average weekly trading volume during the four calendar weeks preceding his or her sale.

Sales under Rule 144 are also subject to manner of sale provision, notice requirements and the availability of current public information about North Georgia Community. An affiliate will not be subject to the volume restrictions and other limitations under Rule 144 beginning 90 days after his or her status as an affiliate ends.


                     EFFECT OF THE REORGANIZATION ON RIGHTS
                     OF NORTH GEORGIA NATIONAL SHAREHOLDERS

General

     North Georgia National is a national bank and the rights of its shareholders are governed by its articles of association and bylaws, by the provisions of the National Bank Act, and by regulations issued by the OCC.
After the reorganization, North Georgia National shareholders will become North Georgia Community shareholders. The rights of North Georgia Community shareholders are governed by its articles of incorporation and bylaws and by the provisions of the Georgia Business Corporations Code.

     We have summarized below the material differences between the rights of North Georgia National shareholders and the rights of North Georgia Community shareholders.

Authorized Capital Stock

     North Georgia National. North Georgia National is authorized by its articles of association to issue a maximum of 5,000,000 shares of common stock, $5.00 par value per share. As of the record date, there were 902,917 shares of North Georgia National common stock issued and outstanding. The outstanding shares of North Georgia National common stock are fully paid.

     North Georgia Community. North Georgia Community is authorized by its articles of incorporation to issue 12,000,000 shares of stock, including 10,000,000 shares of common stock, no par value, and 2,000,000 shares of preferred stock, no par value. As of the record date, one share of its common stock was issued and outstanding. To accomplish the reorganization, North Georgia Community will issue 902,917 shares of its common stock to North Georgia National shareholders, assuming that no North Georgia National shareholders dissent. Upon their issuance, the outstanding shares of North Georgia Community common stock will be fully paid and nonassessable.

     North Georgia Community has a large number of authorized shares to give it the flexibility to issue shares as needed to benefit the business. North Georgia Community has no plans to issue shares for any reason other than to accomplish the reorganization.

Amendment of Articles of Incorporation, Articles of Association and Bylaws

     North Georgia National. North Georgia National's articles of association may be amended at any regular or special shareholder meeting by the affirmative vote of the holders of a majority of the stock of North Georgia National, unless a greater vote is required by law, and in that case by the vote of the holders of the greater amount.

     North Georgia National's bylaws may be amended, altered, or repealed at any regular or special meeting of the board of directors, by a vote of a majority of the total number of the directors. North Georgia's shareholders may amend or repeal the bylaws by a majority vote, even though the bylaws also may be amended or repealed by North Georgia's board of directors.

     North Georgia Community. The Georgia Business Corporations Code contains provisions concerning amendments to a Georgia corporation's articles of incorporation. The Code provides that some amendments may be made by a corporation's board of directors without any shareholder action. In other cases, the Code provides that a corporation's directors must recommend the amendment to the corporation's shareholders, and the corporation's shareholders must approve the amendment by a majority vote. Finally, the Code itself or the corporation's articles of incorporation may require a vote greater than a majority to amend the articles.

     North Georgia Community's articles of incorporation provide that unless two-thirds of the directors approve a proposed change, the following provisions of the articles may not be amended or rescinded except by the affirmative vote of at least two-thirds of the issued and outstanding shares of North Georgia Community entitled to vote at any regular or special meeting of the shareholders:

     .   Article 6.  Board of Directors;

     .   Article 7.  Bylaws; Number of Directors;

     .   Article 8.  Removal of Directors;

     .   Article 9.  Liability of Directors;

     .   Article 12.  Certain Business Transactions; and

     .   Article 13.  Factors Considered in Business Transactions.

North Georgia Community's articles also require that notice of any proposed change to the articles listed above must be contained in the notice of the shareholder meeting at which a vote on the change will occur.

     North Georgia Community's bylaws may be altered or amended by the shareholders at any annual or special meeting of the shareholders or by the board of directors at any regular or special meeting. Except as otherwise provided in the articles, action by the shareholders with respect to bylaws may be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the board of directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors.

Classified Board of Directors and Absence of Cumulative Voting


     North Georgia National. North Georgia National's articles of association and bylaws provide that the board of directors will have not less than five nor more than twenty-five members. The exact number is fixed from time to time by resolution of a majority of the board of directors or by a majority of the shareholders at an annual or special meeting. A director is elected for a one year term or until his or her successor is elected.

     A North Georgia National shareholder may cumulate his or her votes in the election of directors. This means that the total number of votes cast by each shareholder is determined by multiplying the number of shares he or she owns by the number of directors to be elected. A shareholder may cast all of his or her total number of votes for a single nominee for director, or may distribute his or her votes in any manner among two or more of the director nominees.

     North Georgia Community. North Georgia Community's bylaws provide that the board of directors shall have not less than one nor more than twenty-five members. The number of directors may be fixed from time to time by North Georgia Community shareholders by the affirmative vote of two-thirds of issued and outstanding North Georgia Community shares, or by the board of directors by the affirmative vote of two-thirds of the directors. Until the board of directors has six or more members, directors are elected for a one year term or until their successors are elected.

     North Georgia Community's articles of incorporation and bylaws provide that when the board of directors consists of six or more members, the board will be divided into three classes as nearly equal in number as possible. The directors in each class will serve three-year terms, and shareholders will elect only one-third of the members of the board of directors each year. The effect of dividing the board in this way is that shareholders need two annual meetings to change a majority of the members of the board of directors.

     North Georgia Community shareholders may not cumulate their votes in the election of directors. Shareholders will have one vote for each North Georgia Community share they own. To be elected, a director nominee must receive more votes than any other nominee for the same seat on North Georgia Community's board of directors.

Removal of Directors

     North Georgia National.   North Georgia National's articles of association
provide that a director may be removed by shareholders at a meeting called to remove him or her if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause. A director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

     North Georgia Community. Under North Georgia Community's articles of incorporation and bylaws, any one or more directors may be removed from office, with cause, by the affirmative vote of a majority of the issued and outstanding North Georgia Community shares. Any director may be removed, without cause, by the affirmative vote of two-thirds of the issued and outstanding North Georgia Community shares.

Indemnification

     North Georgia National. North Georgia National's bylaws provide that the corporate law of the State of Georgia shall be the governing law on indemnification payments made by North Georgia National. North Georgia National's indemnification provisions are in all material respects the same as those of North Georgia Community described below.

     North Georgia Community. North Georgia Community's articles of incorporation and bylaws provide that an eligible director or officer will be indemnified against liability and other expenses incurred in a proceeding initiated against him or her by reason of his or her serving as a director or officer, to the fullest extent authorized by the Georgia Business Corporations Code. North Georgia Community may elect to indemnify an individual made a party to a proceeding because he or she is or was a North Georgia Community employee or agent.

     North Georgia Community's bylaws provide that it will not indemnify a director or officer for any liability or expenses incurred by him or her:

     .   for any appropriation, in violation of his or her duties, of any business opportunity of North Georgia Community;

     .   for any acts or omissions which involve intentional misconduct or a knowing violation of law;

     .   for the types of liability set forth in the Georgia Business
       Corporations Code dealing with illegal or unauthorized distributions of corporate assets, whether as dividends or in liquidation of North Georgia Community or otherwise; or

     .   for any transaction from which the director or officer derives an improper personal benefit.

     North Georgia Community's bylaws on indemnification provide for:

     .   the advancement of expenses to its directors at the outset of a proceeding;

     .   the purchase of insurance against any liability of the director or officer arising from his or her duties and actions as a director or officer; and

     .   the survival of this indemnification to the director's or officer's heirs, executors and administrators.

     The indemnification provisions are non-exclusive, and will not impair any other rights to which those seeking indemnification or advancement of expenses may be entitled.

Limitation on Director Liability

     North Georgia National. North Georgia National's articles of association and bylaws contain no provisions that limit the personal liability of a director to the shareholders of North Georgia National for monetary damages for breach of his or her duty as a director of North Georgia National.

     North Georgia Community. North Georgia Community's articles of incorporation provide that a director of North Georgia Community will not be personally liable to North Georgia Community or its shareholders for monetary damages for breach of any duty as a director, except for liability for:

     .   any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

     .   acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     .   the types of liability set forth in Section 14-2-832 of the Georgia
       Business Corporations Code dealing with unlawful distributions of corporate assets to shareholders; or

     .   any transaction from which the director derived an improper material tangible personal benefit.

     Section 14-2-832 of the Georgia Business Corporations Code provides that a director who votes for or assents to a distribution made in violation of section 14-2-640 of the Georgia Business Corporations Code or the articles of incorporation is personally liable to the corporation for the amount of the distribution that exceeds what could have been distributed without violating section 14-2-640 of the Georgia Business Corporations Code or the articles of incorporation.

     However, for the director to be liable for these distributions, the corporation must establish that the director did not perform his or her duties in a manner the director believed in good faith to be in the best interests of the corporation and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. Section 14-2-640 of the Georgia Business Corporations Code describes specific situations when a corporation is not permitted to make distributions.

Special Meetings of Shareholders

     North Georgia National. North Georgia National's articles of association and bylaws provide that special shareholder meetings may be called for any purpose, at any time, by North Georgia National's board of directors or by any one or more North Georgia National shareholders owning not less than fifty percent of the North Georgia National stock.

     North Georgia Community. North Georgia Community bylaws provide that special shareholder meetings may be called at any time by North Georgia Community's board of directors, its president, or by North Georgia Community at the written request of any one or more North Georgia Community shareholders owning not less than twenty-five percent of the North Georgia Community stock.

Actions by Shareholders Without a Meeting

     North Georgia National. Neither North Georgia National's articles of association nor its bylaws contain provisions for shareholder actions without a meeting.

     North Georgia Community. North Georgia Community's articles of incorporation and bylaws provide that an action that may be taken at a meeting of North Georgia Community shareholders may be taken without a meeting, if a written consent setting forth the action taken is signed by shareholders who could cast not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted.

Mergers, Consolidations, and Sales of Assets

     North Georgia National. North Georgia National's articles of association and bylaws contain no provisions on mergers, consolidations and sales of assets. However, OCC regulations require that a majority of North Georgia directors, and shareholders owning at least two-thirds of the outstanding North Georgia National shares, approve any merger, consolidation, or sale of substantially all of North Georgia's assets.

     North Georgia Community. North Georgia Community's articles of incorporation provide that when the Georgia Business Corporations Code or other applicable law requires shareholder approval of a merger or share exchange of North Georgia Community with any other corporation, or a sale of all or substantially all of North Georgia Community's assets to another corporation, the approval will require either:

     .   the affirmative vote of two-thirds of the North Georgia Community directors and the affirmative vote of a majority of the issued and outstanding North Georgia Community shares; or

     .   the affirmative vote of a majority of the North Georgia Community directors and the affirmative vote of the holders of at least two-thirds of the issued and outstanding North Georgia Community shares.

Shareholders' Rights to Examine Books and Records'

     North Georgia National. North Georgia National's bylaws provide that a copy of the bylaws, with all amendments, will be open for inspection by all shareholders during banking hours. The National Bank Act requires North Georgia National to maintain a full and correct list of its shareholders and to make the list available for inspection by North Georgia National shareholders and creditors during business hours. OCC regulations require North Georgia National to prepare an annual financial disclosure statement and to make this statement available to North Georgia National shareholders, depositors, and anyone who requests it.

     North Georgia Community. The Georgia Business Corporations Code provides that a North Georgia Community shareholder may inspect and copy books and records such as North Georgia Community's articles of incorporation or bylaws if the shareholder makes a written demand at least five days before the date on which he or she wishes to inspect the records. North Georgia Community's bylaws provide that North Georgia Community will provide a shareholders' list for inspection by any North Georgia Community shareholder during every meeting of North Georgia Community shareholders.

     North Georgia Community bylaws also provide that a North Georgia Community shareholder or shareholders owning at least two percent of the outstanding shares of any class of North Georgia Community stock may, upon written demand, inspect its books and records of accounts, its minutes, and its records of shareholders. A North Georgia Community shareholder may inspect these records only if

     .   his or her demand for inspection is made in good faith, or made for a proper purpose that is reasonably relevant to his or her legitimate interest as a shareholder;

     .   the shareholder describes with reasonable particularity his or her purpose for the inspection and the records that he or she wishes to inspect;

     .   the records requested are directly connected with his or her stated
       purpose; and

     .   the records are to be used solely for the shareholder's stated purpose.

     North Georgia Community's bylaws also provide that not later than four months after the close of each fiscal year, and in any case prior to the next North Georgia Community annual meeting of shareholders, North Georgia Community will prepare a balance sheet and a profit and loss statement. North Georgia Community will mail to any North Georgia Community shareholder, at his or her written request, a copy of its most recent balance sheet and profit and loss statement.

Dividends

     North Georgia National. North Georgia National's articles of association and bylaws contain no provisions on dividends. OCC regulations permit North Georgia directors to pay dividends as frequently and in such amounts of undivided profits as the directors judge prudent, subject to capital and earnings limitations contained in the regulations. OCC regulations also provide that North Georgia National may not pay any dividend if, after the dividend, North Georgia National would be undercapitalized by OCC standards.

     North Georgia Community. North Georgia Community's articles of incorporation and bylaws contain no provisions on dividends. The Georgia Business Corporations Code provides that North Georgia Community may not pay a dividend if, after the dividend:

     .   North Georgia Community would not be able to pay its debts as they become due in the usual course of business; or

     .   North Georgia Community's total assets would be less than the sum of its total liabilities plus any amount that would be needed, if North Georgia were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend.

Preemptive and Other Rights

     North Georgia National. North Georgia National shareholders do not have any preemptive rights with respect to acquiring additional shares of North Georgia National common stock. In addition, North Georgia National shares of common stock are not subject to any conversion, redemption or sinking fund provisions.

     North Georgia Community. North Georgia Community shareholders do not have any preemptive rights with respect to acquiring additional shares of North Georgia Community common stock. In addition, North Georgia Community shares of common stock are not subject to any conversion, redemption or sinking fund provisions.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

     As of March 31, 2000, the 902,917 shares of North Georgia National common stock outstanding were held by 437 shareholders. There is no established public trading market for North Georgia National's common stock, and there is no reliable information about any trades of its shares or about the prices at which any shares have traded.


     To the knowledge of North Georgia National, during 1999, trades occurred at prices ranging from $10.00 to $12.00 and during 2000 through May 31, 2000, trades have occurred at prices ranging from $10.00 to $12.00.

     The foregoing information regarding North Georgia National's common stock is provided for informational purposes only and, due to the absence of an active market for the North Georgia National's stock, should not be viewed as indicative of the actual or market value of the common stock.

     North Georgia National has not paid dividends to its shareholders in the past. The holders of North Georgia Community common stock will be entitled to receive dividends when and if declared by North Georgia Community out of funds legally available for dividends. North Georgia Community is a legal entity separate and distinct from North Georgia National, and its revenues depend in significant part on the payment of dividends from North Georgia National. North Georgia National is subject to legal restrictions on the amount of dividends it may pay.


                       BUSINESS OF NORTH GEORGIA NATIONAL

General

     On September 19, 1997, the organizers of North Georgia National filed an application with the OCC for approval to organize a national bank located in Calhoun, Georgia and with the FDIC for insurance of deposits. North Georgia National received preliminary approval from the OCC on March 11, 1998, and from the FDIC on May 20, 1998. North Georgia National opened for business on February 10, 1999.

     North Georgia National is a full-service commercial bank. It offers personal and business checking accounts, interest-bearing checking accounts, savings accounts, money market checking accounts, various types of certificates of deposit and Individual Retirement Accounts. It also offers real estate loans, including home equity lines of credit, commercial loans, construction loans, education loans and consumer loans. In addition, North Georgia National provides official bank checks, MasterCard and Visa credit cards, debit cards, safe deposit boxes, traveler's checks, bank by mail, direct deposit of payroll and social security checks, and US Savings Bonds.

Recent Changes in Personnel

     In November, 1999, David J. Lance became President and Chief Executive Officer of North Georgia National. Mr. Lance was previously Chairman, President and Chief Executive Officer of First National Bank of Northwest Georgia, Calhoun, Georgia, Chairman of Peoples First National Bank, Cartersville, Georgia, and director of Hardwick Holding Company, Dalton, Georgia.

     In November, 1999, M. Lauch McKinnon resigned from his position as President and Chief Executive Officer of North Georgia National.

     On March 3, 2000, Rita B. Gray resigned from her position as Chief Financial Officer of North Georgia National. On March 22, 2000, North Georgia National hired Rhonda C. Massengill as Chief

Financial Officer of North Georgia National. Ms. Massengill has worked at First National Bank of Northwest Georgia, Calhoun, Georgia, since 1974. From 1995 to March 2000, Ms. Massengill was a Senior Vice President and Controller of First National Bank of Northwest Georgia.

Management Stock Ownership

     The following table lists the number and percentage ownership of shares of North Georgia National's common stock beneficially owned as of March 3, 2000 by each director of North Georgia National and all directors and executive officers as a group. North Georgia National does not have any shareholders who own more than 5% of its outstanding common stock who are not also directors. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to, his or her shares.

                                               AMOUNT AND
NAME AND ADDRESS OF                       NATURE OF BENEFICIAL         % OF
BENEFICIAL OWNER                                OWNERSHIP             CLASS
-------------------                       --------------------        -----

Directors
---------

Ernest M. Acree, Jr.                             60,000/1/             6.6%
212 W. Gordon Street
Dalton, Georgia 30720

Sharon A. Black                                   2,500/2/               *
108 Meadow Lane
Calhoun, Georgia 30701

Marcus G. Ethridge                                  100                  *
118 Shadow Wood Drive
Calhoun, Georgia 30701

Franklin G. Fuller                               25,000/3/             2.8%
1901 Kimberly Park
Dalton, Georgia 30740

Jim Tyson Griffin                                30,000/4/             3.3%
P.O. Box 39
Dalton, Georgia 30720

Henry E. Holland, Jr.                             2,500/5/               *
110 Timber Ridge Lane
Calhoun, Georgia 30701

Michael E. Jinright                              10,000/6/             1.1%
212 W. Gordon Street
Dalton, Georgia 30720

Thomas M. Kinnamon                              116,400/7/            12.9%
604 Sheridan Avenue
Dalton, Georgia 30721

                                               AMOUNT AND
NAME AND ADDRESS OF                       NATURE OF BENEFICIAL         % OF
BENEFICIAL OWNER                                OWNERSHIP             CLASS
-------------------                       --------------------        -----

David J. Lance                                  110,450/8/            11.3%
350 West Belmont Avenue
Calhoun, Georgia  30701

John D. Oxford                                   40,000                4.4%
604 Sheridan Avenue
Dalton, Georgia 30721

Roger D. Rigney                                  35,000                3.9%
1014 South Wall Street
Calhoun, Georgia 30701

All Directors and Executive Officers,           433,150/9/            47.9%
as a Group (12 persons)
-------------------------------------

Other 5% Shareholders
---------------------
None

     _____________________

     * Represents less than 1% of North Georgia National's 902,917 outstanding shares.

     /1/ Consists of 10,000 shares held of record by Mr. Acree and 50,000 shares held of record by the Ernest M. Acree, Sr. Family Partnership.

     /2/ Consists of shares held of record by AmSouth Bank as trustee for Ms.
         Black.

     /3/ Consists of 25,000 shares held of record by Mr. Fuller with his spouse as to which beneficial ownership is shared.

     /4/ Consists of 25,000 shares held of record by Mr. Griffin, and 5,000 shares held by Mr. Griffin with his mother as to which beneficial ownership is shared.

     /5/ Consists of 500 shares held of record by Mr. Holland with his spouse as to which beneficial ownership is shared, 1,000 shares held of record by Mr. Holland as custodian for his son, and 1,000 shares underlying an option.

     /6/ Consists of 10,000 shares held of record by Mr. Jinright with his spouse as to which beneficial ownership is shared.

     /7/ Consists of 90,000 shares held of record by Mr. Kinnamon, 1,000 shares held of record by Mr. Kinnamon's spouse as to which beneficial ownership is shared, 10,000 shares held of record by Mr. Kinnamon's sons as to which beneficial ownership is shared, and 15,400 shares held of record by Raymond James & Associates as custodian for Mr. Kinnamon.

     /8/ Consist of 35,450 shares held of record by Mr. Lance, and 75,000 shares underlying an option.

     /9/ Includes 1,200 shares beneficially owned by an executive officer of North Georgia National who does not also serve as a director.

Related Party Transactions

     North Georgia National's directors and principal offices, their immediate family members and companies and other entities associated with them, have been customers of and have had banking transactions with North Georgia National and are expected to continue these relationships in the future. In the opinion of North Georgia National's management, the extensions of credit made by North Georgia National to such individuals, companies and entities:

     .   Were made in the ordinary course of business;

     .   Were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and

     .   Did not involve more than a normal risk of collectibility or present other unfavorable features.


   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
          OPERATIONS OF NORTH GEORGIA NATIONAL FOR FISCAL YEAR 1999

Financial Condition

     North Georgia National had total assets of $24.3 million as of December 31, 1999. Total deposits were $16.9 million and consisted of deposits of individuals and small businesses in the local market. Stockholders' equity was $7.3 million. North Georgia National raised $7.0 million from the sale of its common stock in its original offering during 1998. An additional $2.0 million was raising during 1999 -- $200,000 through a sale of 20,500 shares to CEO David
J. Lance at $10 per share, under his employment agreement; and $1.8 million through the sale of 149,800 shares at $12 per share to investors through a non-public offering. Capital was reduced by (1) $43,000 for costs incurred in the original offering and issuance of the stock and $6,000 for costs incurred in the non-public offering, (2) $466,000 in pre-opening losses, (3) $1.1 million accumulated loss since opening, and (4) $72,000 unrealized loss in the available for sale investment portfolio. The funds available from the stock and the deposits were invested in premises and equipment ($2.2 million), investments ($2.6 million), Federal funds sold ($1.3 million) and loans ($16.8 million).

     Management expects significant growth in loans and deposits during the early periods of operations. This growth is common for new banks.

Liquidity

     As of December 31, 1999, North Georgia National had liquid assets of $3.0 million - $1.7 million in unpledged, available for sale investment securities and $1.3 million in Federal funds sold. Management believes that liquidity is adequate to meet anticipated needs.

Capital

     The minimum capital requirements for banks require a leverage capital to assets ratio of at least 4%, a core capital to risk-weighted assets ratio of at least 4%, and total capital to risk-weighted assets of at least 8%. In addition to these regulatory requirements, new banks are required to maintain higher ratios during the first five years of operation. At December 31, 1999, North Georgia National's leverage ratio was 36%, its core capital to risk-weighted ratio was 39%, and its total capital to risk-weighted ratio was 40%. As asset growth continues, management expects that these ratios will decrease to levels closer to, but still in excess of, the minimum requirements.

Results of Operations

     North Georgia National began its operations on February 10, 1999. Prior to beginning operations, North Georgia National was engaged in activities involving its formation, selling its common stock and obtaining necessary regulatory approvals. North Georgia National incurred operating losses totaling $466,000 during its organizational period - $1,000 in 1997, $448,000 in 1998, and $17,000 in 1999. From beginning of operations to December 31,1999, North Georgia National has incurred additional operating losses of $1.1 million. Management expects that North Georgia National will continue to incur operating losses during the first three quarters of 2000. As loans and other interest-earning assets increase, management expects that they will generate interest income sufficient to cover interest expense and other operating expenses.

     North Georgia National was still in its organizational stage as of December 31, 1998. Therefore, comparative analysis with December 31, 1999 is not presented.

Capability of Data Processing Systems to Accommodate the Year 2000

     Like most financial institutions, North Georgia National relies upon computers to conduct its business. In view of the attention in the industry to ensure that computers are able to provide accurate information after December 31, 1999, North Georgia National has taken the necessary actions to test the capabilities of its systems. Prior to installation of systems, North Georgia National relied on representation of the system providers. Management has since identified systems and functions that are critical to its daily operations. These critical systems were tested either in-house or by the vendor with proxy test results provided to North Georgia National. In addition, North Georgia National evaluated the liquidity needs of its deposit and loan customers and implemented a plan to ensure adequate liquidity for customer cash needs during the time around the century date change.

     As a result of North Georgia National's efforts, there was no interruption of service and all systems were fully operational following the century date change. However, North Georgia National is aware that risks associated with year 2000 remain. These risks involve future critical dates that may cause system problems, risks associated with suitable year 2000 records retention, and general and specific risks related to borrowers, depositors, and capital markets/asset management counterparties. Management believes that North Georgia National has adequate systems and procedures in place to continue to monitor and respond to these risks.

     No significant costs were incurred in connection with the year 2000 issues. Based on current information, North Georgia National does not expect to incur significant additional costs related to year 2000 risks.

Trends

     North Georgia National is not aware of any other known trends, events or uncertainties, other than the effect of events described above, that will have or that are reasonably likely to have a material effect on its liquidity, capital resources or operations. North Georgia National is not aware of any current recommendations by regulatory authorities, which, if implemented, would have such an effect.

Asset/Liability Management

     It is North Georgia National's objective to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing, and capital policies. Specified officers are charged with responsibility for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix. It is the overall philosophy of management to support asset growth primarily through growth of core deposits of all categories made by local individuals and businesses.

     North Georgia National's asset/liability mix is monitored on a regular basis with a report reflecting the interest rate-sensitive assets and interest rate-sensitive liabilities being prepared and presented to the board of directors of North Georgia National on a monthly basis. The objective of this policy is to monitor interest rate-sensitive assets and liabilities to minimize the impact of substantial movements in interest rates on earnings. An asset or liability is considered to be interest rate-sensitive if it will reprice or mature within the time period analyzed, usually one year or less. The interest rate-sensitivity gap is the difference between the interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within the time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds the interest rate-sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If North Georgia National's assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

     A simple interest rate gap analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Accordingly, North Georgia National also evaluates how the repayment of particular assets and liabilities is impacted by changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although selected assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on specified types of assets and liabilities fluctuate in advance of changes in general market rates, while interest rates on other types may lag behind changes in general market rates. In addition, specified assets, such as adjustable rate mortgage loans, have features, generally referred to as interest rate caps and floors, which limit changes in interest rates.
Prepayment and early withdrawal levels also could deviate significantly from those assumed in calculating the interest rate gap. The ability of many borrowers to service their debts also may decrease during periods of rising interest rates.

     Changes in interest rates also affect North Georgia National's liquidity position. North Georgia National currently prices deposits in response to market rates and management intents to continue this policy. If deposits are not priced in response to market rates, a loss of deposits could occur which would negatively affect North Georgia National's liquidity position.

     At December 31, 1999, North Georgia National's cumulative one year interest rate-sensitivity gap ratio was 64%. North Georgia National's targeted ratio is 80% to 120% in this time horizon. This indicates that North Georgia National's interest-bearing liabilities will reprice during this period at a rate faster than its interest-earning assets. North Georgia National is not within its targeted parameters due primarily to 98% of its certificates of deposit repricing within a one-year time frame as opposed to 45% of loans and securities repricing within a one-year time frame. North Georgia National believes that it is paying competitive market rates for certificates of deposit, and as long as its rates remain competitive, its liquidity, while not assured, should not be materially adversely affected. However, due to the long-term nature of North Georgia National's interest-earning assets and the short-term nature of its interest-bearing liabilities, North Georgia National's earnings could be negatively impacted in a rising interest rate environment.

     The following table sets forth the repricing of North Georgia National's interest-earning assets and interest-bearing liabilities as of December 31, 1999, the interest rate-sensitivity gap, the cumulative interest rate-sensitivity gap, the interest rate-sensitivity gap ratio and the cumulative interest rate-sensitivity gap ratio. The table also sets forth the time periods in which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of North Georgia National's customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact, reprice at different times within such period and at different rates.


                                                  After Three        After One Year
                              Within Three     Months but Within       but Within         After Five
                                 Months            One Year            Five Years           Years             Total
                            -------------------------------------------------------------------------------------------
                                                                 (Dollars in Thousands)
Interest-earning assets:
    Federal funds sold          $ 1,315             $    --             $    --             $   --           $ 1,315
    Securities                      254                  --               2,174                 --             2,428
    Loans                         6,040               2,418               7,608                778            16,844
                                -------             -------             -------             ------           -------

                                  7,609               2,418               9,782                778            20,587
                                -------             -------             -------             ------           -------

Interest-bearing liabilities:
 Interest-bearing demand
   deposits                       9,809                  --                  --                 --             9,809
 Savings                            274                  --                  --                 --               274
 Certificates, less than
   $100,000                         834               1,339                  85                 --             2,258
 Certificates, $100,000
   and over                       2,603                 830                  --                 --             3,433
                                -------             -------              ------             ------           -------

                                 13,520               2,169                  85                 --            15,774
                                -------             -------              ------             ------           -------

Interest rate sensitivity
  gap                           $(5,911)            $   249              $7,523             $  778           $ 2,639
                                =======             =======              ======             ======           =======
Cumulative interest rate
  sensitivity gap               $(5,911)            $(5,662)             $1,861             $2,639
                                =======             =======              ======             ======
Interest rate sensitivity
  gap ratio                        0.56                1.11               89.51                 --
                                =======             =======              ======             ======
Cumulative interest rate
 sensitivity gap ratio             0.56                0.64                1.12               1.17
                                =======             =======              ======             ======

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
              AND RESULTS OF OPERATIONS OF NORTH GEORGIA NATIONAL
                            FOR FIRST QUARTER 2000


Financial Condition

      The following is a summary of North Georgia National's balance sheets for the periods indicated:

                                                 March 31,       December 31,
                                                   2000              1999                   Increase (Decrease)
                                                   (Dollars in Thousands)                Amount             Percent
                                              ---------------------------------    ------------------------------------
Cash and Due From Banks                           $ 1,489           $ 1,541              $  (52)            -3..37%
Securities                                          3,425             2,428                 997              41.06%
Federal funds sold                                    900             1,315                (415)            -31.56%
Loans                                              20,109            16,644               3,465              20.82%
Premises and equipment                              2,181             2,199                 (18)             -0.82%
Other Assets                                          251               173                  78              45.09%
                                                  -------           -------              ------            --------
    Total                                         $28,355           $24,300              $4,055              16.69%
                                                  =======           =======              ======            ========

Deposits                                          $20,178           $16,915              $3,263              19.29%
Other borrowings                                      636                --                 636                 --
Other liabilities                                     144               116                  28              24.14%
Stockholders equity                                 7,397             7,269                 128               1.76%
                                                  -------           -------              ------            --------
    Total                                         $28,355           $24,300              $4,055              16.69%
                                                  =======           =======              ======            ========


    North Georgia National had total assets of $28.4 million as of March 31,
2000.   Total deposits were $20.2 million and consisted of deposits of individuals and small businesses in the local market. Stockholders' equity was $7.4 million. Between January 1, 2000 and March 3, 2000 North Georgia National received net proceeds of $353,243, the result of the sale in a non-public offering of 17,667 shares of its common stock, and also the sale, to David J. Lance, president of North Georgia National, of 14,950 shares of its common stock. Mr. Lance purchased these shares as a result of his employment agreement with North Georgia National. During the first quarter of 2000, North Georgia National's capital was reduced by $221,000 for losses recorded through March 31, 2000 of $218,000 coupled with additional unrealized losses on available for sale securities of $3,000.

    As indicated in the above table, North Georgia National's total assets grew at a rate of 16.69%. This high rate of growth is not uncommon for a de novo bank. North Georgia National's deposits also grew by 19.29%, and these funds were invested in loans and securities. North Georgia National's loan to deposit ratio has increased from 98.4% at December 31, 1999 to 101.9% at March 31, 2000 as new loan demand exceeded new deposit growth during the first quarter.

    North Georgia National's non-public offering of its common stock began on December 10, 1999 and ended March 3, 2000. North Georgia National sold a total of 167,467 shares of common stock, at $12.00 per share, raising a total of $2,009,604 in capital.

Liquidity

    As of March 31, 2000, North Georgia National had liquid assets of $5.6 million ($1.5 million in cash and due from banks, $3.2 million in available for sale investment securities and $0.9 million in federal funds sold). North Georgia National's liquidity was 21.79% as of March 31, 2000. Management and the board of directors monitor liquidity on a regular basis and believe that liquidity is adequate to meet anticipated needs.

Capital

    The minimum capital requirements for banks require a leverage capital to assets ratio of at least 4%, core capital to risk-weighted assets ratio of at least 4%, and total capital to risk-weighted assets of at least 8%. In addition to these regulatory requirements, de novo banks are required to maintain higher ratios during the first five years of operation. North Georgia National's
capital ratios are far in excess of these requirements.   The actual capital
ratios are as follows:


                              Actual                 Regulatory Requirement
                              ------                 ----------------------
Leverage Capital Ratio        28.82%                          4.00%
Risk Based Capital Ratios:
 Tier 1                       31.27%                          4.00%
  Total Risk Based            32.33%                          8.00%

Results of Operations

    North Georgia National began banking operations on February 10, 1999. Prior to commencement, North Georgia National was engaged in activities involving its formation, selling its common stock and obtaining necessary regulatory approvals. Management expects that North Georgia National will continue to incur operating losses during the first three quarters of 2000. As loans and other interest-earning assets increase, management expects that they will generate interest income sufficient to cover interest expense and other operating expenses.

    Following is a summary of North Georgia National's operations for the periods indicated:

                                                   Three Months Ended
                                                         March 31
                                                   2000             1999                   Increase
                                                   Dollars in Thousands                   (Decrease)
                                               ----------------------------            -----------------
Interest Income:
  Loans                                            $ 406            $  10                   $396
  Securities                                          41               86                    (45)
  Fed Funds                                           27               25                      2
Total Interest Income                              $ 474            $ 121                   $353

Total Interest Expense                             $ 217            $  25                   $192

Net Interest Income                                $ 257            $  96                   $161

Loan Loss Provision                                   60                8                     52

Other Income                                          35               15                     20

Other Expense                                        463              296                    157

Net Loss                                           $(221)           $(193)                  $(28)

      As indicated in the above table, North Georgia National's net interest income was $217,000. North Georgia National's net interest margin for the first quarter 2000 was 4.55% as compared to 4.41% for the entire year of 1999. The net interest margin has increased slightly as average loans become a larger component of average interest earning assets.

      The significant growth in loan demand has prompted North Georgia National to increase its provision for loan losses. The provision for the first quarter 2000 was $60,000 and increased from the first quarter of 1999 by $52,000. The allowance for loan losses is maintained at a level that is deemed appropriate by management to adequately cover all known and inherent risks in the loan portfolio. Management's evaluation of the loan portfolio includes a continuing review of loan loss experience, current economic conditions which may affect a borrower's ability to repay and the underlying collateral value.

      Information with respect to nonaccrual, past due and restructured loans at March 31, 2000 and 1999 is as follows:

                                                                                   March 31
                                                                            2000               1999
                                                                             (Dollars in Thousands)
                                                                        -----------------------------
Nonaccrual Loans                                                          $   0               $   0
Loans contractually past due ninety days or more as to
   interest or principal payments and still accruing                          0                   0
Restructured Loans                                                            0                   0
Loans, now current about which there are serious doubts
   as to the ability of borrowers to comply with loan                        77                   0
   repayment terms
Interest income that would have been recorded on nonaccrual
  and restructured loans under original terms                                 0                   0
Interest income that was recorded on nonaccrual and                           0                   0
   restructured loans

      It is the policy of North Georgia National to discontinue the accrual of interest income when, in the opinion of management, collection of such interest becomes doubtful. This status is accorded such interest when (1) there is a significant deterioration in the financial condition of the borrower and full repayment of the principal and interest is not expected and (2) the principal or interest is more than ninety days past due, unless the loan is both well-secured and in the process of collection.

      Loans classified for regulatory purposes as loss, doubtful, substandard, or special mention that have not been included in the preceding table do not represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources. These classified loans do not represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

      Information regarding certain loans and allowance for loan loss data through March 31, 2000 and 1999 is as follows:

                                                                                      Three Months Ended
                                                                                   2000                1999
                                                                                    (Dollars in Thousands)
Average amount of loans outstanding                                             $17,739               $ 382
                                                                              ===============================
Balance of allowance for loan losses at beginning of period                         200                   0
                                                                                      0                   0
Loans charged off                                                                    77                   0
  Commercial and financial                                                            0                   0
  Real estate mortgage                                                                0                   0
  Installment                                                                         7                   0
                                                                              -------------------------------
                                                                                      7                   0
                                                                              -------------------------------

Loans recovered
  Commercial and financial                                                            0                   0
  Real estate mortgage                                                                0                   0
  Installment                                                                         0                   0
                                                                                      0                   0
                                                                              -------------------------------
 Net charge-offs                                                                      7                   0

Additions to allowance charged to operating expense during period                    60                   8

Balance of allowance for loan losses at end of period                               253                   8
                                                                              ===============================

Ratio of net loans charged off during the period to average                        0.04%                N/A
   loans outstanding

Other Income and Expense

  The increases in other operating income and expenses are due to North Georgia National's being open the entire first quarter of 2000 and to its overall growth.

  Other operating income, consisting primarily of service charges on deposit accounts, has increased by $21,000 for the first quarter of 2000 as compared to the first quarter of 1999.

  Other operating expenses have increased by $157,000 for the first quarter of 2000 as compared to the first quarter of 1999. Salaries and employee benefits have increased by $45,000, occupancy and equipment expenses have increased by $50,000, and other expenses have increased by $62,000.

              SELECTED FINANCIAL INFORMATION AND STATISTICAL DATA

     The tables and schedules on the following pages set forth significant financial information and statistical data with respect to the distribution of assets, liabilities and shareholders' equity of North Georgia National, and the interest rates experienced by North Georgia National; the investment portfolio of North Georgia National; the loan portfolio of North Georgia National, including types of loans, maturities, and sensitivities of loans to changes in interest rates and information on nonperforming loans; summary of the loan loss experience and reserves for loan losses of North Georgia National; types of deposits of North Georgia National and the return on equity and assets for North Georgia National.

                    DISTRIBUTION OF ASSETS, LIABILITIES, AND
                             STOCKHOLDERS' EQUITY:
                   INTEREST RATES AND INTEREST DIFFERENTIALS

Average Balances

The condensed average balance sheet for the period indicated is presented below.
(1)

                                                            Year Ended December 31, 1999
                                                            ----------------------------
         ASSETS                                                (Dollars in Thousands)
Cash and due from banks                                               $   968
Taxable securities                                                      2,200
Federal funds sold                                                      1,469
Loans (2)                                                               7,199
Allowance for loan losses                                                 (17)
Other assets                                                            2,303
                                                                      -------
                                                                      $14,122
                                                                      =======

   Total interest-earning assets                                      $10,868
                                                                      =======

   LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
   Noninterest-bearing demand                                         $   811
   Interest-bearing demand                                              4,302
   Savings                                                                161
   Time                                                                 2,539
                                                                      -------
          Total deposits                                              $ 7,813

   Federal funds purchased                                                126
   Other liabilities                                                       56
                                                                      -------
          Total liabilities                                             7,995
                                                                      -------
   Stockholders' equity                                                 6,127
                                                                      -------
                                                                      $14,122
                                                                      =======

          Total interest-bearing liabilities                          $ 7,128
                                                                      =======

(1) Average balances were determined using the daily average balances during the year.
(2)  There were no nonaccrual loans included in average loans.

Interest Income and Interest Expense

     The following tables set forth the amount of North Georgia National's interest income and interest expense for each category of interest-earning assets and interest-bearing liabilities; the average interest rate for total interest-earning assets and total interest-bearing liabilities; net interest spread; and net yield on average interest-earning assets. These rates do not include the time period prior to the beginning of its banking operations.

                                                                Year Ended December 31, 1999
                                                              --------------------------------
                                                                                       Average
                                                            Interest                    Rate
                                                          -------------------------------------
                                                                   (Dollars in Thousands)
INTEREST INCOME:
  Interest and fees on loans (1)                             $533                        8.09%
  Interest on taxable securities                              112                        5.53
  Interest on Federal funds sold                               68                        5.06
  Interest earned during the period prior to
    beginning of banking operations                            78                          --
                                                             ----                        ----
  Total interest income                                      $791                        7.16
                                                             ----                        ----
INTEREST EXPENSE:
  Interest on interest-bearing demand
    Deposits                                                 $148                        3.77
  Interest on savings deposits                                  4                        2.40
  Interest on time deposits                                   114                        4.91
  Interest on Federal funds purchased                           7                        6.33
  Interest incurred during the period
    prior to beginning of banking
    operations                                                 19                          --
                                                             ----                        ----
  Total interest expense                                      292                        4.19
                                                             ----                        ----
NET INTEREST INCOME                                          $499
  Net interest spread                                        ====                        2.97%
                                                                                         ====
  Net yield on average interest-earning assets                                           4.41%
                                                                                         ====

(1) Interest and fees on loans includes $27,000 of loan fee income for the year ended December 31, 1999. There were no nonaccrual loans during 1999.

Rate and Volume Analysis

     Because North Georgia National began its banking operations in 1999, the change in net interest income from banking operations is all due to volume. Therefore, a rate and volume analysis is not presented.

                              INVESTMENT PORTFOLIO

Types of Investments

     The carrying amounts of securities at the dates indicated, which are all classified as available-for-sale, are summarized as follows:

                                              December 31, 1999
                                              -----------------
                                            (Dollars in Thousands)

     U.S. Government agencies                      $   2,174
     Equity securities                                   254
                                                   ---------

                                                   $   2,428
                                                   =========

Maturities

     The amounts of debt securities in each category as of December 31, 1999 are shown in the following table according to contractual maturity classifications
(1) one year or less, (2) after one year through five years, (3) after five years through ten years and (4) after ten years.

                                                               After one year             After five years
                                One year or less             Through five years          Through ten years
                            -----------------------        ----------------------       --------------------
                             Amount       Yield (1)        Amount        Yield (1)      Amount      Yield (1)
                            -----------------------        -----------------------      ---------------------
U.S. Government agencies     $   --          --            $ 2,174       5.56%          $ ----       ----
                             ======                        =======                      ======

                                    After ten years                     Total
                                 ------------------------             ---------
                                 Amount          Yield(1)        Amount        Yield (1)
                                -------------------------     ---------------------------
U.S. Government agencies        $   --            --             $2,174         5.56%
                                ======                           ======


(1) Yields were computed using coupon interest, adding discount accretion or subtracting premium amortization, as appropriate, on a ratable basis over the life of each security. The weighted average yield for each maturity range was computed using the carrying value of each security in that range.

                                 LOAN PORTFOLIO

Types of Loans


    The amount of loans outstanding at the indicated dates are shown in the following table according to the type of loan.

                                                                     December 31, 1999
                                                                     -----------------
                                                                   (Dollars in Thousands)
 Commercial                                                               $ 7,931
 Real estate-construction                                                     253
 Real estate-mortgage                                                       5,522
 Consumer installment loans and other                                       3,138
                                                                          -------
                                                                           16,844
 Less allowance for loan losses                                              (200)
                                                                          -------
 Net loans                                                                $16,644
                                                                          =======

Maturities and Sensitivities of Loans to Changes in Interest Rates

     Total loans as of December 31, 1999 are shown in the following table according to contractual maturity classifications (1) one year or less, (2) after one year through five years, and (3) after five years.

     The disclosure of loans by the required categories, commercial and financial and real estate - construction, is not available and would involve undue burden and expense to North Georgia National. In making this determination, North Georgia National has considered the estimated cost to compile the required information and its current electronic data processing capability.

                                              (Dollars in Thousands)
    Maturity
       One year or less                             $  13,170
       After one year through five years                3,674
       After five years                                     -
                                                    ---------
                                                    $  16,844
                                                    =========

     The following table summarizes loans at December 31, 1999 with the due dates after one year which have predetermined and floating or adjustable interest rates.

                                              (Dollars in Thousands)

       Predetermined interest rates                $  1,576
       Floating or adjustable interest rates          2,098
                                                   --------
                                                   $  3,674
                                                   ========

Risk Elements

     Information with respect to nonaccrual, past due, and restructured loans at December 31, 1999 is as follows:

                                                                            December 31, 1999
                                                                          ----------------------
                                                                           (Dollars in Thousands)

     Nonaccrual loans                                                                 $0
     Loans contractually past due ninety days or more
       as to interest or principal payments and still accruing                         0
     Restructured loans                                                                0
     Loans, now current about which there are serious
       doubts as to the ability of the borrower to comply
       with loan repayment terms                                                       0
     Interest income that would have been recorded on
       nonaccrual and restructured loans under original terms                          0
     Interest income that was recorded on nonaccrual and
       restructured loans                                                              0


     It is North Georgia National's policy to discontinue the accrual of interest income when, in the opinion of management, collection of such interest becomes doubtful. This status is accorded such interest when (1) there is a significant deterioration in the financial condition of the borrower and full repayment of principal and interest is not expected and (2) the principal or interest is more than ninety days past due, unless the loan is both well-secured and in the process of collection.

     Loans classified for regulatory purposes as loss, doubtful, substandard, or special mention that have not been included in the table above do not represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources. These classified loans do not represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

                        SUMMARY OF LOAN LOSS EXPERIENCE

     The following table summarizes average loan balances for the year determined using the daily average balances during the period of banking operations; changes in the allowance for loan losses arising from loans charged off and recoveries on loans previously charged off; additions to the allowance which have been charged to operating expense; and the ratio of net charge-offs during the period to average loans.

                                                             Year Ended December 31, 1999
                                                             ----------------------------
                                                                 (Dollars in Thousands)

     Average amount of loans outstanding                                  $7,199
                                                                          ======
     Balance of allowance for loan losses
       at beginning of period                                             $   --
                                                                          ------
     Loans charged off, installment                                            1
                                                                          ------
     Loans recovered                                                          --
                                                                          ------
     Net charge-offs                                                           1
                                                                          ------
     Additions to allowance charged to operating
       expense during period                                                 201
                                                                          ------
     Balance of allowance for loan losses
       at end of period                                                   $  200
                                                                          ======
     Ratio of net loans charged off during the
       period to average loans outstanding                                   .01%
                                                                          ======

Allowance for Loan Losses

     The allowance for loan losses is maintained at a level that is deemed appropriate by management to adequately cover all known and inherent risks in the loan portfolio. Management's evaluation of the loan portfolio includes a periodic review of loan loss experience, current economic conditions which may affect the borrower's ability to pay and the underlying collateral value of the loans.

     As of December 31, 1999, management had made no allocations of its allowance for loan losses to specific categories of loans. Based on management's best estimate, the allocation of the allowance for loan losses to types of loans, as of the indicated dates, is as follows:

                                                                              December 31, 1999
                                                                                           Percent of loans in each
                                                                     Amount                 category to total loans
                                                                   ----------              ------------------------
                                                              (Dollars in Thousands)
Commercial                                                             $110                         47.09%
Real estate - construction                                               10                           .50
Real estate - mortgage                                                   50                         32.78
Consumer installment loans and other                                     30                         18.63
                                                                       ----                        ------
                                                                       $200                        100.00%
                                                                       ====                        ======

                                    DEPOSITS

     The average amount of deposits and average rates paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand deposits, savings deposits, and time deposits, for the period of banking operations is presented below.(1)

                                                                       1999
                                                          Amount                   Rate
                                                          ------                   ----
                                                              (Dollars in Thousands)
Noninterest-bearing demand deposits                      $  811                      --%
Interest-bearing demand deposits                          4,302                    3.77
Savings deposits                                            161                    2.40
Time deposits                                             2,539                    4.91
                                                         ------
        Total deposits                                   $7,813
                                                         ======


(1) Average balances were determined using the daily average balances during the year.

     The amounts of time certificates of deposit issued in amounts of $100,000 or more as of December 31, 1999 are shown below by category, which is based on time remaining until maturity of (1) three months or less, (2) over three through six months, (3) over six through twelve months, and (4) over twelve months.

                                                     (Dollars in Thousands)
     Three months or less                                     $2,603
     Over three months through six months                        830
     Over six months through twelve months                        --
     Over twelve months                                           --
                                                              ------
       Total                                                  $3,433
                                                              ======


                   RETURN ON ASSETS AND STOCKHOLDERS' EQUITY

    The following rate of return information for the year indicated is presented below.

                                              1999

     Return on assets (1)                     (8.24)%
     Return on equity (2)                    (19.00)
     Dividend payout ratio (3)                   --
     Equity to assets ratio (4)               43.38

(1)  Net loss divided by average total assets.
(2)  Net loss divided by average equity.
(3)  Dividends declared per share of common stock divided by net loss per share.
(4)  Average common equity divided by average total assets.

                      BUSINESS OF NORTH GEORGIA COMMUNITY

General

     North Georgia Community was incorporated as a Georgia corporation on February 18, 2000 to serve as the holding company for and the sole shareholder of North Georgia National. North Georgia Community was organized at the direction of North Georgia National and has had no business operations since its incorporation.

Proposed Activities

     Management of North Georgia Community is reviewing nonbanking and financial activities permissible for the holding company but has no specific plans with respect to such activities. North Georgia Community's future activities may be conducted by subsidiary corporations which have not yet been organized. Beginning nonbanking and financial operations by subsidiaries, if they are organized, will depend upon approval by the board of directors of North Georgia Community and by the appropriate regulatory authorities.

Competition

     Currently, six commercial banks and one savings bank operate in North Georgia Community's primary market area of Gordon County, Georgia. They are:

 .  AmSouth Bank, a bank of an Alabama-based bank holding company;

 .  Wachovia Bank, N.A., a bank of a North Carolina-based bank holding company;

 . First National Bank of Northwest Georgia, a bank owned by Hardwick Holding Company, Dalton, Georgia;

 . Georgia Bank & Trust, a bank owned by Synovus Financial Corp., Columbus, Georgia;

 .  First Market Bank, a bank of a Tennessee-based holding company;

 .  NBC Bank, FSB, a branch of a Tennessee-based savings association; and

 .  Regions Bank, a bank of an Alabama-based bank holding company.

        North Georgia Community will compete with these financial institutions for deposit and loan customers in Gordon County. Most of these financial institutions have greater resources than are now available to North Georgia Community. With limited exceptions, these financial institutions offer all of the banking services offered by North Georgia Community and North Georgia National.

Employees

     David J. Lance is President of North Georgia Community. North Georgia Community does not have any other employees at this time.

Property

        North Georgia Community's main office is located at 350 West Belmont Drive, Calhoun, Georgia. At the present time, North Georgia Community does not have any plans to establish additional offices.

Legal Proceedings

        North Georgia Community is not a party to any legal proceedings.

Directors and Executive Officers

        David J. Lance is a director and President of North Georgia Community. Thomas M. Kinnamon is a director and Secretary of North Georgia Community.

        Directors will be elected at each annual meeting of shareholders to serve a term of one year. When and if the board of directors consists of six or more members, directors will be elected for three-year terms, so that the term of office of one class of directors will expire each year.

        At the present time, the directors and officers of North Georgia Community do not receive compensation for their services to North Georgia Community.

Interests of Management in the Reorganization

        At the present time, David J. Lance owns the one issued and outstanding share of North Georgia Community common stock, and he paid $12.00 for the share. As soon as practicable after the reorganization, North Georgia Community will redeem the one share issued to Mr. Lance. After the redemption, the outstanding shares of North Georgia Community common stock will consist solely of shares issued to North Georgia National shareholders in the reorganization.

        Except as described above, no director or officer of North Georgia National has any direct or indirect interest in the reorganization, except an interest related to his or her ownership of North Georgia National common stock or to his or her position as a director or officer of North Georgia National.

Management Stock Ownership

        As of the date of this proxy statement/prospectus, David J. Lance owned the one issued and outstanding share of North Georgia Community common stock. See - Interests of Management in the Reorganization.

Pro Forma Capitalization

     The following table presents the capitalization of North Georgia Community and North Georgia National at March 31, 2000, and the resulting consolidated capitalization on a pro forma basis.

                                                        PRO FORMA CAPITALIZATION

                                                             MARCH 31, 2000

                                              North              North
                                             Georgia            Georgia            Pro Forma         Pro Forma
                                            Community           National          Adjustments       Consolidated
                                            ---------         -----------         -----------       ------------
Common stock                                   $12            $ 4,514,585   (a)          (12)         9,306,401
                                                                            (b)    4,791,816
Preferred stock                                  0                      0                                     0
Capital surplus                                  0              4,791,816   (b)   (4,791,816)                 0
Accumulated deficit                              0             (1,834,097)                           (1,834,097)
Accumulated other comprehensive loss             0                (74,850)                              (74,850)
                                               ---            -----------                           -----------
     Total stockholders' equity                $12            $ 7,397,454                           $ 7,397,454
                                               ===            ===========                           ===========

(a)  To record redemption of common stock

(b)  To reclassify capital surplus to common stock


Supervision and Regulation

     North Georgia National is subject to extensive state and federal banking regulations that impose restrictions on and provide for general regulatory oversight of our operations. These laws are generally intended to protect depositors, not shareholders. Upon completion of the reorganization, North Georgia Community will also be subject to extensive state and federal banking regulations. The following discussion describes the material elements of the regulatory framework that will apply to North Georgia Community and North Georgia National.

North Georgia Community

     Since North Georgia Community will own all of the capital stock of North Georgia National, it will be a bank holding company under the federal Bank Holding Company Act of 1956. As a result, North Georgia Community will primarily be subject to the supervision, examination, and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

     Acquisitions of Banks. The Bank Holding Company Act requires every bank holding company to obtain the Federal Reserve's prior approval before:

  . Acquiring direct or indirect ownership or control of any voting shares of any bank if, after the acquisition, the bank holding company will directly or indirectly own or control more than 5% of the bank's voting shares;

  .  Acquiring all or substantially all of the assets of any bank; or

  .  Merging or consolidating with any other bank holding company.

     Additionally, the Bank Holding Company Act provides that the Federal Reserve may not approve any of these transactions if it would result in or tend to create a monopoly or, substantially lessen competition or otherwise function as a restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. The Federal Reserve's consideration of financial resources generally focuses on capital adequacy, which is discussed below.

     Under the Bank Holding Company Act, if adequately capitalized and adequately managed, North Georgia Community or any other bank holding company located in Georgia may purchase a bank located outside of Georgia. Conversely, an adequately capitalized and adequately managed bank holding company located outside of Georgia may purchase a bank located inside Georgia. In each case, however, restrictions may be placed on the acquisition of a bank that has only been in existence for a limited amount of time or will result in specified concentrations of deposits. For example, Georgia law prohibits a bank holding company from acquiring control of a financial institution until the target financial institution has been incorporated for five years. As a result, no bank holding company may acquire control of North Georgia Community until after the fifth anniversary date of North Georgia National's incorporation.

     Change in Bank Control. Subject to various exceptions, the Bank Holding Company Act and the Change in Bank Control Act, together with related regulations, require Federal Reserve approval prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person or company acquires 10% or more, but less than 25%, of any class of voting securities and either:

     . The bank holding company has registered securities under Section 12 of the Securities Act of 1934, or

     . No other person owns a greater percentage of that class of voting securities immediately after the transaction.

North Georgia Community intends to register our common stock under the Securities Exchange Act of 1934. The regulations provide a procedure for challenge of the rebuttable control presumption.

     Permitted Activities. On November 12, 1999, President Clinton signed the Gramm-Leach-Bliley Act. This Act amends the Bank Holding Company Act and greatly expands the activities in which bank holding companies and affiliates of banks are permitted to engage. The Act eliminates many federal and state law barriers to affiliations among banks and securities firms, insurance companies, and other financial service providers. The provisions of the Act relating to permitted activities of bank holding companies and affiliates of banks became effective on March 11, 2000. The following discussion describes the activities in which North Georgia Community will be permitted to engage under the Bank Holding Company Act, as amended by the Gramm-Leach-Bliley Act, upon completion of the reorganization.

     Generally, if North Georgia Community qualifies and elects to become a financial holding company, which is described below, it may engage in activities that are:

  .  Financial in nature;

  .  Incidental to a financial activity; or

  . Complementary to a financial activity and do not pose a substantial risk to the safety or soundness of depository institutions or the financial system generally.

     In determining whether a particular activity is financial in nature or incidental or complementary to a financial activity, the Federal Reserve must consider (1) the purpose of the Bank Holding Company and Gramm-Leach-Bliley Acts, (2) changes or reasonable expected changes in the marketplace in which financial holding companies compete and in the technology for delivering financial services, and (3) whether the activity is necessary or appropriate to allow financial holding companies to effectively compete with other financial service providers and to efficiently deliver information and services. The Act expressly lists the following activities as financial in nature:

  .  Lending, trust and other banking activities;

  . Insuring, guaranteeing, or indemnifying against loss or harm, or providing and issuing annuities, and acting as principal, agent, or broker for these purposes, in any state;

  .  Providing financial, investment, or advisory services;

  . Issuing or selling instruments representing interests in pools of assets permissible for a bank to hold directly;

  .  Underwriting, dealing in or making a market in securities;

  . Other activities that the Federal Reserve may determine to be so closely related to banking or managing or controlling banks as to be a proper incident to managing or controlling banks;

  . Foreign activities permitted outside of the United States if the Federal Reserve has determined them to be usual in connection with banking operations abroad;

  .  Merchant banking through securities or insurance affiliates; and

  .  Insurance company portfolio investments.

     To qualify to become a financial holding company, North Georgia Community's depository institution subsidiaries must be well capitalized and well managed and must have a Community Reinvestment Act rating of at least "satisfactory." Additionally, North Georgia Community must file an election with the Federal Reserve to become a financial holding company and provide the Federal Reserve with 30 days written notice prior to engaging in a permitted financial activity. Although North Georgia Community does not have any immediate plans to file an election with the Federal Reserve to become a financial holding company, one of the primary reasons North Georgia National selected the holding company structure was to have increased flexibility. Accordingly, if deemed appropriate in the future, North Georgia Community may elect to become a financial holding company.

     Under the Bank Holding Company Act, a bank holding company which has not qualified or elected to become a financial holding company is generally prohibited from engaging in non-banking activities, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in nonbanking activities unless, prior to the enactment of the Gramm-Leach-Bliley Act, the Federal Reserve found those activities to be so closely related to banking as to be a proper incident to the business of banking. Activities that the Federal Reserve has found to be so closely related to banking as to be a proper incident to the business of banking include:

  .  Factoring accounts receivable;

  .  Acquiring or servicing loans;

  .  Leasing personal property;

  .  Conducting discount securities brokerage activities;

  .  Performing selected data processing services;

  . Acting as agent or broker in selling credit life insurance and other types of insurance in connection with credit transactions; and

  .  Performing selected insurance underwriting activities.

     Despite prior approval of a non-banking activity, the Federal Reserve may order a bank holding company or its subsidiaries to terminate any of these activities, or to terminate its ownership or control of any subsidiary engaged in the activities, when it has reasonable cause to believe that the bank holding company's continued activity, ownership, or control constitutes a serious risk to the financial safety, soundness, or stability of any of its bank subsidiaries.

     Support of Subsidiary Institutions. Under Federal Reserve policy, North Georgia Community is expected to act as a source of financial strength for North Georgia National and to commit resources to support North Georgia National.
This support may be required at times when, without this Federal Reserve policy, North Georgia Community might not be inclined to provide it. In the unlikely event of North Georgia Community' bankruptcy, any commitment by it to a federal bank regulatory agency to maintain the capital of North Georgia National will be assumed by the bankruptcy trustee and entitled to a priority of payment.

North Georgia National

     Since North Georgia National is a national bank, it is subject to the supervision, examination and reporting requirements of the National Bank Act and the regulations of the Office of the Comptroller of the Currency. The Office of the Comptroller of the Currency regularly examines North Georgia National's operations and has the authority to approve or disapprove mergers, the establishment of branches and similar corporate actions. The Office of the Comptroller of the Currency also has the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law. Additionally, North Georgia National's deposits are insured by the FDIC to the maximum extent provided by law. North Georgia National is also subject to numerous state and federal statutes and regulations that affect its business, activities and operations.

     Branching. National banks are required by the National Bank Act to adhere to branching laws applicable to state banks in the states in which they are located. Under current Georgia law, North Georgia National may open branch offices throughout Georgia with the prior approval of the Office of the Comptroller of the Currency. In addition, with prior regulatory approval, North Georgia National will be able to acquire branches of existing banks located in Georgia. North Georgia National and any other national or state-chartered bank generally may branch across state lines by merging with banks in other states if allowed by the applicable states' laws. Georgia law, with limited exceptions, currently permits branching across state lines through interstate mergers.

  Under the Federal Deposit Insurance Act, states may "opt-in" and allow out-of-state banks to branch into their state by establishing a new start-up branch in the state. Currently, Georgia has not opted-in to this provision. Therefore, interstate merger is the only method through which a bank located outside of Georgia may branch into Georgia. This provides a limited barrier of entry into the Georgia banking market, which protects us from an important segment of potential competition. However, because Georgia has elected not to opt-in, our ability to establish a new start-up branch in another state may be limited.
Many states that have elected to opt-in have done so on a reciprocal basis, meaning that an out-of-state bank may establish a new start-up branch only if their home state has also elected to opt-in. Consequently, until Georgia changes its election, the only way North Georgia National will be able to branch into states that have elected to opt-in on a reciprocal basis will be through interstate merger.

     Prompt Corrective Action. The Federal Deposit Insurance Corporation Improvement Act of 1991 establishes a system of prompt corrective action to resolve the problems of undercapitalized financial institutions. Under this system, the federal banking regulators have established five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) in which all institutions are placed. Federal banking regulators are required to take various mandatory supervisory actions and are authorized to take other discretionary actions with respect to institutions in the three undercapitalized categories. The severity of the action depends upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

     An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency.
A bank holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to various limitations. The controlling holding company's obligation to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches or engaging in any new line of business, except under an accepted capital restoration plan or with FDIC approval. The regulations also establish procedures for downgrading an institution and a lower capital category based on supervisory factors other than capital.

     FDIC Insurance Assessments. The FDIC has adopted a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The system assigns an institution to one of three capital categories: (1) well capitalized; (2) adequately capitalized; and (3) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. The FDIC also assigns an institution to one of three supervisory subgroups based on a supervisory evaluation that the institution's primary federal regulator provides to the FDIC and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. Assessments range from 0 to 27 cents per $100 of deposits, depending on the institution's capital group and supervisory subgroup. In addition, the FDIC imposes assessments to help pay off the $780 million in annual interest payments on the $8 billion Financing Corporation bonds issued in the late 1980s as part of the government rescue of the thrift industry. This assessment rate is adjusted quarterly and is set at 2.08 cents per $100 of deposits for the second quarter of 2000.

     The FDIC may terminate its insurance of deposits if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.

     Community Reinvestment Act. The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their respective jurisdictions, the Federal Reserve, the FDIC, or the Office of the Comptroller of the Currency, shall evaluate the record of each financial institution in meeting the credit needs of its local community, including low and moderate income neighborhoods. These facts are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility. Failure to adequately meet these criteria could impose additional requirements and limitations on North Georgia National. Under the Gramm-Leach-Bliley Act, banks with aggregate assets of not more than $250 million will be subject to a Community Reinvestment Act examination only once every 60 months if the bank receives an outstanding rating, once every 48 months if it receives a satisfactory rating and as needed if the rating is less than satisfactory. Additionally, banks will be required to publicly disclose the terms of various Community Reinvestment Act-related agreements.

     Other Regulations. Interest and other charges collected or contracted for by North Georgia National are subject to state usury laws and federal laws concerning interest rates. North Georgia National's loan operations are also subject to federal laws applicable to credit transactions, such as:

  . The federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

  . The Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

  . The Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

  . The Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

  . The Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

  . The rules and regulations of the various federal agencies charged with the responsibility of implementing these federal laws.

The deposit operations of North Georgia National are subject to:

  . The Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; and

  . The Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve to implement that act, which govern automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Capital Adequacy

     North Georgia Community will be required to comply with the capital adequacy standards established by the Federal Reserve. The Federal Reserve has established a risk-based and a leverage measure of capital adequacy for bank holding companies.

     The Federal Reserve's risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profiles among bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items, such as letters of credit and unfunded loan commitments, are assigned to broad risk categories, each with appropriate risks weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

     The minimum guideline for the ratio of total capital to risk-weighted assets is 8%. Total capital consists of two components, Tier 1 Capital and Tier 2 Capital. Tier 1 Capital generally consist of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and other specified intangible assets. Tier 1 Capital must equal at least 4% of risk-weighted assets. Tier 2 Capital generally consists of subordinated debt, other preferred stock, and a limited amount of loan loss reserves. The total amount of Tier 2 Capital is limited to 100% of Tier 1 Capital.

     The Federal Reserve's leverage ratio guidelines for bank holding companies provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and other specified intangible assets, of 3% for bank holding companies that meet specified criteria, including having the highest regulatory rating and implementing the Federal Reserve's risk-based capital measure for market risk. All other bank holding companies generally are required to maintain a leverage ratio of at least 4%. The guidelines also provide that bank holding companies experiencing internal growth, as will be the case for North Georgia Community, or making acquisitions will be expected to maintain strong capital positions
substantially above the minimum supervisory levels.   Furthermore, the Federal
Reserve has indicated that it will consider a bank holding company's Tier 1 Capital leverage ratio, after deducting all intangibles and other indicators of capital strength in evaluating proposals for expansion or new activities. Failure to meet capital guidelines could subject a bank holding company to a variety of enforcement remedies, including issuance of a capital directive.

     North Georgia Community is also subject to capital guidelines which provide for minimum ratios of total capital to total assets.

Payment of Dividends

     North Georgia Community is a legal entity separate and distinct from North Georgia National. The principal sources of North Georgia Community's cash flow, including cash flow to pay dividends to its shareholders, will be dividends that North Georgia National will pay to North Georgia Community. Statutory and regulatory limitations apply to North Georgia National's payment of dividends to North Georgia Community as well as to North Georgia Community's payment of dividends to its shareholders.

Restrictions on Transactions with Affiliates

     Upon completion of the reorganization, North Georgia Community and North Georgia National will be subject to the provisions of Section 23A of the Federal Reserve Act. Section 23A places limits on the amount of:

  .  A bank's loans or extensions of credit to affiliates;

  .  A bank's investment in affiliates;

  . Assets a bank may purchase from affiliates, except for real and personal property exempted by the Federal Reserve;

  . The amount of loans or extensions of credit to third parties collateralized by the securities or obligations of affiliates; and

  . A bank's guarantee, acceptance or letter of credit issued on behalf of an affiliate.

     The total amount of the above transactions is limited in amount, as to any one affiliate, to 10% of a bank's capital and surplus and, as to all affiliates combined, to 20% of a bank's capital and surplus. In addition to the limitation on the amount of these transactions, each of the above transactions must also meet specified collateral requirements. North Georgia National must also comply with other provisions designed to avoid the taking of low-quality assets.

     North Georgia Community and North Georgia National will also be subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibit an institution from engaging in the above transactions with affiliates unless the transactions are on terms substantially the same, or at least as favorable to the institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

Privacy

     Financial institutions are required to disclose their policies for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing personal financial information with nonaffiliated third parties except for third parties that market the institutions' own products and services. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing or other marketing through electronic mail to consumers.

Proposed Legislation and Regulatory Action

     New regulations and statutes are regularly proposed that contain wide-ranging proposals for altering the structures, regulations and competitive relationships of the nation's financial institutions. We cannot predict whether or in what form any proposed regulation or statute will be adopted or the extent to which North Georgia Community's business may be affected by any new regulation or statute.

Effect of Governmental Monetary Policies

     North Georgia National's earnings are, and upon completion of the reorganization, North Georgia Community's earnings will be affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve's monetary policies have had, and are likely to continue to have, an important impact on the operating results of financial institutions through its power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The monetary policies of the Federal Reserve affect the levels of bank loans, investments and deposits through its control over the issuance of United States government securities, its regulation of the discount rate applicable to member banks and its influence over reserve requirements to which member banks are subject. We cannot predict the nature or impact of future changes in monetary and fiscal policies.

Vote Required

     To approve the Agreement, shareholders holding two-thirds of the outstanding shares of North Georgia National common stock must vote in favor of it. As of the record date, all directors and executive officers of North Georgia National as a group (12 persons) could vote approximately 358,150 shares of North Georgia National common stock, constituting approximately 40% of the total number of shares of North Georgia National common stock outstanding. North Georgia National's directors and executive officers have committed to vote their shares of common stock in favor of the Agreement.

Recommendation

     We believe that the proposed reorganization is in the best interests of North Georgia National and its shareholders, and we unanimously recommend that you vote FOR the Agreement.

              PROPOSAL 2 - APPROVAL OF THE NORTH GEORGIA NATIONAL
              ---------------------------------------------------
                          1999 STOCK INCENTIVE PLAN
                          -------------------------

     On November 18, 1999, the board of directors of North Georgia National adopted the North Georgia National Bank 1999 Stock Incentive Plan, subject to approval by the shareholders of North Georgia National. At the annual meeting, shareholders will be asked to consider and vote on the approval and adoption of the Stock Incentive Plan. The board of directors believes that the granting of stock options will assist North Georgia National in its efforts to attract and retain highly qualified persons to serve as directors, officers and employees.

     The board of directors has reserved 400,000 shares of North Georgia National's common stock for issuance under awards that may be made under the Stock Incentive Plan, subject to adjustment as provided in the Stock Incentive Plan.

     Applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), restrict North Georgia National's ability, in the absence of shareholder approval, to grant incentive stock options under Code Section 421 and to claim deductions which may otherwise be associated with the grant of nonqualified options under Code Section 162(m).

     The following description of the Stock Incentive Plan is qualified in its entirety by reference to the applicable provisions of the plan document, which is attached to this proxy statement/prospectus as Appendix C.


                       Terms of the Stock Incentive Plan

Administration

     The Stock Incentive Plan will be administered by a committee of the board of directors whose members are selected by the board (the "Administrative Committee"). When appointing members to the Administrative Committee, the board of directors will consider the advisability of complying with the disinterested standards contained in both Section 162(m) of the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Administrative Committee will have at least two members. At the present time, the Compensation Committee of the North Georgia National board of directors acts as the Administrative Committee. The Administrative Committee has the authority to grant awards under the Stock Incentive Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Stock Incentive Plan.

     In the event that the reorganization of North Georgia National into a one-bank holding company is approved by the shareholders, the Stock Incentive Plan will be assumed by North Georgia Community and will be administered by a committee of that board.

Stock Options

     The Stock Incentive Plan permits the Administrative Committee to make awards of options to purchase shares of North Georgia National's common stock and tax reimbursement payments to eligible persons. These discretionary awards may be made on an individual basis or through a program approved by the Administrative Committee for the benefit of a group of eligible persons. The Stock Incentive Plan permits the Administrative Committee to make awards incentive stock options and nonqualified stock options (collectively, "Stock Options").

     The number of shares of common stock as to which any Stock Option is granted and to whom any Stock Option is granted will be determined by the Administrative Committee, subject to the provisions of the Stock Incentive Plan. Stock Options may be made exercisable at the prices and may be made forfeitable or terminable under the terms established by the Administrative Committee, to the extent not otherwise inconsistent with the terms of the Stock Incentive Plan. Stock Options generally are not transferable or assignable during a holder's lifetime.

     The Stock Incentive Plan provides for the grant of incentive stock options and nonqualified stock options. The Administrative Committee will determine whether a Stock Option is an incentive stock option or a nonqualified stock option at the time the option is granted, and the option will be evidenced by a stock option agreement. Stock Options may be made exercisable on terms established by the Administrative Committee, to the extent not otherwise inconsistent with the terms of the Stock Incentive Plan. No eligible employee may be granted during any single fiscal year rights to shares of common stock under Stock Option which, in the aggregate, exceed 75,000 shares of common stock.

     The exercise price of a Stock Option will be set forth in the applicable stock option agreement. The exercise price of an incentive stock option may not be less than the fair market value of the common stock on the date of the grant nor less than 110% of the fair market value if the participant owns more than 10% of the outstanding common stock of North Georgia National or any subsidiary. At the time an incentive stock option is exercised, North Georgia National will be entitled to place a legend on the certificates representing the shares of common stock purchased to identify them as shares of common stock purchased upon the exercise of an incentive stock option. Nonqualified stock options may be made exercisable at a price no less than 85% of the fair market value of the common stock on the date that the option is granted. The Administrative Committee may permit an option exercise price:

  .  To be paid in cash; or

  .  By the delivery of previously-owned shares of common stock; or

  .  To be satisfied through a cashless exercise executed through a broker;
     or

  . By having a number of shares of common stock otherwise issuable at the time of exercise withheld.

The Administrative Committee also may authorize financing by North Georgia National to assist a participant with payment of the exercise price.

     The term of a Stock Option will be specified in the applicable stock option agreement. The term of any Stock Option may not exceed ten years from the date of grant; however, any incentive stock option granted to a participant who owns more than 10% of the common stock of North Georgia National or any subsidiary will not be exercisable after the expiration of five years from the date the option is granted. Subject to any further limitations in a stock option agreement, in the event of a participant's termination of employment, the term of an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment; provided, however, that if termination of employment is due to death or disability, up to one year will be substituted for the three-month period.

Tax Reimbursement Payments

     The Administrative Committee may make cash tax reimbursement payments designed to cover tax obligations of recipients that result from the exercise of a Stock Option.

Termination of Stock Options

     The terms of a particular Stock Option may provide that they terminate, among other reasons:

     . Upon the holder's termination of employment or other status with respect to North Georgia National or any affiliate of North Georgia National;

     .  Upon a specified date;

     .  Upon the holder's death or disability; or

     .  Upon the occurrence of a change in control of North Georgia National.

Stock Options may include exercise rights for a holder's estate or personal representative in the event of the holder's death or disability. At the Administrative Committee's discretion, Stock Options that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of a Stock Option and to the provisions of the Stock Incentive Plan.

Reorganizations

     The number of shares of common stock reserved for issuance in connection with the grant of a Stock Option and the exercise price of a Stock Option are subject to adjustment in the event of any recapitalization of North Georgia National or similar event effected without the receipt of consideration.

     In the event of specified corporate reorganizations, Stock Options may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Administrative Committee, provided that the adjustment is not inconsistent with the terms of the Stock Incentive Plan or any agreement reflecting the terms of a Stock Option. North Georgia National may also use the Stock Incentive Plan to assume obligations previously incurred in favor of persons who are eligible to participate under the Stock Incentive Plan.

     In the event the reorganization of North Georgia National into a one-bank holding company is approved by the shareholders, North Georgia Community will assume the Stock Incentive Plan and, as a result, North Georgia Community will be substituted for North Georgia National with regard to the operative provisions of the Stock Incentive Plan. In addition, North Georgia Community common stock will be substituted for North Georgia National common stock on a one-to-one basis as the shares reserved for issuance under the Stock Incentive Plan.

Amendments or Termination

     Although the Stock Incentive Plan may be amended or terminated by the North Georgia National board of directors without shareholder approval, the board of directors also may condition any amendment upon shareholder approval if shareholder approval is deemed necessary or appropriate in consideration of tax, securities or other laws. No amendment or termination by the board of directors may adversely affect the rights of a holder of a Stock Option without the holder's consent.

Federal Income Tax Consequences

     The following discussion outlines generally the federal income tax consequences of participation in the Stock Incentive Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Stock Incentive Plan.

     Incentive Stock Options. A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased on exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option or the one-year period from the date the common stock is transferred to him or her, the gain will be capital gain, and North Georgia National will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income. If the participant sells the shares of common stock for less than the amount he or she paid for the stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.


     Nonqualified Options.    A participant will not recognize income and will
not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and North Georgia National will then be entitled to a corresponding deduction.

     Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised.

     Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to North Georgia National.

     Shareholder Approval. The board of directors seeks shareholder approval of the adoption of the Stock Incentive Plan and the reservation of 400,000 shares of common stock of North Georgia National for the issuance of Stock Options under the Stock Incentive Plan because approval is required under the Code as a condition to incentive stock option treatment and will maximize the potential for deductions associated with any nonqualified options granted under the Stock Incentive Plan.

     Approval of the Stock Incentive Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of North Georgia National present, or represented and entitled to a vote, at the annual meeting. Proxies received which contain no instructions to the contrary will be voted for the approval of the adoption of the Stock Incentive Plan.

Recommendation

     North Georgia National's board of directors recommends a vote FOR approval of the adoption of the Stock Incentive Plan.

                      PROPOSAL 3 - ELECTION OF DIRECTORS
                      ----------------------------------

Director Nominees

     The North Georgia National board of directors proposes that its current directors be reelected to serve an additional one-year term and until their successors are duly elected and qualified. If any nominee becomes unavailable to serve as a director, the persons named as proxies reserve full discretion to vote for any other person or persons who may be nominated.

     The table below sets forth each director nominee's name, his or her age at January 1, 2000, the year he or she was first elected as a director, and his or her position with North Georgia National other than as a director, and his or her other business experience for the past five years.


                     To Serve a Term of One Year Until 2001


                                          YEAR                          POSITIONS WITH NORTH
                                          FIRST                         GEORGIA NATIONAL AND
NAME (AGE)                               ELECTED                         BUSINESS EXPERIENCE
-------------------------------          -------           -----------------------------------------------
Ernest M. Acree Jr. (54)                  1998             Accountant with Acree, Jinright & Co., Dalton,
                                                           Georgia (public accounting)

Sharon A. Black (49)                      1999             Northwest Georgia sales representative for
                                                           Roadway Express, Akron, Ohio (transportation
                                                           of manufactured goods)

Marcus G. Ethridge (44)                   1999             Chief Financial Officer of Georgia Tufters,
                                                           LLC, Calhoun, Georgia (bedding products
                                                           manufacturer); previously partner with Read,
                                                           Martin & Slickman, Calhoun, Georgia (public
                                                           accounting)

Franklin G. Fuller (40)                   1998             Vice President with Fuller Sales Company,
                                                           Dalton, Georgia (specialty textile products)

Jim Tyson Griffin (49)                    1998             Accountant with Acree, Jinright & Co., Dalton,
                                                           Georgia (public accounting) and owner of
                                                           Griffin Farms & Rentals, Dalton, Georgia (real
                                                           estate and beef cattle farming)

Henry E. Holland, Jr. (56)                1999             Senior Vice President for Business Development
                                                           of North Georgia National; previously held
                                                           positions of increasing responsibility
                                                           including chairman, president and chief
                                                           executive officer of First Federal Savings
                                                           Bank, Calhoun, Georgia from 6/70 through 4/94
                                                           when AmSouth Bank acquired First Federal;
                                                           thereafter he continued to hold comparable
                                                           positions with AmSouth Bank, Calhoun, Georgia
                                                           until 9/98 when he joined North Georgia
                                                           National

Michael E. Jinright (36)                  1998             Managing Partner with Acree, Jinright & Co.,
                                                           Dalton, Georgia  (public accounting)

                                          YEAR                          POSITIONS WITH NORTH
                                          FIRST                         GEORGIA NATIONAL AND
NAME (AGE)                               ELECTED                         BUSINESS EXPERIENCE
-------------------------------          -------           -----------------------------------------------
Thomas M. Kinnamon (54)                   1998             President of Accent Yarns & Textiles, Inc.,
                                                           Dalton, Georgia (yarn and textile business)

David J. Lance (45)                       1999             President and Chief Executive Officer of North
                                                           Georgia National since November, 1999;
                                                           previously Chairman, President and Chief
                                                           Executive Officer of First National Bank,
                                                           Calhoun, Georgia, Chairman of Peoples First
                                                           National Bank, Cartersville, Georgia, and
                                                           director of Hardwick Holding Company, Dalton,
                                                           Georgia

John D. Oxford (46)                       1998             Secretary and Treasurer of Accent Yarns &
                                                           Textiles, Inc., Dalton, Georgia (yarn and
                                                           textile business)

Roger D. Rigney (57)                      1998             President of Calhoun First Consumer Service,
                                                           Inc., Calhoun, Georgia (consumer finance)

Executive Compensation

     The following table presents the total compensation paid or accrued by North Georgia National during fiscal year 1999 to its chief executive officers. No other executive officer of North Georgia National earned over $100,000 in salary and bonus during 1999.

                                                 Summary Compensation Table

                                         Annual Compensation                   Long Term Compensation
                                         -------------------                   ----------------------
                                                                                 Awards             Payouts
                                                                                 ------             -------
                                                           Other                      Securities                  All
                                                           Annual      Restricted     Underlying                 Other
                                                           Compen-       Stock         Options/        LTIP      Compen-
                                   Salary       Bonus     sation/1/      Awards          SARs        Payouts    sation/2/
Name and Position         Year      ($)          ($)         ($)          ($)             (#)          ($)         ($)
-------------------       ----     ------     ---------   ---------    ----------     ----------     -------    ---------
David J. Lance            1999     40,909     70,000(4)     3,500           --          75,000                   41,000
President, Director                                                                                              21,850/5/
and Chief Executive
Officer since
November, 1999

M. Lauch                  1999     69,358        --         6,417           --              --           --     25,000/3/
McKinnon
President, Director
and Chief Executive
Officer until
November, 1999

(1)  Consists of an automobile allowance.

(2) We have omitted information on certain "perks" and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under the Securities and Exchange Commission regulations.

(3) Consists of a severance payment in connection with Mr. McKinnon's resignation from the Bank.

(4) Consists of signing bonus under the Employment Agreement between David J. Lance and North Georgia National.

(5)  Consists of club memberships under the employment agreement between David
     J. Lance and North Georgia National.

     Directors of North Georgia National will not be compensated for their services as directors at least until North Georgia National earns a cumulative profit.

Vote Required

     To be elected, a director nominee must receive more affirmative votes, represented in person or by proxy at the annual meeting, than any other nominee for the same seat on the board of directors.

     In the election of directors, North Georgia National shareholders may choose to cumulate their votes. This means that the total number of votes cast by each holder of common stock is determined by multiplying the number of shares he or she owns by the number of directors to be elected. A shareholder may cast all of his or her total number of votes for a single nominee for director, or may distribute his or her votes in any manner among two or more of the director nominees.

Recommendation

     North Georgia National's board of directors unanimously recommends that you vote FOR the election of the director nominees listed in this proxy statement/prospectus.


                             SHAREHOLDER PROPOSALS
                             ---------------------

     Proposals of shareholders of North Georgia Community (if the reorganization is completed) or of North Georgia National (if the reorganization is not completed) to be presented at the 2001 annual meeting of shareholders must be received by North Georgia Community or North Georgia National at its principal executive offices before December 31, 2000 to be included in the proxy material for that annual meeting.

     A shareholder must notify either North Georgia Community or North Georgia National before March 31, 2001 of a proposal for the 2001 annual meeting that will be presented other than by inclusion in the proxy materials for the meeting. If we do not receive such notice, proxies solicited by management will be voted in the discretion of the proxy holders.


                                    EXPERTS
                                    -------

     The financial report of North Georgia National Bank at December 31, 1999 set forth in this proxy statement/prospectus has been included in reliance on the report of Mauldin & Jenkins, LLC, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.


                                 LEGAL MATTERS
                                 -------------

     The legality of the shares of North Georgia Community common stock to be issued in the reorganization and the tax consequences of the reorganization have been passed upon by Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia.


                                 OTHER MATTERS
                                 -------------

     Management of North Georgia National does not know of any matters to be brought before the annual meeting other than those described above. If any other matters properly come before the annual meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.


                      WHERE YOU CAN FIND MORE INFORMATION
                      ------------------------------------

     North Georgia Community has filed with the SEC a registration statement on Form S-4 to register the shares that it will issue to North Georgia National shareholders. This proxy statement/prospectus is a part of the registration statement but does not include all of the information contained in the registration statement. For further information about North Georgia Community and the securities offered in this proxy statement/prospectus, you may review the registration statement.

     You may request copies of the registration statement, at prescribed rates, by sending a written request to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, you may read the registration statement at the public reference rooms at regional offices of the SEC located in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a Web site that contains reports, proxy and registration statements, and other information regarding registrants such as North Georgia Community that file electronically with the SEC. The address of the SEC Web site is http://www.sec.gov.

     We have not authorized anyone to give any information or make any representation about the reorganization of North Georgia National into a one-bank holding company structure that differs from, or adds to, the information in this proxy statement/prospectus or in documents that are filed with the SEC. Therefore, if anyone gives you different or additional information, you should not rely on it.

     If you are in a jurisdiction where it is unlawful to offer to exchange, or to ask for offers to exchange, your North Georgia National securities for the securities offered by this proxy statement/prospectus, or to ask for proxies, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this proxy statement/prospectus does not extend to you.

     The information contained in this proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies.

                              FINANCIAL STATEMENTS

                           NORTH GEORGIA NATIONAL BANK

                                FINANCIAL REPORT

                                DECEMBER 31, 1999

                           NORTH GEORGIA NATIONAL BANK

                                FINANCIAL REPORTS
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
AUDITED FINANCIAL STATEMENTS

INDEPENDENT AUDITOR'S REPORT...............................................     F-4

     Balance sheets, December 31, 1999 and 1998............................     F-5
     Statements of operations, years ended December 31, 1999 and 1998......     F-6
     Statements of comprehensive loss, years ended December 31, 1999
       and 1998............................................................     F-7
     Statements of stockholders' equity (deficit), years ended
       December 31, 1999 and 1998..........................................     F-8
     Statements of cash flows, years ended December 31, 1999 and 1998......     F-9
     Notes to financial statements..................................    F-10 - F-25

UNAUDITED FINANCIAL STATEMENTS

     Balance sheet, March 31, 2000.........................................     F-27
     Statements of operations, three months ended March 31, 2000 and 1999..     F-28
     Statements of comprehensive loss, three months ended March 31, 2000
       and 1999............................................................     F-29
     Statements of cash flows, three months ended March 31, 2000 and 1999..     F-30
     Notes to financial statements.........................................     F-31

                          INDEPENDENT AUDITOR'S REPORT
--------------------------------------------------------------------------------

To the Board of Directors
North Georgia National Bank
Calhoun, Georgia

            We have audited the accompanying balance sheets of North Georgia National Bank as of December 31, 1999 and 1998, and the related statements of operations, comprehensive loss, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Georgia National Bank as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia
January 6, 2000

PAGE>

                           NORTH GEORGIA NATIONAL BANK

                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                           Assets                                    1999           1998
                                                                 ------------    ------------
Cash and due from banks                                          $  1,541,141    $  6,063,295
Federal funds sold                                                  1,315,000              --
Securities available-for-sale                                       2,427,745              --

Loans                                                              16,843,563              --
Less allowance for loan losses                                        200,000              --
                                                                 ------------    ------------
          Loans, net                                               16,643,563              --

Premises and equipment                                              2,198,942       1,718,617
Other assets                                                          173,207          78,314
                                                                 ------------    ------------

          Total assets                                           $ 24,299,598    $  7,860,226
                                                                 ============    ============

     Liabilities and Stockholders' Equity (Deficit)

Deposits

    Noninterest-bearing demand                                   $  1,141,385    $         --
    Interest-bearing demand                                         9,808,960              --
    Savings                                                           273,728              --
    Time, $100,000 and over                                         3,432,715              --
    Other time                                                      2,258,241              --
                                                                 ------------    ------------
         Total deposits                                            16,915,029              --

    Subscribers' deposits                                                  --       6,061,784
    Notes payable                                                          --       2,125,704
    Other liabilities                                                 116,102         121,576
                                                                 ------------    ------------
         Total liabilities                                         17,031,131       8,309,064
                                                                 ------------    ------------

Commitments and contingent liabilities

Stockholders' equity (deficit)
    Common stock, par value $5; 5,000,000 shares authorized;
        870,300 and none issued and outstanding, respectively       4,351,500              --
    Capital surplus                                                 4,601,658              --
    Accumulated deficit                                            (1,613,087)       (448,838)
    Accumulated other comprehensive loss                              (71,604)             --
                                                                 ------------    ------------

          Total stockholders' equity (deficit)                      7,268,467        (448,838)
                                                                 ------------    ------------

          Total liabilities and stockholders' equity (deficit)   $ 24,299,598    $  7,860,226
                                                                 ============    ============

The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------

                           NORTH GEORGIA NATIONAL BANK

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                 1999           1998
                                                              -----------    -----------
Interest income
    Loans                                                     $   532,751    $        --
    Taxable securities                                            190,498             --
    Federal funds sold                                             68,091             --
                                                              -----------    -----------
          Total interest income                                   791,340             --
                                                              -----------    -----------

Interest expense
    Deposits                                                      266,446             --
    Other borrowings                                               25,416         55,446
                                                              -----------    -----------
          Total interest expense                                  291,862         55,446
                                                              -----------    -----------

          Net interest income (expense)                           499,478        (55,446)
Provision for loan losses                                         201,050             --
                                                              -----------    -----------
          Net interest income (expense) after provision
               for loan losses                                    298,428        (55,446)
                                                              -----------    -----------

Other income
    Service charges on deposit accounts                            80,088             --
    Other operating income                                        102,805             --
                                                              -----------    -----------
          Total other income                                      182,893             --
                                                              -----------    -----------

Other expenses
    Salaries and employee benefits                                867,770        215,453
    Equipment and occupancy expenses                              178,605             --
    Other operating expenses                                      599,195        120,241
                                                              -----------    -----------
          Total other expenses                                  1,645,570        335,694
                                                              -----------    -----------

          Loss before income taxes and cumulative
            effect of a change in accounting principle         (1,164,249)      (391,140)

Income tax expense                                                     --             --
                                                              -----------    -----------

          Loss before cumulative effect of a
            change in accounting principle                     (1,164,249)      (391,140)

Cumulative effect of a change in accounting principle                  --         56,572
                                                              -----------    -----------

                    Net loss                                  $(1,164,249)   $  (447,712)
                                                              ===========    ===========

Basic and diluted losses per common share before cumulative
  effect of a change in accounting principle                  $     (1.66)   $     (0.56)

Cumulative effect of a change in accounting principle                  --          (0.08)
                                                              -----------    -----------

Basic and diluted losses per common share                     $     (1.66)   $     (0.64)
                                                              ===========    ===========

The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------

                           NORTH GEORGIA NATIONAL BANK

                        STATEMENTS OF COMPREHENSIVE LOSS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                            1999           1998
                                                       -----------    -----------
Net loss                                               $(1,164,249)   $  (447,712)

Other comprehensive loss:
        Unrealized holding losses on securities
            available-for-sale arising during period       (71,604)            --
                                                       -----------    -----------

Comprehensive loss                                     $(1,235,853)   $  (447,712)
                                                       ===========    ===========

The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------

                           NORTH GEORGIA NATIONAL BANK

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                     YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                                    Accumulated
                                 Common Stock                                          Other           Total
                          -------------------------     Capital      Accumulated   Comprehensive   Stockholders'
                             Shares      Par Value      Surplus        Deficit         Loss       Equity (Deficit)
                          -----------   -----------   -----------    -----------    -----------  ----------------
Balance, December 31,
    1997                           --   $        --   $        --    $    (1,126)   $        --    $    (1,126)
    Net loss                       --            --            --       (447,712)            --       (447,712)
                          -----------   -----------   -----------    -----------    -----------    -----------
Balance, December 31,
    1998                           --            --            --       (448,838)            --       (448,838)
    Net loss                       --            --            --     (1,164,249)            --     (1,164,249)
    Issuance of common
        stock                 870,300     4,351,500     4,651,100             --             --      9,002,600
    Stock issue costs              --            --       (49,442)            --             --        (49,442)
    Other comprehensive
        loss                       --            --            --             --        (71,604)       (71,604)
                          -----------   -----------   -----------    -----------    -----------    -----------
Balance, December 31,
    1999                      870,300   $ 4,351,500   $ 4,601,658    $(1,613,087)   $   (71,604)   $ 7,268,467
                          ===========   ===========   ===========    ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------

                           NORTH GEORGIA NATIONAL BANK

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                    1999            1998
                                                                ------------    ------------
OPERATING ACTIVITIES
    Net loss                                                    $ (1,164,249)   $   (447,712)
    Adjustments to reconcile net loss to net cash
        used in operating activities:
          Depreciation                                               122,498              --
          Write-off of organization costs                                 --          56,572
          Provision for loan losses                                  201,050              --
          Increase in interest receivable                           (123,764)             --
          Increase in interest payable                                42,363          24,090
          Other operating activities                                 (61,966)         62,172
                                                                ------------    ------------

              Net cash used in operating activities                 (984,068)       (304,878)
                                                                ------------    ------------

INVESTING ACTIVITIES
    Purchases of securities available-for-sale                    (2,499,349)             --
    Net increase in Federal funds sold                            (1,315,000)             --
    Net increase in loans                                        (16,844,613)             --
    Purchase of premises and equipment                              (602,823)     (1,718,617)
                                                                ------------    ------------

            Net cash used in investing activities                (21,261,785)     (1,718,617)
                                                                ------------    ------------

FINANCING ACTIVITIES
    Net increase in deposits                                      16,915,029              --
    Proceeds from (repayment of) notes payable                    (2,125,704)      2,125,704
    Repayment of advances from organizers                                 --         (57,698)
    Net proceeds from sale of common stock                         2,934,374       6,018,784
                                                                ------------    ------------

            Net cash provided by financing activities             17,723,699       8,086,790
                                                                ------------    ------------

Net increase (decrease) in cash and due from banks                (4,522,154)      6,063,295

Cash and due from banks at beginning  of year                      6,063,295              --
                                                                ------------    ------------

Cash and due from banks at end of year                          $  1,541,141    $  6,063,295
                                                                ============    ============

SUPPLEMENTAL DISCLOSURE

    Cash paid for interest                                      $    249,499    $     31,356

NONCASH TRANSACTIONS

    Unrealized losses on securities available-for-sale          $     71,604    $         --

    Transfer of subscribers' deposits to common stock           $  6,061,784    $         --

The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------

                           NORTH GEORGIA NATIONAL BANK
                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Nature of Business

              North Georgia National Bank (the "Bank") is a commercial bank located in Calhoun, Gordon County, Georgia. The Bank provides a full range of banking services in its primary market area of Gordon County and the surrounding counties. The Bank commenced its banking operations on February 10, 1999.

            Basis of Presentation

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and deferred tax assets.

            Cash and Due From Banks

              Cash on hand, cash items in process of collection, and amounts due from banks are included in cash and due from banks.

              The bank maintains amounts due from banks which, at times, may exceed Federally insured limits. The Bank has not experienced any losses in such accounts.

            Securities

              Securities are classified based on management's intention on the date of purchase. Securities which management has the intent and ability to hold to maturity are classified as held-to-maturity and recorded at amortized cost. All other debt securities are classified as available-for-sale and recorded at fair value with net unrealized gains and losses reported in other comprehensive income (loss). Equity securities without a readily determinable fair value are classified as available-for-sale and recorded at cost.

              Interest and dividends on securities, including amortization of premiums and accretion of discounts, are included in interest income. Realized gains and losses from the sale of securities are determined using the specific identification method.

                          NORTH GEORGIA NATIONAL BANK
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            Loans

              Loans are reported at their outstanding principal balances less unearned fees and the allowance for loan losses. Interest income is accrued based on the principal balance outstanding.

              Nonrefundable loan fees and certain direct loan origination costs are deferred and recognized in income over the life of the loans.

              The allowance for loan losses is maintained at a level that management believes to be adequate to absorb potential losses in the loan portfolio. Loan losses are charged against the allowance when management believes the uncollectibility of a loan is confirmed. Subsequent recoveries are credited to the allowance. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, current economic conditions, volume, growth, composition of the loan portfolio, and other risks inherent in the portfolio. This evaluation is inherently subjective as it requires material estimates that are susceptible to significant change including the amounts and timing of future cash flows expected to be received on impaired loans. In addition, regulatory agencies, as an integral part of their examination process, will periodically review the Bank's allowance for loan losses, and may require the Bank to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

              The accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When accrual of interest is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

              A loan is impaired when it is probable the Bank will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Individually identified impaired loans are measured based on the present value of payments expected to be received, using the contractual loan rate as the discount rate. Alternatively, measurement may be based on observable market prices or, for loans that are solely dependent on the collateral for repayment, measurement may be based on the fair value of the collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.

                          NORTH GEORGIA NATIONAL BANK
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            Premises and Equipment

              Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets.

            Income Taxes

              Income tax expense consists of current and deferred taxes. Current income tax provisions approximate taxes to be paid or refunded for the applicable year. Deferred income tax assets and liabilities are determined using the balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

              Recognition of deferred tax balance sheet amounts is based on management's belief that it is more likely than not that the tax benefit associated with certain temporary differences, tax operating loss carryforwards and tax credits will be realized. A valuation allowance is recorded for those deferred tax items for which it is more likely than not that realization will not occur in the near term.

            Losses Per Common Share

              Basic losses per common share for the year ended December 31, 1999 are computed by dividing net loss by the weighted average number of shares of common stock outstanding. Diluted losses per common share for the year ended December 31, 1999 are computed by dividing net loss by the sum of the weighted-average number of shares of common stock outstanding and potential common shares. Potential common shares consist of stock options. Losses per common share for the year ended December 31, 1998 are computed by dividing net loss by the number of common shares sold in the Bank's initial public offering (700,000 shares).

                          NORTH GEORGIA NATIONAL BANK
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            Cumulative Effect of a Change in Accounting Principle

              In April of 1998, the Accounting Standards Executive Committee issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start Up Activities". SOP 98-5 requires that costs of start-up activities and organization costs be expensed as incurred. SOP 98-5 became effective for financial statements for fiscal years beginning after December 15, 1998. However, early adoption was encouraged for fiscal years in which financial statements had not been issued. During 1998, the Bank wrote off $56,572 of unamortized organization costs upon adoption of SOP 98-5. Prior to the adoption of SOP 98-5, the Bank had capitalized all organization costs with the intent of amortizing the costs over a five year period upon commencement of banking operations.

            Comprehensive Income

              Statement of Financial Accounting Standards ("SFAS") No. 130, ("Reporting Comprehensive Income"), describes comprehensive income as the total of all components of comprehensive income, including net income. Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but excluded from net income. Currently, the Bank's other comprehensive income consists of unrealized gains and losses on available-for-sale securities.

                          NORTH GEORGIA NATIONAL BANK
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            Recent Accounting Pronouncements

              In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The effective date of this statement has been deferred by SFAS No. 137 until fiscal years beginning after June 15, 2000. However, the statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Bank expects to adopt this statement effective January 1, 2001. SFAS No. 133 requires the Bank to recognize all derivatives as either assets or liabilities in the balance sheet at fair value. For derivatives that are not designated as hedges, the gain or loss must be recognized in earnings in the period of change. For derivatives that are designated as hedges, changes in the fair value of the hedged assets, liabilities, or firm commitments must be recognized in earnings or recognized in other comprehensive income until the hedged item is recognized in earnings, depending on the nature of the hedge. The ineffective portion of a derivative's change in fair value must be recognized in earnings immediately. Management has not yet determined what effect the adoption of SFAS No. 133 will have on the Bank's earnings or financial position.

              There are no other recent accounting pronouncements that have had, or are expected to have, a material effect on the Bank's financial statements.

NOTE 2.     SECURITIES

            The amortized cost and fair value of securities are summarized as follows:

                                                         Gross          Gross
                                         Amortized     Unrealized     Unrealized        Fair
                                           Cost          Gains          Losses         Value
                                        -----------   -----------    -----------    -----------
            Securities
            Available-for-Sale
              December 31, 1999:
              U. S. Government
                and agency securities   $ 2,245,849   $        --    $   (71,604)   $ 2,174,245
              Equity securities             253,500            --             --        253,500
                                        -----------   -----------    -----------    -----------
                                        $ 2,499,349   $        --    $   (71,604)   $ 2,427,745
                                        ===========   ===========    ===========    ===========

                          NORTH GEORGIA NATIONAL BANK
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2.     SECURITIES (Continued)

            The amortized cost and fair value of securities as of December 31, 1999 by contractual maturity are shown below. Equity securities are not included in the maturity categories in the following summary.

                                                    Securities
                                                 Available-for-Sale
                                              -----------------------
                                               Amortized     Fair
                                                 Cost        Value
                                              ----------   ----------
            Due from one year to five years   $2,245,849   $2,174,245
            Equity securities                    253,500      253,500
                                              ----------   ----------
                                              $2,499,349   $2,427,745
                                              ==========   ==========

            Securities with a carrying value of $715,000 at December 31, 1999 were pledged to secure public deposits and for other purposes.

NOTE 3.     LOANS AND ALLOWANCE FOR LOAN LOSSES

            The composition of loans at December 31, 1999 is summarized as follows:

            Commercial                       $  7,931,267
            Real estate - construction            253,411
            Real estate - mortgage              5,521,578
            Consumer, instalment and other      3,153,970
                                             ------------
                                               16,860,226

            Unearned fees                         (16,663)
            Allowance for loan losses            (200,000)
                                             ------------
            Loans, net                       $ 16,643,563
                                             ============

                          NORTH GEORGIA NATIONAL BANK
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3.     LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

            Changes in the allowance for loan losses for the year ended December 31, 1999 are as follows:

            Balance, beginning of year                      $      --
               Provision for loan losses                      201,050
               Loans charged off                               (1,050)
               Recoveries of loans previously charged off          --
                                                            ---------
            Balance, end of year                            $ 200,000
                                                            =========

            Management has identified no material amounts of impaired loans as defined by SFAS No. 114, ("Accounting by Creditors for Impairment of a Loan"), as of December 31, 1999.

            The Bank has granted loans to certain directors, executive officers, and their related entities. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Changes in related party loans for the year ended December 31, 1999 are as follows:

            Balance, beginning of year                     $      --
              Advances                                       490,923
              Repayments                                     (33,649)
                                                           ---------
            Balance, end of year                           $ 457,274
                                                           =========

NOTE 4.     PREMISES AND EQUIPMENT

            Premises and equipment are summarized as follows:

                                                     December 31,
                                             --------------------------
                                                 1999           1998
                                             -----------    -----------

            Land                             $   500,000    $   500,000
            Building and land improvements       989,265             --
            Equipment                            832,175             --
            Construction and equipment
              installation in progress                --      1,218,617
                                             -----------    -----------
                                               2,321,440      1,718,617
            Accumulated depreciation            (122,498)            --
                                             -----------    -----------
                                             $ 2,198,942    $ 1,718,617
                                             ===========    ===========

                          NORTH GEORGIA NATIONAL BANK
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5.     DEPOSITS

            At December 31, 1999, the scheduled maturities of time deposits are as follows:

            2000                                          $ 5,606,178
            2001                                               84,778
                                                          -----------
                                                          $ 5,690,956
                                                          ===========

            At December 31, 1999, the Bank had related party deposits of $303,832.

NOTE 6.     NOTES PAYABLE

            Notes payable at December 31, 1998 consisted of lines of credit totaling $2,500,000 which were used to fund the purchase of premises and equipment and offering/preopening costs. The notes payable accrued interest at prime, and were repaid with proceeds from the Bank's initial public offering.

NOTE 7.     EMPLOYEE BENEFIT PLANS

            The Bank has a savings incentive retirement plan covering all employees. Contributions to the plan charged to expense during 1999 and 1998 amounted to $4,114 and $ --, respectively.

            The Bank has an incentive stock option plan with 400,000 shares of common stock reserved for options to key employees. Options may be granted at prices equal to the fair market value of the shares at the date of grant and are exercisable as determined by the Bank's Board of Directors. The options expire ten years from the date of grant. Other pertinent information related to the options is as follows:

                          NORTH GEORGIA NATIONAL BANK
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7.     EMPLOYEE BENEFIT PLANS (Continued)

                                                             Year Ended
                                                             December 31,
                                                          -----------------
                                                                 1999
                                                          -----------------
                                                                   Weighted-
                                                                   average
                                                                   Exercise
                                                           Number   Price
                                                          -------   ------
            Under option, beginning of year                    --   $   --
               Granted                                    111,000    10.00
               Exercised                                       --       --
               Terminated                                      --       --
                                                          -------
            Under option, end of year                     111,000    10.00
                                                          =======

            Exercisable, end of year                       76,000
                                                          =======

            Weighted average remaining contractual life        10
                                                          =======
            Weighted average fair value of
              options granted during the year             $  3.58
                                                          =======

            As permitted by SFAS No. 123, ("Accounting for Stock-Based Compensation"), the Bank recognizes compensation cost for stock-based employee compensation awards in accordance with APB Opinion No. 25, ("Accounting for Stock Issued to Employees"). The Bank recognized no compensation for stock-based employee compensation awards for the year ended December 31, 1999. If the Bank had recognized compensation cost in accordance with SFAS No. 123, net loss and losses per share would have been increased as follows:

                                                 Year Ended December 31,
                                                 -----------------------
                                                          1999
                                                 -----------------------
                                                                  Basic
                                                                   and
                                                                 Diluted
                                                                  Losses
                                                   Net Loss     Per Share
                                                 -----------    --------
            As reported                          $(1,162,249    $  (1.66)
            Stock-based compensation, net
              of related tax                        (179,524)      (0.26)
            effect

                                                 -----------    --------
            As adjusted                          $(1,341,773)   $  (1.92)
                                                 ===========    ========

                          NORTH GEORGIA NATIONAL BANK
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7.     EMPLOYEE BENEFIT PLANS (Continued)

            The fair value of the options granted during the year was based upon the Black-Scholes method of valuing options using the following weighted-average assumptions:

            Risk-free interest rate                          6.47%
            Expected life of the options                   7 Years
            Expected dividends (as a percent
              of the fair value of the stock)                   0%
            Volatility                                          0%

NOTE 8.     INCOME TAXES

            Income tax expense consists of the following:

                                               Years Ended December 31,
                                               ------------------------
                                                  1999         1998
                                                ---------    ---------
            Current                             $(358,265)   $ (18,852)
            Deferred                              (29,572)    (133,370)
            Change in valuation allowance         387,837      152,222
                                                ---------    ---------
                           Income tax expense   $      --    $      --
                                                =========    =========

            The Bank's income tax expense differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                                        Years Ended December 31,
                                              ------------------------------------------
                                                      1999                      1998
                                              ----------------------     -------------------
                                               Amount       Percent       Amount     Percent
                                              ---------    ---------     ---------   -------
            Income taxes at statutory rate    $(395,845)         (34)%   $(152,222)      (34)%
              Other items                         8,008            1            --        --
              Change in valuation allowance     387,837           33       152,222        34
                                              ---------    ---------     ---------    ------
            Income tax expense                $      --           -- %   $      --        -- %
                                              =========    =========     =========    ======

                          NORTH GEORGIA NATIONAL BANK
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8.     INCOME TAXES (Continued)

            The components of deferred income taxes are as follows:

                                                            December 31,
                                                       ----------------------
                                                         1999         1998
                                                       ---------    ---------
            Deferred tax assets:
              Loan loss reserves                       $  27,800    $      --
              Preopening and organizational expenses     130,620      133,370
              Loan fees                                    5,665           --
              Net operating loss carryforward            377,500       19,235
              Other                                        8,837           --
              Securities available-for-sale               24,345           --
                                                       ---------    ---------
                                                         574,767      152,605

            Valuation allowance                         (564,787)    (152,605)
                                                       ---------    ---------
                                                           9,980           --
                                                       ---------    ---------

            Deferred tax liabilities; depreciation         9,980           --
                                                       ---------    ---------
            Net deferred taxes                         $      --    $      --
                                                       =========    =========

              At December 31, 1999, the Bank has available net operating loss carryforwards of approximately $1,100,000 for Federal income tax purposes. If unused, the carryforwards will expire beginning in 2013.

NOTE 9.     LOSSES PER COMMON SHARE

            The following is a reconciliation of net loss and weighted-average shares outstanding used in determining basic and diluted losses per common share (LPS):

                                           Year Ended December 31, 1999
                                  -------------------------------------------
                                      Net       Weighted-Average    Per share
                                      Loss          Shares           Amount
                                  -----------   ----------------     ------
            Basic LPS             $(1,164,249)        700,466        $(1.66)
                                                                     ======
            Effect of Dilutive
             Securities

              Stock options                --              --
                                  -----------     -----------
            Diluted LPS           $(1,164,249)        700,466        $(1.66)
                                  ===========     ===========        ======

                          NORTH GEORGIA NATIONAL BANK
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9.     LOSSES PER COMMON SHARE (Continued)

            Because the exercise price of the stock options approximate the fair value of the Company's common stock, the stock options have no dilutive effect.

NOTE 10.    COMMITMENTS AND CONTINGENT LIABILITIES

            In the normal course of business, the Bank has entered into off-balance-sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

            The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. A summary of the Bank's commitments at December 31, 1999 is as follows:

                Commitments to extend credit             $6,258,985
                Standby letters of credit                    62,535
                                                         ----------
                                                         $6,321,520
                                                         ==========

            Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment, and personal property.

            Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

                          NORTH GEORGIA NATIONAL BANK
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10.    COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

            In the normal course of business, the Bank is involved in various legal proceedings. In the opinion of management of the Bank, any liability resulting from such proceedings would not have a material effect on the Bank's financial statements.

NOTE 11.    CONCENTRATIONS OF CREDIT

            The Bank originates primarily commercial, residential, and consumer loans to customers in Gordon County and surrounding counties. The ability of the majority of the Company's customers to honor their contractual loan obligations is dependent on the economy in these areas. Forty-seven percent of the Company's loan portfolio is concentrated in commercial loans. The other significant concentrations of credit by type of loan are set forth in Note 3.

            The Bank, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 15% of the Bank's capital and surplus as defined by the Office of the Comptroller of the Currency, or approximately $1,131,000.

NOTE 12.    REGULATORY MATTERS

            The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 1999, no dividends could be declared without regulatory approval.

            The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

            Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 1999, the Bank met all capital adequacy requirements to which it is subject.

                          NORTH GEORGIA NATIONAL BANK
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 12.    REGULATORY MATTERS (Continued)

            As of December 31, 1999, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

            The Bank's actual capital amounts and ratios as of December 31, 1999 are presented in the following table:

                                                                         To Be Well
                                                                         Capitalized
                                                                            Under
                                                        For Capital        Prompt
                                                         Adequacy        Corrective
                                        Actual           Purposes          Action
                                                                         Provisions
                                   ------------------  --------------  ----------------
                                    Amount    Ratio    Amount   Ratio   Amount    Ratio
                                   ---------  -------  -------  -----  ---------  -----
                                                 (Dollars in Thousands)
                                   ----------------------------------------------------

Total Capital to Risk
Weighted Assets:                   $  7,540   39.62%   $1,523     8%   $  1,904    10%
Tier I Capital to Risk
Weighted Assets:                   $  7,340   38.57%   $  762     4%   $  1,142     6%
Tier I Capital to Average Assets:  $  7,340   36.08%   $  814     4%   $  1,018     5%

NOTE 13.    COMMON STOCK OFFERING

            The Bank is currently involved in a private placement memorandum offering to sell up to 475,000 shares of its common stock at $12 per share. As of December 31, 1999, 149,800 shares of stock had been sold under this offering.

                          NORTH GEORGIA NATIONAL BANK
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 14.    FAIR VALUE OF FINANCIAL INSTRUMENTS

            The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow models. Those models are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented herein are based on pertinent information available to management as of December 31, 1999 and 1998. Such amounts have not been revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

            Cash, Due From Banks, and Federal Funds Sold:

              The carrying amounts of cash, due from banks, and Federal funds sold approximate their fair value.

            Securities:

              Fair values for securities are based on available quoted market prices. The carrying values of equity securities with no readily determinable fair value approximate fair values.

            Loans:

              For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow models, using current market interest rates offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow models or based on the fair value of the underlying collateral.

            Deposits:

              The carrying amounts of demand deposits, savings deposits, and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow models, using current market interest rates offered on certificates with similar remaining maturities.

                          NORTH GEORGIA NATIONAL BANK
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 13.    FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

            Notes Payable:

              The carrying value of notes payable approximates their fair value.

            Accrued Interest:

              The carrying amounts of accrued interest approximate their fair values.

            Off-Balance Sheet Instruments:

              The fair values of the Bank's off-balance-sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit and standby letters of credit do not represent a significant value to the Bank until such commitments are funded. The Bank has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

              The carrying amounts and estimated fair values of the Bank's financial instruments were as follows:

                                                   December 31, 1999         December 31, 1998
                                                ------------------------   -------------------------
                                                 Carrying       Fair        Carrying         Fair
                                                  Amount        Value         Amount         Value
                                                ----------    ----------   ----------    -----------
            Financial assets:
               Cash, due from banks,
                 and Federal funds sold        $ 2,856,141   $ 2,856,141   $ 6,063,295   $ 6,063,295
               Securities available-for-sale     2,427,745     2,427,745            --            --
               Loans                            16,643,563    16,700,000            --            --
               Accrued interest receivable         123,764       123,764            --            --

            Financial liabilities:
               Deposits                         16,915,029    16,924,073            --            --
               Accrued interest payable             66,453        66,453        24,090        24,090
               Notes payable                            --            --     2,125,704     2,125,704

                          NORTH GEORGIA NATIONAL BANK

                               FINANCIAL REPORT

                                MARCH 31, 2000
                                  (Unaudited)

                          NORTH GEORGIA NATIONAL BANK

                                 BALANCE SHEET
                                MARCH 31, 2000
                                  (Unaudited)

--------------------------------------------------------------------------------

                                     Assets
                                     ------

Cash and due from banks                                           $   1,489,039
Federal funds sold                                                      900,000
Securities available-for-sale                                         3,424,819

Loans                                                                20,362,274
Less allowance for loan losses                                          253,704
                                                                  --------------
          Loans, net                                                 20,108,570

Premises and equipment                                                2,181,163
Other assets                                                            251,237
                                                                  --------------

          Total assets                                            $  28,354,828
                                                                  ==============

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Deposits
    Noninterest-bearing demand                                    $   2,126,366
    Interest-bearing demand                                          11,292,853
    Savings                                                             451,547
    Time                                                              6,306,798
                                                                  --------------
         Total deposits                                              20,177,564

    Federal funds purchased                                             636,131
    Other liabilities                                                   143,679
                                                                  --------------
         Total liabilities                                           20,957,374
                                                                  --------------

Commitments and contingent liabilities

Stockholders' equity
    Common stock, par value $5; 5,000,000 shares authorized;
        902,917  issued and outstanding                               4,514,585
    Capital surplus                                                   4,791,816
    Accumulated deficit                                              (1,834,097)
    Accumulated other comprehensive loss                                (74,850)
                                                                  --------------

          Total stockholders' equity                                  7,397,454
                                                                  --------------

          Total liabilities and stockholders' equity              $  28,354,828
                                                                  ==============

The accompanying notes are an integral part of these financial statements.

                          NORTH GEORGIA NATIONAL BANK

                           STATEMENTS OF OPERATIONS
                  THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                  (Unaudited)

-------------------------------------------------------------------------------------
                                                             2000             1999
                                                         ------------    ------------
Interest income
    Loans                                                $   406,140     $    10,418
    Taxable securities                                        40,633          85,694
    Federal funds sold                                        27,029          24,997
                                                         ------------    ------------
          Total interest income                              473,802         121,109
                                                         ------------    ------------

Interest expense
    Deposits                                                 210,775           7,050
    Federal funds purchased and other borrowings               6,422          17,911
                                                         ------------    ------------
          Total interest expense                             217,197          24,961
                                                         ------------    ------------

          Net interest income                                256,605          96,148
Provision for loan losses                                     60,000           8,000
                                                         ------------    ------------
          Net interest income  after provision
               for loan losses                               196,605          88,148
                                                         ------------    ------------

Other operating income                                        35,730          14,795
                                                         ------------    ------------

Other expenses
    Salaries and employee benefits                           216,890         172,165
    Equipment and occupancy expenses                          77,266          26,807
    Other operating expenses                                 159,189          97,174
                                                         ------------    ------------
          Total other expenses                               453,345         296,146
                                                         ------------    ------------

          Loss before income taxes                          (221,010)       (193,203)

Income tax expense                                                 -               -
                                                         ------------    ------------

                    Net loss                             $  (221,010)    $  (193,203)
                                                         ============    ============


Basic and diluted losses per common share                $     (0.26)    $     (0.28)
                                                         ============    ============

The accompanying notes are an integral part of these financial statements.

                          NORTH GEORGIA NATIONAL BANK

                       STATEMENTS OF COMPREHENSIVE LOSS
                  THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                  (Unaudited)

--------------------------------------------------------------------------------
                                                          2000           1999
                                                      ------------  ------------

Net loss                                              $  (221,010)  $  (193,203)

Other comprehensive loss:

     Unrealized holding losses on securities
         available-for-sale arising during period          (3,246)            -
                                                      ------------  ------------

Comprehensive loss                                    $  (224,256)  $  (193,203)
                                                      ============  ============


The accompanying notes are an integral part of these financial statements.

                          NORTH GEORGIA NATIONAL BANK

                           STATEMENTS OF CASH FLOWS
                  THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                  (Unaudited)

--------------------------------------------------------------------------------

                                                               2000                1999
                                                          ---------------     ---------------
OPERATING ACTIVITIES
  Net loss                                                $     (221,010)     $     (193,203)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                                38,954               8,200
     Provision for loan losses                                    60,000               8,000
     Increase in other assets                                    (78,031)            (38,878)
     Increase (decrease) in other liabilities                     27,577            (105,879)
                                                          ---------------     ---------------

       Net cash used in operating activities                    (172,510)           (321,760)
                                                          ---------------     ---------------
INVESTING ACTIVITIES
  Purchases of securities available-for-sale                  (1,000,000)         (2,203,768)
  Net (increase) decrease in Federal funds sold                  415,000          (3,140,000)
  Net increase in loans                                       (3,525,007)           (992,823)
  Purchase of premises and equipment                             (21,494)           (378,418)
                                                          ---------------     ---------------

    Net cash used in investing activities                     (4,131,501)         (6,715,009)
                                                          ---------------     ---------------
FINANCING ACTIVITIES
  Net increase in deposits                                     3,262,535           2,628,999
  Repayment of notes payable                                          --          (2,125,704)
  Net increase in federal funds purchased                        636,131                  --
  Net proceeds from sale of common stock                         353,243           7,000,000
                                                          ---------------     ---------------

    Net cash provided by financing activities                  4,251,909           7,503,295
                                                          ---------------     ---------------

Net increase (decrease) in cash and due from banks               (52,102)            466,526

Cash and due from banks at beginning of year                   1,541,141               1,511
                                                          ---------------     ---------------

Cash and due from banks at end of period                  $    1,489,039      $      468,037
                                                          ==============      ==============

The accompanying notes are an integral part of these statements.
----------------------------------------------------------------

                          NORTH GEORGIA NATIONAL BANK
                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)

--------------------------------------------------------------------------------

NOTE 1.  NATURE OF BUSINESS AND BASIS OF PRESENTATION

         The Bank is a full-service commercial bank which opened for business on February 10, 1999. The Bank offers personal and business checking accounts, interest-bearing checking accounts, savings accounts, money market checking accounts, various types of certificates of deposit and Individual Retirement Accounts. The Bank also offers real estate loans (including home equity lines of credit), commercial loans, construction loans, education loans and consumer loans. In addition, the Bank provides official bank checks, MasterCard and Visa credit cards, debit cards, safe deposit boxes, traveler's checks, bank by mail, direct deposit of payroll and social security checks and US Savings Bonds.

         The financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for the fair statement of results for the interim period.

         The results of operations for the three-month period ended March 31, 2000 are not necessarily indicative of the results to be expected for the full year.

NOTE 2.  CURRENT ACCOUNTING DEVELOPMENTS

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The effective date of this statement has been deferred by SFAS No. 137 until fiscal years beginning after June 15, 2000. However, the statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Bank expects to adopt this statement effective January 1, 2001. SFAS No. 133 requires the Bank to recognize all derivatives as either assets or liabilities in the balance sheet at fair value. For derivatives that are not designated as hedges, the gain or loss must be recognized in earnings in the period of change. For derivatives that are designated as hedges, changes in the fair value of the hedged assets, liabilities, or firm commitments must be recognized in earnings or recognized in other comprehensive income until the hedged item is recognized in earnings, depending on the nature of the hedge. The ineffective portion of a derivative's change in fair value must be recognized in earnings immediately. Management does not believe the adoption of SFAS No. 133 will have a material effect on the Bank's earnings or financial position.

         There are no other recent accounting pronouncements that have had, or are expected to have, a material effect on the Bank's financial statements.

                                   APPENDIX A

                      AGREEMENT AND PLAN OF SHARE EXCHANGE

                                     BETWEEN

                           NORTH GEORGIA NATIONAL BANK

                                       AND

                 NORTH GEORGIA COMMUNITY FINANCIAL PARTNERS, INC

                            DATED AS OF MARCH 3, 2000

                      AGREEMENT AND PLAN OF SHARE EXCHANGE

      THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (the "Plan"), made and entered into as of the 3rd day of March, 2000, between NORTH GEORGIA NATIONAL BANK (the "Bank"), a national bank organized under the laws of the United States, and NORTH GEORGIA COMMUNITY FINANCIAL PARTNERS, INC. (the "Company"), a Georgia corporation.

                                   WITNESSETH

      WHEREAS, the Board of Directors of the Bank has determined that it is in the best interest of the Bank and its Shareholders to reorganize the Bank into a one-bank holding company structure and, by resolutions duly adopted, has approved the reorganization and all transactions related to the reorganization;

      WHEREAS, the Boards of Directors of the Bank and the Company have determined that it is in the best interests of the Bank and the Company, and their respective shareholders, that the reorganization of the Bank be accomplished by an exchange of all of the outstanding shares of Bank Common Stock for shares of Company Common Stock (the "Share Exchange") and, by resolutions duly adopted, have approved and adopted this Plan and directed that it be submitted to the shareholders of the Bank and the Company for their approval;

      WHEREAS, the principal offices of the Bank and the Company are located at 350 West Belmont Drive, Calhoun, Georgia 30701;

      WHEREAS, the authorized capital stock of the Bank consists of 5,000,000 shares of common stock ("Bank Common Stock"), $5.00 par value, of which 902,917 shares are issued and outstanding;

      WHEREAS, the authorized capital stock of the Company consists of 12,000,000 shares of stock, including 10,000,000 shares of common stock ("Company Common Stock"), no par value, of which one share is issued and outstanding, and 2,000,000 shares of preferred stock ("Company Preferred Stock"), no par value, none of which are issued and outstanding; and

      WHEREAS, the Board of Directors of the Company, by resolutions duly adopted, has approved the issuance of the shares of Company Common Stock which the shareholders of the Bank will receive upon consummation of the reorganization and the Share Exchange as herein provided;

      NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained, and for the purpose of stating the method, terms and conditions of the transactions provided for herein, the mode of carrying the same into effect, the manner and basis of exchanging the shares of Bank Common Stock for Company Common Stock as hereinafter provided, and such other provisions relating to the transactions as the parties deem necessary or desirable, the parties hereto agree as follows:

                                    SECTION 1

                                 REORGANIZATION

      The reorganization of the Bank into a one-bank holding company shall be accomplished pursuant to the provisions of Section 14-2-1102 of the Georgia Business Corporations Code. The Company shall acquire all of the outstanding shares of the Bank through a Share Exchange, thereby effecting the reorganization of the Bank into a one-bank holding company structure. The Company will be the acquiring corporation and the Bank will be the entity whose shares will acquired.

                                    SECTION 2

                      EFFECTIVE DATE OF THE REORGANIZATION

      The Share Exchange and the reorganization of the Bank into a one-bank holding company structure shall be effective as of the date specified in the certificate of share exchange to be issued by the Georgia Secretary of State in accordance with the applicable provisions of Section 14-2-1105 of the Georgia Business Corporations Code (the "Effective Date of the Reorganization").

      Because the Share Exchange will effect the reorganization of the Bank into a one-bank holding company structure, such Share Exchange and reorganization, collectively, shall hereinafter be referred to as the "Reorganization."

                                    SECTION 3

                    LOCATION, ARTICLES AND BYLAWS, MANAGEMENT
                AND CAPITAL STRUCTURE OF THE COMPANY AND THE BANK

      On the Effective Date of the Reorganization:

      (a) The principal office of the Company and the Bank shall be located at 350 West Belmont Drive, Calhoun, Georgia 30701, or such other location where they are located immediately prior to the Effective Date of the Reorganization.

      (b) The Articles of Incorporation and Bylaws of the Company shall be the same as the Articles of Incorporation and Bylaws of the Company in effect immediately prior to the Effective Date of the Reorganization.

      (c) The directors and officers of the Company shall be the directors and officers of the Company immediately prior to the Effective Date of the Reorganization. All such directors and officers of the Company shall serve until their respective successors are elected or appointed pursuant to the Bylaws of the Company.

      (d) The Articles of Association and Bylaws of the Bank shall be the same as the Articles of Association and Bylaws of the Bank in effect immediately prior to the Effective Date of the Reorganization.

      (e) The directors and officers of the Bank shall be the directors and officers of the Bank immediately prior to the Effective Date of the Reorganization. All such directors and officers of the Bank shall serve until their respective successors are elected or appointed pursuant to the Bylaws of the Bank.

      (f) The capital structure of the Bank shall not be altered or amended by the Reorganization and shall continue in effect on and after the Effective Date of the Reorganization.

      (g) As of the Effective Date of the Reorganization, the Company shall assume sponsorship of, and shall be the successor to the Bank with respect to all of the Bank's rights, duties and obligations under, the North Georgia National Bank 1999 Stock Incentive Plan (the "Stock Incentive Plan"), and the number of shares of Company Common Stock reserved under the Stock Incentive Plan shall be equal to the number of shares of Bank Common Stock reserved under the Stock Incentive Plan.

                                    SECTION 4

                        EXISTENCE, RIGHTS, DUTIES, ASSETS
                           AND LIABILITIES OF THE BANK

      (a) As of the Effective Date of the Reorganization, the existence of Bank as a separate entity shall continue.

      (b) As of the Effective Date of the Reorganization, the Bank shall have the authority to engage only in such businesses and to exercise only such powers as are then permissible upon the original organization of a national bank under the law of the United States and as are provided for in the Articles of Association of the Bank, and the Bank shall be subject to the same prohibitions and limitations to which it would be subject upon original organization, except that the Bank may engage in any business and may exercise any right that the Bank could lawfully have exercised or engaged in immediately prior to the Effective Date of the Reorganization.

      (c) Except as provided in Section 4(d) below, no liability of the Bank or of any of its shareholders, directors or officers shall be affected by the Reorganization, nor shall any lien on any property of the Bank be impaired by the Reorganization. Any claim existing or any action pending by or against the Bank may be prosecuted to judgment as if the Reorganization had not taken place.

                                    SECTION 5

           MANNER AND BASIS OF EXCHANGING SHARES OF BANK COMMON STOCK

      The manner and basis of exchanging shares of Bank Common Stock for shares of Company Common Stock, excluding those shares of Bank Common Stock held by shareholders who have perfected their dissenters' rights under the applicable provisions of the Georgia

Business Corporations Code, O.C.G.A. ss. 14-2-1301 et seq., as modified by the provisions of Section 6(b) of this Plan (together, the "Dissenters' Rights Provisions"), shall be as follows:

      (a)   Exchange Ratio.

            (i) Each share of Bank Common Stock outstanding immediately prior to the Effective Date of the Reorganization shall, by virtue of the Reorganization and without any action on the part of the holder or holders thereof, be converted into one share of Company Common Stock.

            (ii) Each option to purchase Bank Common Stock outstanding under the Stock Incentive Plan immediately prior to the Effective Date of the Reorganization (and which by its terms does not lapse on or before the Effective Date of the Reorganization) whether or not then exercisable, shall be converted into and become options to purchase Company Common Stock and the Company will assume each option in accordance with the terms of the Stock Incentive Plan and option agreements, except that from and after the Effective Date of the Reorganization:

            o the Company shall be substituted for the Bank as administrator of the Stock Incentive Plan;

            o each option assumed by the Company may be exercised solely for shares of Company Common Stock, and

            o the number of shares of Company Common Stock subject to each option shall be equal to the number of shares of Bank Common Stock subject to such option immediately prior to the Effective Date of the Reorganization.

      (b) Rights of Holders of Certificates for Bank Common Stock. As of the Effective Date of the Reorganization, each certificate theretofore representing one or more outstanding shares of Bank Common Stock shall be deemed for all corporate purposes to evidence only the right to receive a certificate representing an equal number of shares of Company Common Stock in accordance with this Plan.

      (c) Letter of Transmittal. Unless the parties otherwise agree, within three business days after the Effective Date of the Reorganization, the Bank shall mail a letter of transmittal to all holders of certificates for Bank Common Stock. Upon receipt of the letter of transmittal, each holder of a certificate or certificates theretofore representing shares of Bank Common Stock shall surrender such certificates to the Bank, as exchange agent, together with a properly completed and signed letter of transmittal, and shall receive in exchange therefor, as set forth in (a) above, a certificate representing an equal number of shares of Company Common Stock, subject to the restrictions and conditions of this Plan.

      (d) Failure to Surrender Bank Common Stock Certificates. Until the holder surrenders his or her Bank Common Stock certificate or certificates to the Bank (or suitable arrangements are made to account for any lost, stolen or destroyed certificates according to the Bank's usual procedures), the holder:

            (i) shall not be issued a certificate representing the shares of Company Common Stock which such Bank Common Stock certificate may entitle the holder to receive;

            (ii) shall not have any voting rights in respect of the shares of Company Common Stock which such Bank Common Stock certificate may entitle the holder to receive; and

            (iii) shall not be paid dividends or other distributions in respect of the shares of Company Common Stock which such Bank Common Stock certificate may entitle the holder to receive; instead such dividends or distributions shall be retained, without interest, for the holder's account until he or she surrenders such Bank Common Stock certificate.

                                    SECTION 6

                  ACQUISITION OF DISSENTERS' BANK COMMON STOCK

      The Bank shall establish an escrow account (the "Escrow Account") and transfer from its funds, prior to the Effective Date of the Reorganization, cash sufficient to pay any dissenters as follows:

      (a) The Bank shall pay any holder of Bank Common Stock certificates who fully complies with the Dissenters' Rights Provisions cash from the Escrow Account, in an amount to be determined under such provisions, for his or her shares of Bank Common Stock. Any cash remaining in the Escrow Account, after payment to all holders of Bank Common Stock certificates who fully comply with the Dissenters' Rights Provisions, shall be returned to the Bank. The shares of Bank Common Stock so acquired by the Bank shall be cancelled.

      (b) Dissenters' Rights Provisions at O.C.G.A. ss.14-2-1331 authorize the court, under certain circumstances, to assess court costs and counsel fees for an appraisal proceeding against the dissenters. In lieu of and as substitution for the provisions of O.C.G.A. ss.14-2-1331, the Bank hereby agrees to pay the costs of any judicial appraisal that may result from a demand for payment pursuant to the Dissenters Rights Provisions. The Bank also hereby agrees to pay the costs of arbitration of any unsettled demand for payment made pursuant to the Dissenters' Rights Provisions if the appropriate court refuses jurisdiction of an appraisal proceeding.

                                    SECTION 7

                       REDEMPTION OF COMPANY COMMON STOCK

      As soon as practicable after the Effective Date of the Reorganization, the Company shall redeem any shares of Company Common Stock which may have been issued prior to the Effective Date of the Reorganization at a redemption price equal to the same consideration paid for such shares, so that immediately after such redemption the then outstanding shares of Company Common Stock shall consist solely of the shares to be issued by the Holding Company upon the exchange of shares of Bank Common Stock as provided herein.

                                    SECTION 8

           CONDITIONS PRECEDENT TO CONSUMMATION OF THE REORGANIZATION

      This Plan is subject to, and consummation of the Reorganization herein provided for is conditioned upon, the fulfillment prior to the Effective Date of the Reorganization of each of the following conditions:

      (a) Approval of the Plan by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the Bank;

      (b) The number of shares held by persons who have perfected dissenters' rights of appraisal pursuant to the Dissenters' Rights Provisions shall not be deemed by the parties hereto to make consummation of this Plan inadvisable;

      (c) Procurement of all consents of, filings and registrations with, and notifications to all regulatory authorities required for consummation of the transactions contemplated by this Plan, and expiration of all waiting periods required by law;

      (d) Procurement of any action, consent, approval or ruling, governmental or otherwise, which is, or in the opinion of counsel for the Bank may be, necessary to permit or enable the Bank, upon and after the Reorganization, to conduct all or any part of the business and activities conducted by the Bank prior to the Reorganization; and

      (e) The receipt by the Bank of a written opinion of special counsel to the Bank that for federal income tax purposes, no gain or loss will be recognized by a Bank shareholder who exchanges his or her Bank Common Stock for Company Common Stock, as provided by this Plan.

                                    SECTION 9

                                   TERMINATION

      In the event that:

      (a) The number of shares of Bank Common Stock voted against the Reorganization shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of the Bank or the Company;

      (b) Any action, suit, proceeding or claim has been instituted, made or threatened relating to the proposed Reorganization which shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of the Bank or the Company;

      (c) Any action, consent, approval, opinion, or ruling required to be provided by Section 8 of this Plan shall not have been obtained; or

      (d) For any other reason, consummation of the Reorganization is deemed inadvisable in the opinion of the Board of Directors of the Bank or the Company;

then this Plan may be terminated at any time before consummation of the Reorganization, by written notice, approved or authorized by the Board of Directors of the party wishing to terminate, to the other party. Upon termination by written notice as provided by this Section 9, this Plan shall be void and of no further effect, and there shall be no liability by reason of this Plan or the termination hereof on the part of the Bank, the Company or their directors, officers, employees, agents or shareholders.

                                   SECTION 10

                                AMENDMENT; WAIVER

      (a) At any time before or after approval and adoption hereof by the respective shareholders of the Bank and the Company, this Plan may be amended by agreement among the Bank and the Company; provided, however, that after the approval and adoption of this Plan by the shareholders of the Bank, no amendment reducing the consideration payable to Bank shareholders pursuant to Section 5(a) hereof shall be valid without having been approved by the shareholders of the Bank in the manner required for approval of this Plan.

      (b) A waiver by any party hereto of any breach of a term or condition of this Plan shall not operate as a waiver of any other breach of such term or condition or of other terms or conditions, nor shall failure to enforce any term or condition operate as a waiver or release of any other right, in law or in equity, or claim which any party may have against another party for anything arising out of, connected with or based upon this Plan. A waiver shall be effective only if evidenced by a writing signed by the party who is entitled to the benefit of the term or condition of this Plan which is to be waived. A waiver of a term or condition on one occasion shall not be deemed to be a waiver of the same or of any other term or condition on a future occasion.

                                   SECTION 11

              BINDING EFFECT; COUNTERPARTS; HEADINGS; GOVERNING LAW

      This Plan is binding upon the parties hereto and upon their successors and assigns. This Plan may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Plan and the headings herein set out are for convenience or reference only and shall not be deemed a part of this Plan. This Plan shall be governed by and construed in accordance with the laws of the State of Georgia.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Plan of Reorganization to be executed by their duly authorized officers and their bank and corporate seals to be affixed hereto all as of the day and year first above written.

                                         NORTH GEORGIA NATIONAL BANK


[BANK SEAL]
                                         By: /s/ David J. Lance
                                             ----------------------------------
                                             David J. Lance
                                             President
ATTEST:


/s/ Rita B. Gray
-------------------------------
Rita B. Gray
Secretary

                                         NORTH GEORGIA COMMUNITY
                                         FINANCIAL PARTNERS, INC.


[CORPORATION SEAL]
                                         By: /s/ David J. Lance
                                             ----------------------------------
                                             David J. Lance
                                             President

ATTEST:


/s/ Thomas M. Kinnamon
-------------------------------
Thomas M. Kinnamon
Secretary

                                   APPENDIX B

                               DISSENTERS' RIGHTS

                                  EXCERPTS FROM
                     THE GEORGIA BUSINESS CORPORATIONS CODE
                         RELATING TO DISSENTER'S RIGHTS

                       GEORGIA BUSINESS CORPORATIONS CODE
                                   ARTICLE 13
                               DISSENTERS' RIGHTS

14-2-1301. Definitions

      As used in this article, the term:

            (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

            (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

            (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

            (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

            (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

            (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

            (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

            (8) "Shareholder" means the record shareholder or the beneficial shareholder. (Code 1981,ss. 14-2-1301, enacted by Ga. L. 1988, p. 1070,ss. 1;
Ga. L. 1993, p. 1231,ss. 16.)

14-2-1302. Right to dissent.

      (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

      (1) Consummation of a plan of merger to which the corporation is a party:

            (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

            (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

      (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

      (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholder within one year after the date of sale;

      (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

            (A) Alters or abolishes a preferential right of the shares;

            (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

            (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

            (D) Excludes or limits the rights of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

            (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

            (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

      (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

      (b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

      (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

            (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

            (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303. Dissent by nominees and beneficial owners.

      A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which dissents and his or her other shares were registered in the names of different shareholders.

14-2-1320. Notice of dissenters' rights.

      (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

      (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322.

14-2-1321. Notice of intent to demand payment.

      (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

            (1) Must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

            (2) Must not vote his or her shares in favor of the proposed action.

      (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his or her shares under this article.

14-2-1322. Dissenters' notice.

      (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

      (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

            (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

            (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

            (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

            (4) Be accompanied by a copy of this article.

14-2-1323. Duty to demand payment.

      (a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his or her certificates in accordance with the terms of the notice.

      (b) A record shareholder who demands payment and deposits his or her shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

      (c) A record shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this article.

14-2-1324. Share restrictions.

      (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

      (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325. Offer of payment.

      (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Code
Section 14-2-1323 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

      (b) The offer of payment must be accompanied by:

            (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

            (2) A statement of the corporation's estimate of the fair value of the shares;

            (3) An explanation of how the interest was calculated;

            (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

            (5) A copy of this article.

      (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326. Failure to take action.

      (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

      (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1422 and repeat the payment demand procedure.

14-2-1327. Procedure if shareholder dissatisfied with payment or offer.

      (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate of the fair value of his or her shares and interest due, if:

            (1) The dissenter believes that the amount offered under Code
      Section 14-2-1325 is less than the fair value of his or her shares or that the interest due is incorrectly calculated; or

            (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

      (b) A dissenter waives his or her right to demand payment under this Code section unless he notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation made or offered payment for his or her shares.

      (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

            (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

            (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his or her own estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate of the fair value of his or her shares and interest due.

14-2-1330. Court action.

      (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

      (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

      (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail and publication, or in any other manner permitted by law.

      (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of the Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

      (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.

14-2-1331. Court costs and counsel fees.

      (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

      (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

            (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

            (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

      (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332. Limitation of actions.

      No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                   APEENDIX C

                          NORTH GEORGIA NATIONAL BANK

                           1999 STOCK INCENTIVE PLAN

                           NORTH GEORGIA NATIONAL BANK
                            1999 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

SECTION 1 DEFINITIONS........................................................4

  1.1 DEFINITIONS............................................................4

SECTION 2 THE STOCK INCENTIVE PLAN...........................................7

  2.1 PURPOSE OF THE PLAN....................................................7
  2.2 STOCK SUBJECT TO THE PLAN..............................................7
  2.3 ADMINISTRATION OF THE PLAN.............................................7
  2.4 ELIGIBILITY AND LIMITS.................................................8

SECTION 3 TERMS OF STOCK INCENTIVES..........................................8

  3.1 GENERAL TERMS AND CONDITIONS...........................................8
  3.2 TERMS AND CONDITIONS OF OPTIONS........................................6
      (a) Option Price......................................................10
      (b) Option Term.......................................................10
      (c) Payment............................................................7
      (d) Conditions to the Exercise of an Option............................7
      (e) Termination of Incentive Stock Option.............................11
      (f) Special Provisions for Certain Substitute Options.................11
  3.3 TREATMENT OF AWARDS UPON TERMINATION OF SERVICE.......................11

SECTION 4 RESTRICTIONS ON STOCK..............................................8

  4.1 ESCROW OF SHARES.......................................................8
  4.2 RESTRICTIONS ON TRANSFER..............................................12

SECTION 5 GENERAL PROVISIONS................................................12

  5.1 WITHHOLDING............................................................9
  5.2 CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION........................13
  5.3 CASH AWARDS...........................................................10
  5.4 COMPLIANCE WITH CODE..................................................10
  5.5 RIGHT TO TERMINATE SERVICE............................................14
  5.6 RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS..................14
  5.7 NON-ALIENATION OF BENEFITS............................................11
  5.8 TERMINATION AND AMENDMENT OF THE PLAN.................................11
  5.9 CHOICE OF LAW.........................................................11

                           NORTH GEORGIA NATIONAL BANK
                            1999 STOCK INCENTIVE PLAN

                              SECTION 1 DEFINITIONS

      1.1 Definitions. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

            (a) "Bank" means North Georgia National Bank, a national banking association being organized under the laws of the United States.

            (b) "Board of Directors" means the board of directors of the Bank.

            (c) "Cause" has the same meaning as provided in the employment agreement between the Participant and the Bank on the date of Termination of Service, or if no such definition or employment agreement exists, "Cause" means conduct amounting to (1) fraud or dishonesty against the Bank, (2) Participant's willful misconduct, repeated refusal to follow the reasonable directions of the Board of Directors or knowing violation of law in the course of performance of the duties of Participant's service with the Bank, (3) repeated absences from work without a reasonable excuse, (4) repeated intoxication with alcohol or drugs while on the Bank's premises during regular business hours, (5) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or (6) a breach or violation of the terms of any agreement to which Participant and the Bank are party.

            (d) "Change in Control" means any one of the following events which may occur after the date the Stock Incentive is granted:

                  (1) the acquisition by any individual, entity or "group", within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of voting securities of the Bank where such acquisition causes any such Person to own twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this Section 1.1(d)(1), the following shall not be deemed to result in a Change in Control, (i) any acquisition directly from the Bank, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Bank, in which case any such subsequent acquisition shall be deemed to be a Change in Control; or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Bank;

                  (2) a merger, consolidation, share exchange, combination, reorganization or like transaction involving the Bank in which the stockholders of the Bank immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Bank or its successor immediately after such transaction;

                  (3) the sale or transfer (other than as security for the Bank's obligations) of more than fifty percent (50%) of the assets of the Bank in any one transaction or a series of related transactions occurring within a one (1) year period in which the Bank or the stockholders of the Bank immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction;

                  (4) the sale or transfer of more than fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Bank by the holders thereof in any one transaction or a series of related transactions occurring within a one (1) year period in which the Bank or the stockholders of the Bank immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction; or

                  (5) the dissolution or liquidation of the Bank.

            (e) "Code" means the Internal Revenue Code of 1986, as amended.

            (f) "Committee" means the committee appointed by the Board of Directors to administer the Plan pursuant to Plan Section 2.3.

            (g) "Disability" has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Bank for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

            (h) "Disposition" means any conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

            (i) "Fair Market Value" refers to the determination of value of a share of Stock. If the Stock is actively traded on any national securities exchange or any Nasdaq quotation or market system, Fair Market Value shall mean the closing price at which sales of Stock shall have been sold on the most recent trading date immediately prior to the date of determination, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded. If the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the arithmetic mean of the bid and asked prices for the shares of Stock on the most recent trading date within a reasonable period prior to the determination date as reported by such exchange or system. If there are no bid and asked prices within a reasonable period or if the shares of Stock are not traded on any exchange or system as of the determination date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant; provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of a share of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value and provided further that, for purposes of granting Incentive Stock Options, Fair Market Value of a share of Stock shall be determined in accordance with the valuation principles described in the regulations promulgated under Code Section 422.

            (j) "Incentive Stock Option" means an incentive stock option, as defined in Code Section 422, described in Plan Section 3.2.

            (k) "Non-Qualified Stock Option" means a stock option, other than an option qualifying as an Incentive Stock Option, described in Plan Section 3.2.

            (l) "Option" means a Non-Qualified Stock Option or an Incentive Stock Option.

            (m) "Over 10% Owner" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Bank or one of its Parents or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

            (n) "Parent" means any corporation (other than the Bank) in an unbroken chain of corporations ending with the Bank if, with respect to Incentive Stock Options, at the time of granting of the Incentive Stock Option, each of the corporations other than the Bank owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

            (o) "Participant" means an individual who receives a Stock Incentive hereunder.

            (p) "Plan" means the North Georgia National Bank 1999 Stock Incentive Plan.

            (q) "Stock" means the Bank's common stock, $5.00 par value per share.

            (r) "Stock Incentive Agreement" means an agreement between the Bank and a Participant or other documentation evidencing an award of a Stock Incentive.

            (s) "Stock Incentives" means, collectively, Incentive Stock Options and Non-Qualified Stock Options.

            (t) "Subsidiary" means any corporation (other than the Bank) in an unbroken chain of corporations beginning with the Bank if, with respect to Incentive Stock Options, at the time of the granting of the Incentive Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

            (u) "Termination of Service" means the termination of the service relationship, whether employment or otherwise, between a Participant and the Bank and any affiliates, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for Cause.

                       SECTION 2 THE STOCK INCENTIVE PLAN

      2.1 Purpose of the Plan. The Plan is intended to (a) provide incentives to officers, employees, directors and organizers of the Bank to stimulate their efforts toward the continued success of the Bank and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Bank; (b) encourage stock ownership by officers, employees, directors and organizers by providing them with a means to acquire a proprietary interest in the Bank by acquiring shares of Stock; and (c) provide a means of obtaining and rewarding key personnel.

      2.2 Stock Subject to the Plan. Subject to adjustment in accordance with
Section 5.2, 400,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time shall the Bank have outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

      2.3 Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have full authority in its discretion to determine the officers, employees, directors and organizers of the Bank to whom Stock Incentives shall be granted and the terms and provisions of Stock Incentives subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants.

      The Committee shall consist of at least two members of the Board of Directors and, during those periods that the Bank is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, the Board of Directors shall consider the advisability of whether each such appointee shall qualify as a "non-employee director", as that term is defined in Rule 16b-3 as then in effect under the Securities Exchange Act of 1934, and, during those periods that the Bank has issued equity securities required to be registered under Section 12 of the Securities Exchange Act of 1934, the Board of Directors shall consider the advisability of whether each such appointee shall separately qualify as an "outside director", within the meaning of Code Section 162(m) and the regulations promulgated thereunder. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

      The Committee shall select one of its members as Chairman and shall hold meetings at the times and in the places as it may deem advisable. Acts approved by a majority of the Committee in a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

      2.4 Eligibility and Limits. Stock Incentives may be granted only to officers, employees, directors and organizers of the Bank; provided, however, that an Incentive Stock Option may only be granted to an employee of the Bank. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Bank and its Parents and Subsidiaries shall not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded shall be treated as Non-Qualified Stock Option(s); except as the terms of the Stock Incentive Agreement may expressly provide otherwise. To the extent required under Code Section 162(m) and regulations thereunder for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which Options may be granted during any single fiscal year of the Bank to any employee shall not exceed 75,000.

                       SECTION 3 TERMS OF STOCK INCENTIVES

      3.1   General Terms and Conditions.

            (a) The number of shares of Stock as to which a Stock Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan. If a Stock Incentive Agreement so provides, a Participant may be granted a new Option to purchase a number of shares of Stock equal to the number of previously owned shares of Stock tendered in payment of the Exercise Price (as defined below) for each share of Stock purchased pursuant to the terms of the Stock Incentive Agreement.

            (b) Each Stock Incentive shall be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine is appropriate. Each Stock Incentive Agreement shall be subject to the terms of the Plan and any provision in a Stock Incentive Agreement that is inconsistent with the Plan shall be null and void.

            (c) The date a Stock Incentive is granted shall be the date on which the Committee has approved the terms and conditions of the Stock Incentive Agreement and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive and has taken all such other action necessary to complete the grant of the Stock Incentive.

            (d) The Committee may provide in any Stock Incentive Agreement (or subsequent to the award of a Stock Incentive but prior to its expiration or cancellation, as the case may be) that, in the event of a Change in Control, the Stock Incentive shall or may be cashed out on the basis of any price not greater than the highest price paid for a share of Stock in any transaction reported by any market or system selected by the Committee on which the shares of Stock are then actively traded during a specified period immediately preceding or including the date of the Change in Control or offered for a share of Stock in any tender offer occurring during a specified period immediately preceding or including the date the tender offer commences; provided that, in no case shall any such specified period exceed three (3) months (the "Change in Control Price"). For purposes of this Subsection, Options shall be cashed out on the basis of the excess, if any, of the Change in Control Price (but not more than the Fair Market Value of the Stock on the date of the cash-out in the case of Incentive Stock Options) over the Exercise Price with or without regard to whether the Option may otherwise be exercisable only in part.

            (e) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement.

            (f) Stock Incentives shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant; in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of the death of the participant, by the personal representative of the Participant's estate or if no personal representative has been appointed, by the successor in interest determined under the Participant's will.

            (g) No Stock Incentive shall have a term that extends beyond the tenth anniversary of the date the Stock Incentive was granted.

      3.2 Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. At the time any Incentive Stock Option is exercised, the Bank shall be entitled to place a legend on the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as shares of Stock purchased upon exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors or approved by the Bank's stockholders.

            (a) Option Price. Subject to adjustment in accordance with Section
5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an Incentive Stock Option to a Participant who is not an Over 10% Owner or to each grant of any Option to a Participant who is then a "covered employee," within the meaning of Code Section 162(m), the Exercise Price per share shall not be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value on the date the Option is granted. With respect to each grant of a Non-Qualified Stock Option, the Exercise Price per share shall be no less than 85% of the Fair Market Value.

            (b) Option Term. The term of an Option shall be as specified in the applicable Stock Incentive Agreement; provided, however that any Incentive Stock Option granted to a Participant who is not an Over 10% Owner shall not be exercisable after the expiration of ten (10) years after the date the Option is granted and any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted.

            (c) Payment. Payment for all shares of Stock purchased pursuant to the exercise of an Option shall be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides, (1) by delivery to the Bank of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; (2) in a cashless exercise through a broker; or (3) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price. In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Bank financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

            (d) Conditions to the Exercise of an Option. Each Option granted under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Stock Incentive Agreement to the contrary.

            (e) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of the Termination of Service of a Participant, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Service; provided, however, that in the case of a holder whose Termination of Service is due to death or Disability, one (1) year shall be substituted for such three (3) month period. For purposes of this Subsection (e), Termination of Service of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

            (f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

      3.3 Treatment of Awards Upon Termination of Service. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who suffers a Termination of Service may be cancelled, accelerated, paid or continued, as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Service or such other factors as the Committee determines are relevant to its decision to continue the award.

                         SECTION 4 RESTRICTIONS ON STOCK

      4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan shall be issued in the Participant's name, but, if the Stock Incentive Agreement so provides, the shares of Stock shall be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Incentive Agreement providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Bank any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the applicable Stock Incentive Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Committee may provide in the applicable Stock Incentive Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the applicable Stock Incentive Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Bank, as applicable.

      4.2 Restrictions on Transfer. The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement. Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement shall be void. The Bank shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement, and the shares so transferred shall continue to be bound by the Plan and the applicable Stock Incentive Agreement.

                          SECTION 5 GENERAL PROVISIONS

      5.1 Withholding. The Bank shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Bank proposes or is required to issue or transfer shares of Stock under the Plan, the Bank shall have the right to require the recipient to remit to the Bank an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Participant may pay the withholding tax in cash, by tendering shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise or, if the applicable Stock Incentive Agreement provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

            (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Bank a properly completed notice of Withholding Election as prescribed by the Committee; and

            (b) Any Withholding Election made will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to the Withholding Election.

      5.2 Changes in Capitalization; Merger; Liquidation.

            (a) The number of shares of Stock reserved for the grant of Options and the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, and the Exercise Price of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of an ordinary stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Bank.

            (b) In the event of any merger, consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Bank or its Stock or tender offer for shares of Stock, the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, extraordinary dividend (including a spin-off), reorganization, other change in corporate structure or tender offer, including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards, all as may be provided in the applicable Stock Incentive Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in the event of any such merger, consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Bank or its Stock or tender offer for shares of Stock. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive.

            (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Bank to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Bank, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Bank, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

      5.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

      5.4 Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

      5.5 Right to Terminate Service. Nothing in the Plan or in any Stock Incentive Agreement shall confer upon any Participant the right to continue as an officer, employee, director or organizer of the Bank or affect the right of the Bank to terminate the Participant's service at any time.

      5.6 Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Bank shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Bank may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Bank, in its discretion, shall deem appropriate.

      5.7 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

      5.8 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Bank if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of the Participant under such Stock Incentive.

      5.9 Choice of Law. The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law.


      IN WITNESS WHEREOF, the Bank has caused this Plan to be executed as of this 16th day of November, 1999.


                                    NORTH GEORGIA NATIONAL BANK

                                    By:____________________________________

                                    Title:_________________________________

ATTEST:

_______________________________

Secretary

      [SEAL]

                          INCENTIVE STOCK OPTION AWARD
                   PURSUANT TO THE NORTH GEORGIA NATIONAL BANK
                            1999 STOCK INCENTIVE PLAN


      THIS AWARD is made as of the Grant Date by NORTH GEORGIA NATIONAL BANK (the "Bank") to _____________ (the "Optionee").

      Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Bank hereby awards as of the Grant Date to Optionee an incentive stock option (the "Option"), as described below, to purchase the Option Shares.

      A.    Grant Date:  _________________________, 20__.

      B.    Type of Option:  Incentive Stock Option.

      C. Plan under which granted: North Georgia National Bank 1999 Stock Incentive Plan.

      D. Option Shares: All or any part of _______________ shares of the Bank's common stock, $5.00 par value per share (the "Common Stock"), subject to adjustment as provided in the attached Terms and Conditions.

      E. Exercise Price: $________ per share, subject to adjustment as provided in the attached Terms and Conditions. The Exercise Price is, in the judgment of the Committee, not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date or, in the case of an Over 10% Owner, not less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.

      F. Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends, generally, on the earlier of (a) the tenth (10th) anniversary of the Grant Date (unless the Optionee is an Over 10% Owner, in which case the fifth
            (5th) anniversary of the Grant Date); or (b) 90 days following the date the Optionee ceases to be an employee of the Bank (including any Parent or Subsidiary); provided that the Option may be exercised as to no more than the vested Option Shares, determined pursuant to the Vesting Schedule. Note that other limitations to exercising the Option, as described in the attached Terms and Conditions, may apply.

      G. Vesting Schedule: The Option Shares shall become vested in accordance with Schedule 1 hereto.

      IN WITNESS WHEREOF, the Bank has executed and sealed this Award as of the Grant Date set forth above.

                                          NORTH GEORGIA NATIONAL BANK


                                          By:_________________________________

                                          Title:______________________________

                              TERMS AND CONDITIONS
                                     TO THE
                          INCENTIVE STOCK OPTION AWARD
                   PURSUANT TO THE NORTH GEORGIA NATIONAL BANK
                            1999 STOCK INCENTIVE PLAN

      1. Exercise of Option. Subject to the provisions provided herein or in the Award made pursuant to the North Georgia National Bank 1999 Stock Incentive
Plan:

            (a) the Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by the delivery to the Bank, at its principal place of business, of a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Bank no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option; and

            (b) payment to the Bank of the Exercise Price multiplied by the number of Option Shares being purchased (the "Purchase Price") as provided in Section 2.

Upon acceptance of such notice and receipt of payment in full of the Purchase Price, the Bank shall cause to be issued a certificate representing the Option Shares purchased.

      2. Purchase Price. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash or certified check or, alternatively, as follows:

            (a) by delivery to the Bank of a number of shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of the Option's exercise having an aggregate fair market value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash or a certified check to equal the Purchase Price; or

            (b) if and when the Common Stock becomes traded by brokers, whether on a national securities exchange or otherwise, by receipt of the Purchase Price in cash from a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised.

      3. Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Bank shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or the attached Award otherwise provides.

      4. Restriction on Transfer of Option and of Option Shares. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his Disability, by his personal representative) and after his death, only by his legatee or the executor of his estate.

      5. Changes in Capitalization.

            (a) If the number of shares of Common Stock shall be increased or decreased by reason of a subdivision or combination of shares of Common Stock, the payment of a stock dividend in shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Bank, an appropriate adjustment shall be made by the Committee, in a manner determined in its sole discretion, in the number and kind of Option Shares and in the Exercise Price.

            (b) If the Bank shall be the surviving corporation in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, the Optionee shall be entitled to purchase the number and class of securities to which a holder of the number of shares of Common Stock subject to the Option at the time of the transaction would have been entitled to receive as a result of such transaction, and a corresponding adjustment, where appropriate, shall be made in the Exercise Price. In the event of a Change in Control or other corporate transaction pursuant to which the Bank is not the surviving entity, the Committee may provide for the assumption of the Option by the surviving entity or the substitution of a new option, adjusted in a manner similar to that contemplated by the immediately preceding sentence; however, if the surviving entity does not agree to the substitution of the Option, the Committee may elect to terminate the Option Period as of the effective date of the Change in Control in consideration of the payment to the Optionee of the sum of the difference between the then aggregate Fair Market Value of the Common Stock and the aggregate Exercise Price for each vested Option Share which has not been exercised as of the effective date of the Change in Control. A dissolution or liquidation of the Bank shall cause the Option to terminate as to any portion thereof not exercised as of the effective date of the dissolution or liquidation.

            (c) The existence of the Plan and the Option granted pursuant to this Agreement shall not affect in any way the right or power of the Bank to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Bank, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Bank, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

      6. Special Limitation on Exercise. No purported exercise of the Option shall be effective without the approval of the Committee, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Committee, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with respect to shares of Common Stock purchasable or otherwise deliverable under the Option, the Optionee (a) shall deliver to the Bank, prior to the exercise of the Option or as a condition to the delivery of Common Stock pursuant to the exercise of an Option exercise, such information, representations and warranties as the Bank may reasonably request in order for the Bank to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and (b) shall agree that the shares of Common Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Bank shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.

      7. Legend on Stock Certificates. Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein and in the Plan.

      8. Governing Laws. This Award and the Terms and Conditions shall be construed, administered and enforced according to the laws of the State of Georgia.

      9. Successors. This Award and the Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Optionee and the Bank.

      10. Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

      11. Severability. In the event that any one or more of the provisions or portion thereof contained in the Award and these Terms and Conditions shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of the Award and these Terms and Conditions, and the Award and these Terms and Conditions shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

      12. Entire Agreement. Subject to the terms and conditions of the Plan, the Award and the Terms and Conditions express the entire understanding of the parties with respect to the Option.

      13. Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of the Award or these Terms and Conditions and shall be void and without effect.

      14. Headings and Capitalized Terms. Section headings used herein are for convenience of reference only and shall not be considered in construing the Award or these Terms and Conditions. Capitalized terms used, but not defined, in either the Award or the Terms and Conditions shall be given the meaning ascribed to them in the Plan.

      15. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of the Award and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

      16. No Right to Continued Retention. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued employment with the Bank or any affiliate.

      17. Qualified Status of Option. In accordance with Section 2.4 of the Plan, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the Option Shares which become exercisable for the first time by an individual during any calendar year shall not exceed $100,000. If the foregoing limitation is exceeded with respect to any portion of the Option Shares, that portion of the Option Shares which cause the limitation to be exceeded shall be treated as granted under a Non-Qualified Stock Option.

                                    EXHIBIT 1

                              NOTICE OF EXERCISE OF
                            STOCK OPTION TO PURCHASE
                                 COMMON STOCK OF
                           NORTH GEORGIA NATIONAL BANK

                                    Name_____________________________
                                    Address__________________________
                                    _________________________________
                                    Date_____________________________

North Georgia National Bank
350 West Belmont Drive
Calhoun, Georgia  30701
Attn:  Corporate Secretary

Re: Exercise of Incentive Stock Option

Gentlemen:

      Subject to acceptance hereof by North Georgia National Bank (the "Bank") and pursuant to the provisions of the North Georgia National Bank 1999 Stock Incentive Plan (the "Plan"), I hereby give notice of my election to exercise options granted to me to purchase ______________ shares of Common Stock of the Bank under the Incentive Stock Option Award (the "Award") dated as of ____________. The purchase shall take place as of __________, 200__ (the "Exercise Date").


      On or before the Exercise Date, I will pay the applicable purchase price as follows:

            [ ] by delivery of cash or a certified check for $___________ for the full purchase price payable to the order of North Georgia National Bank.

            [ ] by delivery of cash or a certified check for $___________ representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Bank with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

            [ ] by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Bank with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

            [ ]   by delivery of the purchase price by
                  _________________________, a broker, dealer or other
                  "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Bank to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Bank and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Bank from the broker, dealer or other creditor) upon receipt of the purchase price.

      As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

      If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the "1933 Act"), I hereby represent, warrant, covenant, and agree with the Bank as follows:

      The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

      I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Bank;

      The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

      I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

      I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

      The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Bank of compliance with the applicable securities laws of other jurisdictions. The Bank shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

      The Bank will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Bank under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Bank is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

      I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Bank, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Bank. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

      I have had the opportunity to ask questions of and receive answers from the Bank and any person acting on its behalf and to obtain all material information reasonably available with respect to the Bank and its affairs. I have received all information and data with respect to the Bank which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Bank;

      I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

      The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Bank issued to me pursuant to this Award. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

      I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice. I further understand that capitalized terms used in this Notice of Exercise without definition shall have the meanings given to them in the Plan.


      Very truly yours,


      ______________________________


AGREED TO AND ACCEPTED:

NORTH GEORGIA NATIONAL BANK


By:___________________________

Title:________________________

Number of Shares
Exercised:____________________

Number of Shares
Remaining:____________________      Date:________________________

                                   SCHEDULE 1
                                VESTING SCHEDULE
                          INCENTIVE STOCK OPTION AWARD
                             ISSUED PURSUANT TO THE
                           NORTH GEORGIA NATIONAL BANK
                            1999 STOCK INCENTIVE PLAN

A. The Option Shares shall become vested Option Shares following completion of the years of service as an employee of the Bank or any Parent or Subsidiary as indicated in the schedule below.

             Percentage of Option Shares         Years of Service
             Which are Vested Shares             after the Grant Date

                  20%                                 1
                  40%                                 2
                  60%                                 3
                  80%                                 4
                  100%                                5


B. Notwithstanding the foregoing Vesting Schedule, the Option will become fully vested upon the occurrence of a Change in Control.

C. For purposes of the Vesting Schedule, Optionee shall be granted a year of service for each twelve-consecutive-month period following the Grant Date and during which Optionee continues, at all times, as an employee of the Bank or any Parent or Subsidiary.

                         NONQUALIFIED STOCK OPTION AWARD
                   PURSUANT TO THE NORTH GEORGIA NATIONAL BANK
                            1999 STOCK INCENTIVE PLAN

      THIS AWARD is made as of the Grant Date by NORTH GEORGIA NATIONAL BANK (the "Bank") to ______________________ (the "Optionee").

      Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Bank hereby awards as of the Grant Date to Optionee a nonqualified stock option (the "Option"), as described below, to purchase the Option Shares.

      A.    Grant Date: _________________________, 20__.

      B.    Type of Option:  Nonqualified Stock Option.

      C. Plan under which granted: North Georgia National Bank 1999 Stock Incentive Plan.

      D. Option Shares: All or any part of _______________ shares of the Bank's common stock, $5.00 par value per share (the "Common Stock"), subject to adjustment as provided in the attached Terms and Conditions.

      E. Exercise Price: $________ per share, subject to adjustment as provided in the attached Terms and Conditions.

      F. Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends, generally, on the earlier of (a) the tenth (10th) anniversary of the Grant Date; or
            (b) 90 days following the date the Optionee ceases to be an employee of the Bank (including any affiliate); provided that the Option may be exercised as to no more than the vested Option Shares, determined pursuant to the Vesting Schedule. Note that other limitations to exercising the Option, as described in the attached Terms and Conditions, may apply.

      G. Vesting Schedule: The Option Shares shall become vested in accordance with Schedule 1 hereto.

      IN WITNESS WHEREOF, the Bank has executed and sealed this Award as of the Grant Date set forth above.

                                          NORTH GEORGIA NATIONAL BANK


                                          By:________________________________

                                          Title:_____________________________

                              TERMS AND CONDITIONS
                                     TO THE
                         NONQUALIFIED STOCK OPTION AWARD
                   PURSUANT TO THE NORTH GEORGIA NATIONAL BANK
                            1999 STOCK INCENTIVE PLAN

      1. Exercise of Option. Subject to the provisions provided herein or in the Award made pursuant to the North Georgia National Bank 1999 Stock Incentive
Plan:

            (a) the Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by the delivery to the Bank, at its principal place of business, of a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Bank no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option; and

            (b) payment to the Bank of the Exercise Price multiplied by the number of Option Shares being purchased (the "Purchase Price") as provided in Section 2.

Upon acceptance of such notice and receipt of payment in full of the Purchase Price and tax withholding liability, the Bank shall cause to be issued a certificate representing the Option Shares purchased.

      2. Purchase Price. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash or certified check or, alternatively, as follows:

            (a) by delivery to the Bank of a number of shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of the Option's exercise having an aggregate fair market value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash or a certified check to equal the Purchase Price; or

            (b) if and when the Common Stock becomes traded by brokers, whether on a national securities exchange or otherwise, by receipt of the Purchase Price in cash from a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised.

      3. Withholding. The Optionee must satisfy any federal, state and local withholding taxes imposed by reason of the exercise of the Option either by paying to the Bank the full amount of the withholding obligation in cash; by tendering shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of exercise having a Fair Market Value equal to the withholding obligation; by electing, irrevocably and in writing in substantially the form attached hereto as Exhibit 2 (a "Withholding Election"), to have the actual number of shares of Common Stock issuable upon exercise reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of the withholding tax; or by any combination of the above. The Optionee may make a Withholding Election only if the following conditions are met:

            (a) the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined by executing and delivering to the Bank a properly completed Withholding Election; and

            (b) any Withholding Election made will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to any Withholding Election.

      4. Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Bank shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or the attached Award otherwise provides.

      5. Restriction on Transfer of Option and of Option Shares. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his Disability, by his personal representative) and after his death, only by his legatee or the executor of his estate.

      6.    Changes in Capitalization.

            (a) If the number of shares of Common Stock shall be increased or decreased by reason of a subdivision or combination of shares of Common Stock, the payment of a stock dividend in shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Bank, an appropriate adjustment shall be made by the Committee, in a manner determined in its sole discretion, in the number and kind of Option Shares and in the Exercise Price.

            (b) If the Bank shall be the surviving corporation in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, the Optionee shall be entitled to purchase the number and class of securities to which a holder of the number of shares of Common Stock subject to the Option at the time of the transaction would have been entitled to receive as a result of such transaction, and a corresponding adjustment, where appropriate, shall be made in the Exercise Price. In the event of a Change in Control or other corporate transaction pursuant to which the Bank is not the surviving entity, the Committee may provide for the assumption of the Option by the surviving entity or the substitution of a new option, adjusted in a manner similar to that contemplated by the immediately preceding sentence; however, if the surviving entity does not agree to the substitution of the Option, the Committee may elect to terminate the Option Period as of the effective date of the Change in Control in consideration of the payment to the Optionee of the sum of the difference between the then aggregate Fair Market Value of the Common Stock and the aggregate Exercise Price for each vested Option Share which has not been exercised as of the effective date of the

      Change in Control. A dissolution or liquidation of the Bank shall cause the Option to terminate as to any portion thereof not exercised as of the effective date of the dissolution or liquidation.

            (c) The existence of the Plan and the Option granted pursuant to this Agreement shall not affect in any way the right or power of the Bank to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Bank, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Bank, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

      7. Special Limitation on Exercise. No purported exercise of the Option shall be effective without the approval of the Committee, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Committee, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with respect to shares of Common Stock purchasable or otherwise deliverable under the Option, the Optionee (a) shall deliver to the Bank, prior to the exercise of the Option or as a condition to the delivery of Common Stock pursuant to the exercise of an Option exercise, such information, representations and warranties as the Bank may reasonably request in order for the Bank to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and
(b) shall agree that the shares of Common Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Bank shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.

      8. Legend on Stock Certificates. Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein and in the Plan.

      9. Governing Laws. This Award and the Terms and Conditions shall be construed, administered and enforced according to the laws of the State of Georgia.

      10. Successors. This Award and the Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Optionee and the Bank.

      11. Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

      12. Severability. In the event that any one or more of the provisions or portion thereof contained in the Award and these Terms and Conditions shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of the Award and these Terms and Conditions, and the Award and these Terms and Conditions shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

      13. Entire Agreement. Subject to the terms and conditions of the Plan, the Award and the Terms and Conditions express the entire understanding of the parties with respect to the Option.

      14. Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of the Award or these Terms and Conditions and shall be void and without effect.

      15. Headings and Capitalized Terms. Section headings used herein are for convenience of reference only and shall not be considered in construing the Award or these Terms and Conditions. Capitalized terms used, but not defined, in either the Award or the Terms and Conditions shall be given the meaning ascribed to them in the Plan.

      16. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of the Award and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

      17. No Right to Continued Retention. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued employment with the Bank or any affiliate.

                                    EXHIBIT 1

                              NOTICE OF EXERCISE OF
                            STOCK OPTION TO PURCHASE
                                 COMMON STOCK OF
                           NORTH GEORGIA NATIONAL BANK

                                    Name__________________________
                                    Address_______________________
                                    ______________________________
                                    Date__________________________

North Georgia National Bank
350 West Belmont Drive
Calhoun, Georgia  30701
Attn:  Corporate Secretary

Re:   Exercise of Nonqualified Stock Option

Gentlemen:

      Subject to acceptance hereof by North Georgia National Bank (the "Bank") and pursuant to the provisions of the North Georgia National Bank 1999 Stock Incentive Plan (the "Plan"), I hereby give notice of my election to exercise options granted to me to purchase ______________ shares of Common Stock of the Bank under the Nonqualified Stock Option Award (the "Award") dated as of ____________. The purchase shall take place as of __________, 200__ (the "Exercise Date").

      On or before the Exercise Date, I will pay the applicable purchase price as follows:

            [ ] by delivery of cash or a certified check for $___________ for the full purchase price payable to the order of North Georgia National Bank.

            [ ] by delivery of cash or a certified check for $___________ representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Bank with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

            [ ] by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Bank with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

            [ ]   by delivery of the purchase price by
                  _________________________, a broker, dealer or other
                  "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Bank to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Bank and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Bank from the broker, dealer or other creditor) upon receipt of the purchase price.

      The required federal, state, and local income tax withholding obligations, if any, on the exercise of the Award shall also be paid on or before the Exercise Date in cash or with previously owned shares of Common Stock, as provided in the Award, or in the manner provided in the Withholding Election previously tendered or to be tendered to the Bank no later than the Exercise Date.

      As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

      If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the "1933 Act"), I hereby represent, warrant, covenant, and agree with the Bank as follows:

      The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

      I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Bank;

      The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

      I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;


      I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

      The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Bank of compliance with the applicable securities laws of other jurisdictions. The Bank shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

      The Bank will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Bank under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Bank is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

      I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Bank, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Bank. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

      I have had the opportunity to ask questions of and receive answers from the Bank and any person acting on its behalf and to obtain all material information reasonably available with respect to the Bank and its affairs. I have received all information and data with respect to the Bank which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Bank;

      I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

      The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Bank issued to me pursuant to this Award.

      Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

      I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice. I further understand that capitalized terms used in this Notice of Exercise without definition shall have the meanings given to them in the Plan.


      Very truly yours,


      _______________________________


AGREED TO AND ACCEPTED:

NORTH GEORGIA NATIONAL BANK


By:___________________________

Title:________________________

Number of Shares
Exercised:____________________

Number of Shares
Remaining: ___________________      Date:________________________

                                    EXHIBIT 2

                         NOTICE OF WITHHOLDING ELECTION
                           NORTH GEORGIA NATIONAL BANK
                            1999 STOCK INCENTIVE PLAN


TO:         NORTH GEORGIA NATIONAL BANK
            Attn: Corporate Secretary

FROM:       __________________


RE:         Withholding Election


            This election relates to the Option identified in Paragraph 3 below. I hereby certify that:

      (1) My correct name and social security number and my current address are set forth at the end of this document.

      (2) I am (check one, whichever is applicable).

            []    the original recipient of the Option.

            [] the legal representative of the estate of the original recipient of the Option.

            []    a legatee of the original recipient of the Option.

            []    the legal guardian of the original recipient of the Option.

      (3) The Option pursuant to which this election relates was issued under the North Georgia National Bank 1999 Stock Incentive Plan in the name of __________________ for the purchase of a total of _______ shares of Common Stock. This election relates to _____________ shares of Common Stock issuable upon exercise of the Option (the "Stock"), provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

      (4) In connection with any exercise of the Option with respect to Stock, I hereby elect to have certain shares issuable pursuant to the exercise withheld by the Bank for the purpose of having the value of the shares applied to pay federal, state and local, if any, taxes arising from the exercise. The shares to be withheld shall have, as of the Tax Date applicable to the exercise, a fair market value equal to the minimum statutory tax withholding requirement under federal, state and local law in connection with the exercise.

      (5) This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

      (6) I understand that this Withholding Election may not be revised, amended or revoked by me.

      (8) The Plan has been made available to me by the Bank, I have read and understand the Plan and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met. Capitalized terms used in this Notice of Withholding Election shall have the meanings given to them in the Plan.


Dated:  ____________________


                                          ___________________________________
                                          Signature


                                          ___________________________________
                                          Name (printed)


                                          ___________________________________
                                          Street Address


                                          ___________________________________
                                          City, State, Zip Code

                                   SCHEDULE 1
                                VESTING SCHEDULE
                         NONQUALIFIED STOCK OPTION AWARD
                             ISSUED PURSUANT TO THE
                           NORTH GEORGIA NATIONAL BANK
                            1999 STOCK INCENTIVE PLAN


A. The Option Shares shall become vested Option Shares following completion of the years of service as an employee of the Bank or any affiliate as indicated in the schedule below.

            Percentage of Option Shares               Years of Service
            Which are Vested Shares                   after the Grant Date
            -----------------------                   --------------------






D. Notwithstanding the foregoing Vesting Schedule, the Option will become fully vested upon the occurrence of a Change in Control.

E. For purposes of the Vesting Schedule, Optionee shall be granted a year of service for each twelve-consecutive-month period following the Grant Date and during which Optionee continues, at all times, as an employee of the Bank or any affiliate.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers

     Consistent with the applicable provisions of the laws of Georgia, the registrant's bylaws provide that the registrant shall have the power to indemnify its directors and officers against expenses (including attorneys' fees) and liabilities arising from actual or threatened actions, suits or proceedings, whether or not settled, to which they become subject by reason of having served in such role if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Advances against expenses shall be made so long as the person seeking indemnification agrees to refund the advances if it is ultimately determined that he or she is not entitled to indemnification. A determination of whether indemnification of a director or officer is proper because he met the applicable standard of conduct shall be made (1) by the board of directors of the registrant, (2) in specified circumstances, by independent legal counsel in a written opinion or (3) by the affirmative vote of a majority of the shares entitled to vote.

     In addition, Article 9 of the registrant's articles of incorporation, subject to exceptions, eliminates the potential personal liability of a director for monetary damages to the registrant and to the shareholders of the registrant for breach of a duty as a director. There is no elimination of liability for
(1) a breach of duty involving appropriation of a business opportunity of the registrant, (2) an act or omission involving intentional misconduct or a knowing violation of law, (3) a transaction from which the director derives an improper material tangible personal benefit or (4) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporations Code. The articles of incorporation do not eliminate or limit the right of the registrant or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

Item 21.          Exhibits and Financial Statement Schedules

(a)    Exhibits

Exhibit
Number            Description of Exhibits
--------          -----------------------
 2.1              Agreement and Plan of Share Exchange, dated as of March 3, 2000, between North Georgia
                  National Bank and North Georgia Community Financial Partners, Inc. (included as
                  Appendix A to the proxy statement/prospectus and incorporated by reference herein).
 3.1/1/           Articles of Incorporation of North Georgia Community.
 3.2/1/           Bylaws of North Georgia Community.
 4.1              Instruments Defining Rights of Security Holders.  See Articles of Incorporation at
                  Exhibit 3.1 above, and Bylaws at Exhibit 3.2 above.
 5.1/1/           Opinion of Powell, Goldstein, Frazer & Murphy LLP (including consent).
 8.1              Opinion of Powell, Goldstein, Frazer & Murphy LLP regarding federal income tax matters
                  (including consent).



Exhibit
Number            Description of Exhibits
--------          -----------------------
10.1*/1/          Employment Agreement dated September 22, 1999, between North Georgia National Bank and
                  David J. Lance.
10.2*/1/          Addendum to Employment Agreement, dated November 16, 1999, between North Georgia
                  National Bank and David J. Lance.
10.3*/1/          North Georgia National Bank 1999 Stock Incentive Plan (included as Appendix C to the proxy statement/prospectus and incorporated by reference herein).
21.1/1/           Subsidiaries of the registrant.
23.1              Consents of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibits 5 and 8).
23.2              Consent of Mauldin & Jenkins, LLC (with respect to financial statements of North
                  Georgia National Bank).
24/1/             Power of Attorney (appears on the signature page to this registration statement).
27.1/1/           Annual Financial Data Schedule
27.2/1/           Interim Financial Data Schedule
99.1/1/           North Georgia National Bank Form of Proxy.

     *The indicated exhibit is a compensatory plan required to be filed as an exhibit to this registration statement on Form S-4.

     /1/Previously filed.


Item 22.  Undertakings

      (a)     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's articles of incorporation or bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calhoun, State of Georgia, on June 6, 2000.


                              NORTH GEORGIA COMMUNITY FINANCIAL
                              PARTNERS, INC.



                              By:  /s/ David J. Lance
                                   ------------------
                                    David J. Lance
                                    President




          Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on June 6, 2000.


          Signature                               Title
          ---------                               -----

          /s/ Thomas M. Kinnamon*                 Secretary and Director
          -----------------------
          Thomas M. Kinnamon

          /s/ David J. Lance                      President and Director
          ------------------
          David J. Lance                          (principal executive officer)
                                                  (principal financial officer)
                                                  (principal accounting officer)

          */s/ David J. Lance
          -------------------
          David J. Lance
          Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit
Number            Description of Exhibits
--------          -----------------------
 2.1              Agreement and Plan of Share Exchange, dated as of March 3, 2000, between North Georgia
                  National Bank and North Georgia Community Financial Partners, Inc. (included as
                  Appendix A to the proxy statement/prospectus and incorporated by reference herein).
 3.1/1/           Articles of Incorporation of North Georgia Community.
 3.2/1/           Bylaws of North Georgia Community.
 4.1              Instruments Defining Rights of Security Holders.  See Articles of Incorporation at
                  Exhibit 3.1 above, and Bylaws at Exhibit 3.2 above.
 5.1/1/           Opinion of Powell, Goldstein, Frazer & Murphy LLP (including consent).
 8.1              Opinion of Powell, Goldstein, Frazer & Murphy LLP regarding federal income tax matters
                  (including consent).
10.1*/1/          Employment Agreement dated September 22, 1999, between North Georgia National Bank and
                  David J. Lance.
10.2*/1/          Addendum to Employment Agreement, dated November 16, 1999, between North Georgia
                  National Bank and David J. Lance.
10.3*/1/          North Georgia National Bank 1999 Stock Incentive Plan (included as Appendix C to the proxy statement/prospectus and incorporated by reference herein).
21.1/1/           Subsidiaries of the registrant.
23.1              Consents of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibits 5 and 8).
23.2              Consent of Mauldin & Jenkins, LLC (with respect to financial statements of North
                  Georgia National Bank).
24/1/             Power of Attorney (appears on the signature page to this registration statement).
27.1/1/           Annual Financial Data Schedule
27.2/1/           Interim Financial Data Schedule
99.1/1/           North Georgia National Bank Form of Proxy.

     *The indicated exhibit is a compensatory plan required to be filed as an exhibit to this registration statement on Form S-4.

     /1/Previously filed.